As filed with the Securities and Exchange Commission on July 2, 2001

                                               Registration No. 333-60994

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              ------------------
                        Pre-Effective Amendment No.1 to
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               -----------------
                          CHASE MANHATTAN AUTO TRUSTS
                            (Issuer of Securities)

                CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
                  (Originator of the trusts described herein)
               (Exact name as specified in registrant's charter)

         UNITED STATES                           22-2382028
(State or other jurisdiction of      (I.R.S. Employer Identification Numbers)
 incorporation)
                              -------------------

                          200 White Clay Center Drive
                            Newark, Delaware 19711
                                (302) 575-5000
-----------------------------------------------------------------------------
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              -------------------

                              Andrew T. Semmelman
                                   Secretary
                Chase Manhattan Bank USA, National Association
                          200 White Clay Center Drive
                            Newark, Delaware 19711
                                (302) 758-2660
-----------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              -------------------
                                   Copies to


      James Y. Lee                         Laura Palma                       John M. Costello
The Chase Manhattan Bank           Simpson Thacher & Bartlett         Sidley Austin Brown & Wood LLP
     270 Park Avenue                  425 Lexington Avenue                One World Trade Center
New York, New York 10017            New York, New York 10017          New York, New York 10048-0557


         Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE


                                                     Proposed Maximum         Proposed Maximum
  Title of Securities          Amount to be           Aggregate Price        Aggregate Offering             Amount of
  to be Registered(1)          Registered(2)            Per Unit(2)               Price(2)            Registration Fee(2)(3)
-------------------------    ------------------      ----------------        ------------------       -----------------------

Asset-Backed Securities      $1,974,280,056.97             100%              $1,974,280,056.97             $493,570.01
=========================    ==================      ================        ==================       =======================


(1)  The securities are also being registered for the purpose of market making.
(2)  Estimated solely for the purpose of calculating the registration fee.
(3)  $250 of which was previously paid.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, or until the registration statement shall thereafter become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

         Pursuant to Rule 429 of the general rules and regulations under the Securities Act of 1933, the prospectus which is part of this registration statement is a combined prospectus which also relates to $525,719,943.03 of unissued asset-backed securities registered under registration statement No. 333-36939 previously filed by the registrant. This registration statement constitutes post-effective amendment No. 1 to registration statement No. 333-36939. Accordingly, the combined prospectus relates to a total of up to $2,500,000,000 of asset backed securities which have been registered under this registration statement and registration statement No. 333-36939.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the attached prospectus are not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated July 2, 2001

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 2, 2001)

$---------------
CHASE MANHATTAN AUTO GRANTOR 200_-_

$_____________ AUTOMOBILE LOAN PASS-THROUGH CERTIFICATES, CLASS A

$_____________ AUTOMOBILE LOAN PASS-THROUGH CERTIFICATES, CLASS B

CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
Seller and Servicer


Before you purchase any of these certificates, be sure to read this prospectus supplement and the attached prospectus, especially the risk factors beginning on page [S-_] of this prospectus supplement and on page [_] of the prospectus.

A certificate is not a deposit and neither the certificates nor the underlying motor vehicle loans are insured or guaranteed by the FDIC or any other governmental authority.

These certificates represent interests in the trust only and are not obligations of or interests in Chase Manhattan Bank USA, National Association or any of its affiliates.

No one may use this prospectus supplement to offer and sell these certificates unless it is accompanied by the prospectus.


  The trust will issue the following certificates:


                                Class A Certificates    Class B Certificates
                                --------------------    --------------------
Certificate Balance           $                         $

Pass-Through Rate                                 %                      %

Final Scheduled Payment
Date

Price to Public                                   %                      %

Underwriting Discount                             %                      %

Proceeds to Seller (1)                            %                      %


(1)  Before deducting expenses payable by the seller estimated to be $________.

The total price to public is $________.

The total underwriting discount is $_______________.

The total proceeds to the seller are $_______________.

     The assets of the trust will be motor vehicle loans and related property.

     The trust will pay interest and principal on the certificates on the __th day of each month. The first payment date will be ________ __, 200_.

     The Class B certificates are subordinated to the Class A certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the attached prospectus is accurate or complete. Any representation to the contrary is a criminal offense.



[Names of Underwriters]




The date of this prospectus supplement is ________ __, 200_.

                               Table of Contents

                                                                          Page


Summary of Terms.............................................................4


Risk Factors.................................................................9

     Holders of Class B certificates are subject to greater credit risks because distributions in respect of the Class B certificates are subordinate to distributions in respect of the Class A certificates. 9
     Only the assets of the trust are available to make distributions in respect of your certificates. ...................................... 9
     [Geographic concentration of motor vehicle loans may result in more risk to you. ....................................................... 9
     The absence of an existing market for the certificates may limit your ability to resell the certificates.............................10
     Holders of Class B certificates may recognize accelerated income on distributions received by holders of Class A certificates...........10

The Trust...................................................................10

     General................................................................10
     Trust Property.........................................................11
     Trustee................................................................11

The Motor Vehicle Loans.....................................................12

     Delinquency and Loan Loss Information..................................17

Chase USA...................................................................19


Use of Proceeds.............................................................20


Weighted Average Life of the Certificates...................................20

     Maturity and Prepayment
       Considerations.......................................................20
     Illustration of Effect of Prepayments of
       Motor Vehicle Loans on the Life of the Certificates..................21

The Certificates............................................................23

     General................................................................23
     Distributions..........................................................23
     Prepayment.............................................................24

Distributions...............................................................24

     Source of Funds........................................................24
     Priority of Distributions..............................................25

The Transfer and Servicing Agreements.......................................26

     Trust Accounts.........................................................26
     Reserve Account........................................................26
     Servicing Compensation.................................................27
     Servicing Procedures...................................................28
     Servicer Advances......................................................29

Material Federal Income Tax Consequences....................................29

     Tax Characterization of the Trust as a Grantor Trust...................31
     Tax Consequences to Certificateholders.................................31

State Tax Consequences......................................................29

Employee Benefit Plan Considerations........................................36

     General................................................................36
     Taxation of Tax-Exempt Investors.......................................39

Underwriting................................................................40

     General................................................................40

Legal Matters...............................................................42


Glossary of Terms...........................................................43

                            Reading These Documents

     We provide information on the certificates in two documents that offer varying levels of detail:

o the prospectus - provides general information, some of which may not apply to the certificates.

o this prospectus supplement - provides a summary of the specific terms of the certificates.

     We suggest you read this prospectus supplement and the prospectus in their entirety. The prospectus supplement pages begin with "S". If the terms of the certificates described in this prospectus supplement vary from the attached prospectus, you should rely on the information in this prospectus supplement.

     We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents on page [S-2] in this document and on page [2] in the attached prospectus to locate the referenced sections.

     The glossary of terms on page [S-33] of this prospectus supplement lists definitions of certain terms used in this prospectus supplement and the glossary of terms on page [__] in the prospectus lists definitions of certain terms used in this prospectus supplement and the prospectus.

     This prospectus supplement and the attached prospectus may be used by J.P. Morgan Securities Inc., an affiliate of Chase Manhattan Bank USA, National Association and subsidiary of J.P. Morgan Chase & Co., in connection with offers and sales related to market-making transactions in the certificates offered by this prospectus supplement and the attached prospectus. J.P. Morgan Securities Inc. may act as principal or agent in those transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

     You should rely only on information on the certificates provided in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information. The information in this prospectus supplement or the attached prospectus is accurate only as of the dates on their respective covers.

     In this prospectus supplement, the terms "we," "us" and "our" refer to Chase Manhattan Bank USA, National Association.

                               Summary of Terms

     The following summary is a short description of the main terms of the certificates offered by this prospectus supplement. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the certificates offered by this prospectus supplement, you will need to read both this prospectus supplement and the attached prospectus in their entirety.

Trust

The seller will establish the Chase Manhattan Auto Grantor Trust 200_-_ pursuant to a pooling and servicing agreement.

Offered Securities

The following certificates are being offered by this prospectus supplement:

$_____ Class A ___% Automobile Loan Pass-Through Certificates
$_____ Class B ___% Automobile Loan Pass-Through Certificates

Seller and Servicer

Chase Manhattan Bank USA, National Association, a wholly owned subsidiary of J.P. Morgan Chase & Co.

Trustee

[name of trustee]

Collateral Agent

[name of collateral agent] will act as the collateral agent for the reserve account.

Closing Date

The trust expects to issue the certificates on ________ __, 200_.

Cutoff Date

The seller will transfer the motor vehicle loans to the trust as of ________ __, 200_.

Property of the Trust

The property of the trust will include the following:

o     the motor vehicle loans,
o all collections on the motor vehicle loans received on and after the cutoff date, excluding a fixed portion of the interest due on each motor vehicle loan that we refer to as the retained yield,
o amounts held from time to time in the collection account and the other bank accounts maintained for the trust, other than the reserve account,
o     security interests in the financed vehicles,
o rights to proceeds from the exercise of the seller's recourse rights against dealers,
o rights to proceeds from claims on insurance policies that cover the obligors of the motor vehicle loans or the vehicles financed by the motor vehicle loans, and
o     repossessed financed vehicles.

The retained yield and a reserve account will not be property of the trust but will be pledged to a collateral agent as security for the certificates.

The Motor Vehicle Loans

On the closing date, the seller will transfer motor vehicle loans having an aggregate principal balance of approximately $_______ as of the cutoff date to the trust in exchange for the certificates. The motor vehicle loans are retail installment sales contracts and purchase money notes and other notes secured by new and used automobiles and light-duty trucks.

The composition of the motor vehicle loans as of the cutoff date was as follows:

  Number of Motor Vehicle Loans
  Average Principal Balance.............    $

  Average Original Balance..............    $
  Weighted Average Contract Rate........            %
  Contract Rate (Range).................            %
  Weighted Average Original Term........       months
  Original Term (Range).................       months
  Weighted Average Remaining Term.......       months
  Remaining Term (Range)................       months


Principal Terms of the Certificates

The Class A certificates will evidence in the aggregate an approximate __% undivided ownership interest in the trust and the Class B certificates will evidence an approximate __% undivided ownership interest in the trust. The Class B certificates are subordinated to the Class A certificates.

Form

The certificates will be issued [in book-entry form through DTC, Clearstream and Euroclear] in minimum denominations of $1,000 and integral multiples thereof. [Definitive certificates will be issued only under limited circumstances.]

Payment Dates

The trustee will distribute interest and principal in respect of the certificates on the __th day of each month unless the __th day is not a business day, in which case the distribution will be made on the following business day. The first payment date is ________ __, 200_.

Record Dates

On each payment date, the trustee will distribute interest and principal to the holders of the certificates as of the related record date. The record date for the certificates will be the day before the payment date. If definitive certificates are issued, the record date will be the last day of the month before the payment date.

Pass-Through Rates

On each payment date, the trustee will distribute interest in respect of each class of certificates at the pass-through rate shown on the cover page of this prospectus supplement.

Interest Accrual

"30/360", accrued from the __th day of the previous month (or the closing date, in the case of the first payment date) to and excluding the __th day of the current month.

This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each payment date will be the product of:

o    the outstanding certificate balance,

o    the pass-through rate for that class and

o    30 (or in the case of the first payment date, __) divided by 360.

Interest on any certificate that is not distributed on a payment date will be distributable on the next payment date, together with interest on that amount at the applicable interest rate, to the extent lawful.

For a more detailed description of the distribution and accrual of interest in respect of the certificates, refer to the section of this prospectus supplement entitled "The Certificates -- Distributions of Interest."

Principal Distributions

The trustee will distribute all payments, including full and partial prepayments, of principal on the motor vehicle loans collected by the servicer during the preceding calendar month to the holders of the Class A certificates and the holders of the Class B certificates on a pro rata basis, to the extent that there are available funds for the distribution.

The final scheduled payment date for the certificates is specified on the cover page of this prospectus supplement.

For a more detailed description of the distribution of principal in respect of the certificates and of the funds available to the trustee to make distributions in respect of the certificates, refer to the section of this prospectus supplement entitled "The Certificates --Payments of Principal."

Prepayment

The trustee will prepay the certificates in full if the servicer exercises its option to purchase the motor vehicle loans.

For a more detailed description of the servicer's option to purchase the motor vehicle loans, refer to the section of this prospectus supplement entitled "The Certificates--Prepayment."

Credit Enhancement

Losses and other shortfalls of cash flow will be covered by

o    payments in respect of the retained yield on the motor vehicle loans,

o    withdrawals from the reserve account and

o    allocations of available funds to

     o the distribution of interest in respect of the Class A certificates before the distribution of interest in respect of the Class B certificates and

     o the distribution of principal in respect of the Class A certificates before the distribution of interest and principal in respect of the Class B certificates.

Reserve Account

On the closing date, the seller will deposit $_______ (__% of the aggregate principal balance of the motor vehicle loans as of the cutoff date) in a reserve account established by the seller and maintained by the collateral agent.

On each payment date, if collections on the motor vehicle loans are insufficient to reimburse the servicer for its servicer advances, pay the servicing fee and distribute amounts distributable in respect of the certificates, the trustee will withdraw available funds from the reserve account to pay such amounts.

Generally, the balance required to be on deposit in the reserve account will be ____% (___% if a trigger event occurs) of the outstanding principal balance of the motor vehicle loans. However, the reserve account balance is required to be no less than the lesser of __________ (___% of the aggregate principal balance of the motor vehicle loans as of the cutoff date) and the aggregate principal balance of the motor vehicle loans.

If the average delinquency ratio or the average net loss ratio exceeds its specified trigger level, then the balance that will be required to be on deposit in the reserve account will be calculated using __% rather than __%.

If the seller desires to reduce the balance required to be on deposit in the reserve account to a lesser amount and requests the rating agencies to confirm that such reduction in the required balance will not adversely affect the ratings of any class of the certificates and the rating agencies confirm that the reduction will not adversely affect the ratings of any class of the certificates, the seller will reduce the required balance in the reserve account to a lesser amount.

On each payment date, the trustee will deposit into the reserve account all collections on the motor vehicle loans remaining after the trustee has reimbursed the servicer for servicer advances, paid the servicer its servicing fee and distributed all amounts due to the certificateholders as described in this prospectus supplement.

On each payment date, the trustee will distribute to the seller funds on deposit in the reserve account in excess of the required balance. On each payment date, the seller will be entitled to receive all investment earnings on funds on deposit in the reserve account earned since the prior payment date.

For a more detailed description of the deposits to and withdrawals from the reserve account, refer to the section of this prospectus supplement entitled "The Pooling and Servicing Agreement--Reserve Account."

Servicer Advances

On the business day prior to each payment date, the servicer shall make an advance with respect to each delinquent motor vehicle loan, other than a motor vehicle loan deemed to be a "defaulted receivable," equal to the excess, if any, of (x) the product of the principal balance of that motor vehicle loan as of the end of the most recent calendar month and one-twelfth of its contract rate over (y) the interest on that motor vehicle loan actually received by the servicer during that calendar month from the obligor or from the proceeds of the repurchase of that motor vehicle loan. The servicer may elect not to make any servicer advance if it determines, in its sole discretion, that the servicer advance is not recoverable from subsequent payments on the motor vehicle loan or from funds on deposit in the reserve account.

Servicing Fee

The trustee will pay the servicer a servicing fee on each payment date for the prior month equal to

o 1/12 of ___% of the aggregate principal balance of the motor vehicle loans at the end of the month before that month (or, in the case of the first payment date, the aggregate principal balance of the motor vehicle loans as of the cutoff date),

o all late fees and other administrative fees and expenses, if any, collected during that month and

o all investment earnings on funds deposited into the collection account during that month.

Tax Status

Simpson Thacher & Bartlett, special counsel to the seller, will deliver its opinion that for U.S. federal income tax purposes the trust will be treated as a grantor trust and not as an association taxable as a corporation. Certificateholders must report their respective allocable shares of income earned on the trust's assets and, subject to certain limitations applicable to individuals, estates and trusts, may deduct their respective allocable shares of reasonable servicing and other fees paid or incurred by the trust.

For a more detailed discussion of tax matters, refer to the sections of this prospectus supplement entitled "Material Federal Income Tax Consequences."

Employee Benefit Plan Considerations

The certificates are eligible for purchase by or on behalf of employee benefit plans and other similar retirement plans and arrangements that are subject to ERISA, Section 4975 of the tax code or any similar laws or regulations subject to the satisfaction of certain conditions, and by entities whose underlying assets are considered to include the assets of such plans and arrangements, provided certain conditions are satisfied. However, any fiduciary of such a plan, arrangement or entity that is considering an investment in the certificates should consult with counsel concerning the consequences of such a purchase. For more information refer to the sections entitled "Employee Benefit Plan Considerations" in this prospectus supplement and the prospectus.

Ratings of the Certificates

It is a condition to the issuance of the securities that:

     o the Class A certificates be rated in the highest long-term rating category by at least [two] nationally recognized statistical rating organization[s], and

     o the Class B certificates be rated at least in the "[___]" category, or its equivalent by at least [two] nationally recognized statistical rating organization[s].

A rating is not a recommendation to purchase, hold or sell the securities, inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the certificates address the likelihood of the distribution of principal and interest in respect of the certificates according to their terms. We cannot assure you that any of these ratings will not be lowered or withdrawn by the related rating agency.


Investor Information--Mailing Address and Telephone Number

The mailing address of the principal executive offices of Chase Manhattan Bank USA, National Association is 200 White Clay Center Drive, Newark, Delaware 19711. Its telephone number is (302) 575-5000.

                                 Risk Factors

        You should consider the following risk factors and the risk factors described on page [__] of the prospectus in deciding whether to purchase any of the certificates.

         Holders of Class B certificates are subject to greater credit risks because distributions in respect of the Class B certificates are subordinate to distributions in respect of the Class A certificates.

         The Class B certificates bear greater credit risk than the Class A certificates because distributions of principal in respect of the Class B certificates are subordinated to the distribution of interest and principal in respect of the Class A certificates and distributions of interest in respect of the Class B certificates are subordinated to distributions of interest in respect of the Class A certificates. However, distributions of interest in respect of the Class B certificates are not subordinated to distributions in respect of principal of the Class A certificates to the extent of interest collections on the motor vehicle loans for the preceding calendar month and amounts available to be withdrawn from the reserve account on the applicable payment date after distribution of interest in respect of the Class A certificates on that payment date.

         The subordination of the Class B certificates means that the holders of the Class B certificates are more likely to suffer the consequences of delinquent payments and defaults on the motor vehicle loans than the holders of the Class A certificates.

         Only the assets of the trust are available to make distributions in respect of your certificates.

         The trust will not have any source of funds other than the motor vehicle loans and the amounts on deposit in the reserve account. You must rely for repayment of your certificates on payments on the motor vehicle loans and available amounts on deposit in the reserve account. Funds on deposit in the reserve account will be limited in amount, and the amount required to be maintained on deposit in the reserve account will be reduced as the balance of the motor vehicle loans declines. You may suffer a loss if the amount on deposit in the reserve account is exhausted and payments on the motor vehicle loans are insufficient to make distributions in respect of the certificates.

         The certificates will not be insured or guaranteed by Chase USA or any of its affiliates and are not obligations of or interests in Chase USA or any of its affiliates.

         [Geographic concentration of motor vehicle loans may result in more risk to you.

         If adverse events or economic conditions were particularly severe in a geographic region where there is substantial concentration of obligors, the amount of delinquent payments and defaulted receivables may increase. As a result, the overall timing and amount of collections on the motor vehicle loans may differ from what you expect, and you may experience delays or reductions in distributions in respect of your certificates.

         The following are the approximate percentages of the aggregate principal balance of the motor vehicle loans as of the cutoff date of the motor vehicle loans originated by or through a dealer located in the following states:

         None of the remaining states accounted for more than 5% of the aggregate principal balance of the motor vehicle loans as of the cutoff date.]

The absence of an existing market for the certificates may limit your ability to resell the certificates.

         There is currently no existing market for the certificates. The underwriters currently intend to make a market in the certificates, but none of them is under any obligation to do so. We cannot assure you that a secondary market will develop or, if a secondary market does develop, that it will provide you with liquidity of investment or that it will continue for the life of the certificates.

Holders of Class B certificates may recognize accelerated income on distributions received by holders of Class A certificates.

         It is expected that for U.S. federal income tax purposes, amounts otherwise distributable to the holders of the Class B certificates that are distributed to the holders of the Class A certificates pursuant to the subordination provisions will be deemed to have been received by the holders of the Class B certificates and then paid by them to the holders of the Class A certificates pursuant to a guaranty.

         Under this analysis,

          o the holders of the Class B certificates would be required to accrue as current income any interest or OID income of the trust that was a component of the shortfall amount, even though the shortfall amount was in fact paid to the holders of the Class A certificates,

          o a loss would only be allowed to the holders of the Class B certificates when their right to receive reimbursement of the shortfall amount became worthless, and

          o reimbursement of the shortfall amount prior to the time when the claim becomes worthless would not be taxable income to the holders of the Class B certificates because that amount was previously included in income.

Those results would accelerate inclusion of income to holders of Class B certificates on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions is unclear.

                                   The Trust

General

         Chase USA will establish the Chase Manhattan Auto Grantor Trust 200_-_ by selling and assigning a pool of motor vehicle loans to the trustee in exchange for the certificates pursuant to a pooling and servicing agreement with [name of trustee], as trustee. Each certificate will represent a fractional undivided interest in the trust.

         The trust will not engage in any activity other than:

      o acquiring, holding and managing the motor vehicle loans, the other assets of the trust and proceeds of those assets,

      o  issuing the certificates and

      o  making distributions on the certificates.

              The trust will not acquire any motor vehicle loans or assets other than the property described below.

Trust Property

         The trust property will include a pool of motor vehicle loans and all monies received on the motor vehicle loans on and after the cutoff date, other than the retained yield. The motor vehicle loans are motor vehicle retail installment sales contracts and purchase money notes and other notes relating to new or used automobiles or light-duty trucks.

         The trust property will also include:

               o amounts held from time to time in the collection account and other accounts maintained for the trust, other than the reserve account,

               o    security interests in the financed vehicles,

               o rights to proceeds from the exercise of the seller's recourse rights against dealers,

               o rights to proceeds from claims on theft and physical damage, credit life and credit disability insurance policies covering the vehicles financed by the motor vehicle loans or the obligors of the motor vehicle loans,

               o    repossessed financed vehicles and

               o    any and all proceeds of the above items.

The retained yield and the reserve account and any amounts held in the reserve account will not be property of the trust, but will be pledged to and held by the collateral agent, as secured party for the benefit of the holders of the certificates.

         If the protection provided to the holders of the Class A certificates by the subordination of distributions to the holders of the Class B certificates and to the holders of the certificates by the reserve account is insufficient, you will have to look solely to the obligors on the motor vehicle loans and the proceeds from the repossession and sale of the financed vehicles which secure defaulted motor vehicle loans in order to repay you. In that event, certain factors, such as the trustee's not having a first priority perfected security interest in some of the financed vehicles, may affect the trust's ability to realize on the collateral securing the motor vehicle loans, and thus may reduce the proceeds which the trustee can distribute to certificateholders.

For a more detailed description of the subordination of distributions in respect of the certificates, refer to the section of this prospectus supplement entitled "Distributions." For a more detailed description of the risks affecting the trust's ability to realize on the financed vehicles, refer to the section of the prospectus entitled "Material Legal Aspects of the Motor Vehicle Loans."

Trustee

         [Name of trustee] is the trustee under the pooling and servicing agreement. [Name of trustee] is a ____________________ and its principal offices are located at ______________________________, telephone
_______________. The seller and its affiliates may maintain normal commercial banking relations with the trustee and its affiliates.

                            The Motor Vehicle Loans

         The trust will own a pool of motor vehicle loans consisting of retail installment sales contracts, purchase money notes and other notes secured by new and used automobiles and light-duty trucks. The motor vehicle loans were selected from the retail installment sales contracts, purchase money notes and other notes owned by Chase USA that satisfy certain criteria.

         In addition to the criteria described in the section of the prospectus entitled "The Motor Vehicle Loans--General" these criteria include the requirement that each motor vehicle loan:

               o has a remaining maturity, as of the cutoff date, of at least ____ months and not more than ____ months,

               o is secured by a new financed vehicle and had an original maturity of not less than ____ months and not more than ____ months or is secured by a used financed vehicle and had an original maturity of not less than ____ months and not more than ____ months,

               o is a fully-amortizing fixed rate [simple interest] contract that provides for level scheduled monthly payments over its remaining term and has an annual contract rate of interest of at least ____% per annum and not more than ____% per annum,

               o has a remaining principal balance, as of the cutoff date, of not less than $______ and not more than $______,

               o has no payment more than ____ days past due as of the cutoff date,

               o [is not a motor vehicle loan subject to a debt cancellation policy issued by Chase USA to the obligor that forgives the principal balance of the motor vehicle loan to the extent that the insurance proceeds in the event of a total loss of the financed vehicle are insufficient to repay the motor vehicle loan in full,]

               o [is a motor vehicle loan originated by a dealer under a dealer agreement with Chase USA] and

               o [if it has an annual contract rate of interest of less than ____%, it was originated under a program with _______ under which _______ makes an upfront payment to Chase USA in exchange for Chase USA's originating a motor vehicle loan with a below-market annual contract rate of interest.]

         The motor vehicle loans were selected from Chase USA's portfolio of retail installment sales contracts, purchase money notes and other notes secured by new and used automobile and light-duty trucks that met the above criteria. For administrative reasons, Chase USA selected only from those motor vehicle loans in its portfolio that were originated and posted to its servicing system since ________ __, 200_, which were segregated and held for sale by Chase USA.

         As of the cutoff date, approximately _____% of the aggregate principal balance of the motor vehicle loans were secured by new vehicles and light-duty trucks, and approximately ____% were secured by used vehicles and light duty trucks.

         [Approximately [__]% of the aggregate principal balance of the motor vehicle loans as of the cutoff date were made directly to obligors without the involvement of dealers using the underwriting criteria of Chase USA. The portions of these direct loans originated by The Chase Manhattan Bank will be transferred to Chase USA prior to the closing date.]

         The composition of the motor vehicle loans as of the cutoff date was as follows:

                    Composition of the Motor Vehicle Loans

                                         New Financed Vehicles     Used Financed Vehicles           Total
                                         ---------------------     ----------------------           -----

Aggregate Principal Balance........         $                          $                          $
Number of Motor Vehicle Loans......
Average Principal Balance..........         $                          $                          $
Average Original Balance...........         $                          $                          $
Weighted Average Contract Rate.....          %                          %                          %
Contract Rate (Range)..............          % to __%                   % to __%                   % to __%
Weighted Average Original Term.....      months                     months                     months
Original Term (Range)..............      months to ___ months       months to ___ months       months to ___ months
Weighted Average Remaining Term....      months                     months                     months
Remaining Term (Range).............      months to ___ months       months to ___ months       months to ___ months

         The distribution by contract rate of the motor vehicle loans, the geographic distribution of the motor vehicle loans, the distribution by principal balance of the motor vehicle loans and the distribution by remaining term to maturity of the motor vehicle loans, in each case as of the cutoff date, are set forth in the following tables.

           Distribution by Contract Rate of the Motor Vehicle Loans

                                                                                              Percent of Original
                                        Number of Motor Vehicle                                Aggregate Principal
         Contract Rate Range                     Loans                Principal Balance              Balance
         -------------------            ----------------------        -----------------        --------------------
 7.5% to below  8.0%...............                                    $                                 %
 8.0% to below  8.5%...............                                    $                                 %
 8.5% to below  9.0%...............                                    $                                 %
 9.0% to below  9.5%...............                                    $                                 %
 9.5% to below 10.0%...............                                    $                                 %
10.0% to below 10.5%...............                                    $                                 %
10.5% to below 11.0%...............                                    $                                 %
11.0% to below 11.5%...............                                    $                                 %
11.5% to below 12.0%...............                                    $                                 %
12.0% to below 12.5%...............                                    $                                 %
12.5% to below 13.0%...............                                    $                                 %
13.0% to below 13.5%...............                                    $                                 %
13.5% to below 14.0%...............                                    $                                 %
14.0% to below 14.5%...............                                    $                                 %
14.5% to below 15.0%...............                                    $                                 %
15.0% to below 15.5%...............                                    $                                 %
15.5% to below 16.0%...............                                    $                                 %
16.0% to below 16.5%...............                                    $                                 %
16.5% to below 17.0%...............                                    $                                 %
17.0% to below 17.5%...............                                    $                                 %
17.5% to below 18.0%...............                                    $                                 %
18.%...............................                                    $                                 %
                                        ----------------               ---------------       ------------
Total(1)...........................                                    $                                 %
                                        ================               ===============       ============
------------
---------------------------------------------------------------------------------------------------------------------------

(1) Percentages may not add to 100.00% due to rounding.

             Geographic Distribution of the Motor Vehicle Loans(1)

                                                                                               Percent of Original
                                        Number of Motor Vehicle                                Aggregate Principal
                State                            Loans               Principal Balance               Balance
                -----                   ----------------------        -----------------        --------------------
Alabama............................                                    $                                %
Arizona............................                                    $                                %
Arkansas...........................                                    $                                %
California.........................                                    $                                %
Colorado...........................                                    $                                %
Connecticut........................                                    $                                %
Delaware...........................                                    $                                %
District of Columbia...............                                    $                                %
Florida............................                                    $                                %
Georgia............................                                    $                                %
Hawaii.............................                                    $                                %
Idaho..............................                                    $                                %
Illinois...........................                                    $                                %
Indiana............................                                    $                                %
Iowa...............................                                    $                                %
Kansas.............................                                    $                                %
Kentucky...........................                                    $                                %
Louisiana..........................                                    $                                %
Maine..............................                                    $                                %
Maryland...........................                                    $                                %
Massachusetts......................                                    $                                %
Michigan...........................                                    $                                %
Minnesota..........................                                    $                                %
Mississippi........................                                    $                                %
Missouri...........................                                    $                                %
Montana............................                                    $                                %
Nebraska...........................                                    $                                %
Nevada.............................                                    $                                %
New Hampshire......................                                    $                                %
New Jersey.........................                                    $                                %
New Mexico.........................                                    $                                %
New York...........................                                    $                                %
North Carolina.....................                                    $                                %
North Dakota.......................                                    $                                %
Ohio...............................                                    $                                %
Oklahoma...........................                                    $                                %
Oregon.............................                                    $                                %
Pennsylvania.......................                                    $                                %
Rhode Island.......................                                    $                                %
South Carolina.....................                                    $                                %
South Dakota.......................                                    $                                %
Tennessee..........................                                    $                                %
Texas..............................                                    $                                %
Utah...............................                                    $                                %
Vermont............................                                    $                                %
Virginia...........................                                    $                                %
Washington.........................                                    $                                %
West Virginia......................                                    $                                %
Wisconsin..........................                                    $                                %
                                        ----------------               ===============             -----
Total(2)...........................                                    $                                %
                                        ================               ===============             =====

---------------------------------------------------------------------------------------------------------------------

(1) Based on the location of the dealer originating the motor vehicle loan [or on the location of the related obligor, in the case of a motor vehicle loan originated without the involvement of a dealer].
(2)      Percentages may not add to 100.00% due to rounding.

         Distribution by Principal Balance of the Motor Vehicle Loans

                                                                                               Percent of Original
                                        Number of Motor Vehicle                                Aggregate Principal
Principal Balance ($)                            Loans                Principal Balance              Balance
---------------------                   ----------------------        -----------------        --------------------
2,000.01 to 5,000.00...............                                    $                                        %
5,000.01 to 10,000.00..............
10,000.01 to 15,000.00.............
15,000.01 to 20,000.00.............
20,000.01 to 25,000.00.............
25,000.01 to 30,000.00.............
30,000.01 to 35,000.00.............
35,000.01 to 40,000.00.............
40,000.01 to 45,000.00.............
45,000.01 to 50,000.00.............
50,000.01 to 55,000.00.............
55,000.01 to 60,000.00.............
60,000.01 to 65,000.00.............
65,000.01 to 70,000.00.............
70,000.01 to 75,000.00.............
75,000.01 to 80,000.00.............
80,000.01 to 85,000.00.............
85,000.01 to 90,000.00.............
90,000.01 to 95,000.00.............
95,000.01 to 100,000.00............
                                              ------------             ---------------
Total(1)...........................                                    $                                100.00%
                                              ============             ===============              ==========
------------
---------------------------------------------------------------------------------------------------------------------------

(1) Percentages may not add to 100.00% due to rounding.

    Distribution by Remaining Term to Maturity of the Motor Vehicle Loans

                                                                                                Percent of Original
                                                   Number of Motor                              Aggregate Principal
Remaining Term to Maturity (in months)              Vehicle Loans        Principal Balance            Balance
--------------------------------------              -------------        -----------------      --------------------
9 to 12............................                                        $                                    %
13 to 24...........................
25 to 36...........................
37 to 48...........................
49 to 60...........................
61 to 72...........................
                                                    ------------           ---------------
Total(1)...........................                                        $                             100.00%
                                                    ============           ===============           ==========
------------

(1) Percentages may not add to 100.00% due to rounding.

Delinquency and Loan Loss Information

         The following tables set forth information with respect to delinquencies, loan losses and recoveries for the Chase Auto Portfolio as of the dates and for the periods indicated. The portions of the Chase Auto Portfolio that provide for payments based upon a variable rate of interest or that provide for a final scheduled payment which is greater than the scheduled monthly payments are included in the following tables, but the motor vehicle loans held by the trust will not include those types of loans. We do not maintain separate records that distinguish among the delinquency and loan loss experience for fixed rate motor vehicle loans (such as the motor vehicle loans included in the trust) and variable rate motor vehicle loans nor do we maintain records of the delinquency and loan loss experience that excludes motor vehicle loans with larger final scheduled payments. We believe that the delinquency and loan loss experience with respect to the types of motor vehicle loans included in the trust is not materially different from the performance of the Chase Auto Portfolio set forth below.

         Approximately [__]% of the aggregate principal balance of the motor vehicle loans as of the cutoff date are motor vehicle loans made directly to obligors without the involvement of dealers. The delinquency and loan loss experience for these direct loans are not included in the delinquency and loan loss experience of the Chase Auto Portfolio set forth below. We believe that the delinquency and loan loss experience for loans originated without the involvement of a dealer has not been materially different from the performance of the Chase Auto Portfolio set forth below.]

         The data presented in the following tables are for illustrative purposes only. Delinquency and loan loss experience may be influenced by a variety of economic, social and other factors. We cannot assure you that the delinquency and loan loss experience of the motor vehicle loans included in the trust will be similar to the delinquency and loan loss levels set forth below.

                            Delinquency Experience

                                                            As of December 31,
                                ------------------------------------------------------------------------------
                                         2000                        1999                      1998
                                -------------------------   ----------------------   -------------------------
                                 Dollars       Number of     Dollars      Number       Dollars      Number
                                 (000's)         Loans       (000's)     of Loans      (000's)     of Loans
                                 -------         -----      --------     --------    ---------     --------
Outstanding Principal Amount..  $                           $                        $

Delinquencies(1)(2)(3)
   30-59 Days...............    $                           $                        $
   60-89 Days...............
   90 Days or More..........

Total Delinquencies
   Repossession Inventory
                                $                           $                        $

Total Delinquencies &
   Repossession Inventory...

Delinquencies(1)(2)(3)
   30-59....................           %                           %                         %
   60-89....................           %                           %                         %
   90 Days or More..........           %                           %                         %
                              ----------                   ---------                 ---------
Total Delinquencies(3)(4)...           %                           %                         %
Repossession Inventory(3)...           %                           %                         %
                              ----------                   ---------                 ---------

Total Delinquencies &
   Repossession
   Inventory(3)(4).........            %                           %                         %


                                             1997                                  1996
                               -------------------------------    ---------------------------------
                                    Dollars          Number          Dollars               Number
                                    (000's)         of Loans         (000's)              of Loans
                               -----------------    ----------    -----------             ---------
Outstanding Principal Amount.   $                                 $

Delinquencies(1)(2)
   30-59 Days................   $                                 $
   60-89 Days................
   90 Days or More...........

Total Delinquencies..........   $                                 $
Repossession Inventory.......

Total Delinquencies &
   Repossession Inventory....   $                                 $

Delinquencies(1)(2)(3)
   30-59 Days................           %                                %
   60-89 Days................           %                                %
   90 Days or More...........           %                                %
Total Delinquencies(3)(4)....           %                                %
Repossession Inventory(3)....           %                                %

Total Delinquencies &
   Repossession
Inventory(3)(4)..............           %                                %

---------------------------

(1)  Delinquencies include principal amounts and interest.

(2) The period of delinquency is based on the number of days payments are contractually past due.

(3)  As a percent of outstanding principal in dollars.

(4)  Percentages representing Total Delinquencies and Total Delinquencies &
     Repossession Inventory may not equal the sum of their components due to rounding.

                             Loan Loss Experience
                              (Dollars In 000's)

                                                               Year Ended December 31,
                                        ----------------------------------------------------------------------
                                       2000            1999            1998             1997             1996
                                     -------          -------         -------          -------          -------
Number of Loans(1)..........
Period End Outstanding
   Principal Amount.........       $               $               $                $               $
Average Outstanding
   Principal Amount(2)......       $               $               $                $               $
Number of
   Repossessions............
Number of Gross
   Charge-Offs..............
Gross Charge-Offs(3)........       $               $               $                $               $
Gross Charge-Offs as a %
   of Period End
   Outstanding Principal
   Amount(3)................                 %               %               %                 %                %
Gross Charge-Offs as a %
   of Average End
   Outstanding
   Principal Amount(3)......                 %               %               %                 %                %
Recoveries(4)...............       $               $               $                $               $
Net Charge-Offs(5)..........       $               $               $                $               $
Net Charge-Offs as a % of
   Period End Outstanding
   Principal
   Amount(5)................                 %               %               %                 %                %
Net Charge-Offs as a % of
   Average Outstanding
   Principal
   Amount(5)................                 %               %               %                 %                %

---------

(1)  Number of loans as of period end.

(2) The average for each period presented was computed by taking a simple average of monthly average outstanding principal amounts for such period.

(3) Amount charged off is remaining principal balance less proceeds from sale of repossessed vehicles.

(4) Recoveries generally include amounts received with respect to loans previously charged-off, except for proceeds realized in connection with the sale of the repossessed vehicles.

(5) Net Charge-Offs mean gross charge-offs minus recoveries of loans previously charged-off. Net Charge-Offs may not equal the difference of its components due to rounding.

                                  Chase USA

         Information regarding Chase USA is set forth in the section of the prospectus entitled "Chase USA." At ________ __, 200_, Chase USA's total assets were approximately $____ billion, total liabilities were approximately $____ billion and total stockholder's equity was approximately $____ billion.

                               Use of Proceeds

         The seller will use the proceeds from the sale of the certificates, after making the initial deposit into the reserve account and paying expenses, for general purposes.

                   Weighted Average Life of the Certificates

Maturity and Prepayment Considerations

         Additional information regarding maturity and prepayment considerations with respect to the certificates is provided in the section of the prospectus entitled "Weighted Average Life of Securities."

         In addition, no distributions of principal in respect of the Class B certificates will be made on any payment date until the full amount of interest and principal distributable in respect of the Class A certificates has been distributed.

         The rate of distributions of principal in respect of the certificates will depend on the rate of payment (including prepayments) of the principal of the motor vehicle loans. A higher than anticipated rate of prepayments will reduce the outstanding certificate balances of the certificates faster than expected and reduce the anticipated aggregate interest distributions in respect of the certificates. Certificateholders alone will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of motor vehicle loans as set forth in the priority of distributions in this prospectus supplement. Such reinvestment risks include the risk that interest rates may be lower at the time such holders receive distributions from the trustee than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

         Certificateholders should consider:

          o in the case of certificates purchased at a discount, the risk that a slower than anticipated rate of prepayments of motor vehicle loans could result in an actual yield that is less than the anticipated yield and

          o in the case of certificates purchased at a premium, the risk that a faster than anticipated rate of prepayments of motor vehicle loans could result in an actual yield that is less than the anticipated yield.

         On each payment date, interest on the certificates at the applicable pass-through rate will be distributed on the applicable certificate balance as of the prior payment date, after giving effect to the distributions on that payment date. In the event of a principal prepayment on a motor vehicle loan, certificateholders will generally receive their pro rata share of interest for the month on the unpaid principal balance of that motor vehicle loan as of the first day of that month if amounts on deposit in the collection account and the reserve account are available for that purpose. If the reserve account is exhausted and prepayments of motor vehicle loans occur, the amount of interest distributed to the holders of the Class B certificates may be less than the amount described above.

         [Under a program sponsored by ________ and its dealers, a purchaser of a new _______ vehicle has the right to return his or her car to the related dealer for any reason within 30 days of purchase or 1,500 miles of use and receive a refund of the purchase price. ____% of the aggregate principal balance of the motor vehicle loans as of the cutoff date were secured by financed vehicles manufactured by _____. In the event the obligor under a motor vehicle loan secured by a _____ vehicle returns the related financed vehicle or a refund, such motor vehicle loan will be prepaid and the weighted average life of the certificates may be decreased.]

         We cannot assure you that your certificates will be repaid on the related final scheduled payment date. We expect that the final distribution in respect of the certificates will occur on or prior to the final scheduled payment date. However, we cannot assure you that sufficient funds will be available to pay each class of the certificates on or prior to the final scheduled payment date. If sufficient funds are not available, the final distribution in respect of the certificates could occur later than such date.

Illustration of Effect of Prepayments of Motor Vehicle Loans on the Life of the Certificates

         The following information is given solely to illustrate the effect of prepayments of the motor vehicle loans on the weighted average life of the certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the motor vehicle loans.

         Prepayments on motor vehicle loans can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model (ABS) represents an assumed rate of prepayment each month relative to the original number of motor vehicle loans in a pool of receivables. ABS further assumes that all the motor vehicle loans are the same size and amortize at the same rate and that each motor vehicle loan in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of motor vehicle loans originally containing 10,000 motor vehicle loans, a 1% ABS rate means that 100 motor vehicle loans prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of motor vehicle loans, including the motor vehicle loans held by the trust.

         The table (the ABS Table) captioned "Percent of Initial Certificate Balance at Various ABS Percentages" has been prepared on the basis of the characteristics of the motor vehicle loans held by the trust. The ABS Tables assume that:

          o the motor vehicle loans prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

          o each scheduled monthly payment on the motor vehicle loans is scheduled to be made and is made on the last day of each month and each month has 30 days,

          o distributions on the certificates are made on each payment date (and each payment date is assumed to be the ____ day of the applicable month),

          o    [add any additional assumptions]

          o    the certificates are issued on ________ __, 200_, and

          o the servicer does not exercise its option to purchase the motor vehicle loans.

         The ABS Table indicates the projected weighted average life of the certificates and sets forth the percent of the initial certificate balances of the certificates that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages.

         The ABS Table also assumes that the motor vehicle loans have been aggregated into hypothetical pools with all of the motor vehicle loans within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, weighted average contract rate of interest, weighted average original term to maturity and weighted average remaining term to maturity as of the cutoff date) will be such that each pool will be fully amortized by the end of its remaining term to maturity. The pools have an assumed cutoff date of ________ __, 200_.

                                                                          Original Term           Remaining Term
                            Aggregate               Contract               To Maturity             To Maturity
Pool                    Principal Balance             Rate                 (In Months)             (In Months)
----                   --------------------     -----------------       -----------------      -------------------
1                        $                              %
2                        $                              %
3                        $                              %
4                        $                              %
5                        $                              %
                         ------------
                         $


         The actual characteristics and performance of the motor vehicle loans will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the motor vehicle loans will prepay at a constant level of ABS until maturity or that all of the motor vehicle loans will prepay at the same level of ABS. Moreover, the diverse terms of motor vehicle loans within each of the hypothetical pools could produce slower or faster principal distributions than is indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the motor vehicle loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the motor vehicle loans, or actual prepayment experience, will affect the percentages of initial certificate balances outstanding over time and the weighted average life of the certificates.

    Percentage of Initial Certificate Balances at Various ABS Percentages

                                                                                          Certificates
                                                                                          ------------
                                                                                   Assumed ABS Percentage(2)
                                                                                   -------------------------
Payment Dates                                                                   0.50     1.00%     1.50%    2.00%
-------------                                                                   ----     -----     -----    -----

Closing Date.............................................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
Weighted Average Life (years) (1)........................................          0         0         0        0
Weighted Average Life to Call (years) (3)................................          0         0         0        0
Optional Call Date.......................................................          0         0         0        0

---------

(1) The weighted average life of a certificate is determined by (i) multiplying the amount of each principal distribution in respect of such certificate by the number of years from the date of the issuance of such certificate to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial certificate balance of such certificate.

(2) An asterisk "*" means a percent of initial certificate balance of more than zero and less than 0.5%.

(3) This calculation assumes the servicer purchases the motor vehicle loans on the earliest payment date on which it is permitted to do so.

         The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the motor vehicle loans which will differ from the actual characteristics and performance of the motor vehicle loans) and should be read in conjunction therewith.

                               The Certificates

General

         The trust will issue the certificates under the pooling and servicing agreement. We summarize below some of the most important terms of the certificates. This summary is not a complete description of all the provisions of the certificates. The following summary is a supplement to the description of the general terms and provisions of the certificates of any given trust and the related pooling and servicing agreement in the sections of the prospectus entitled "Certain Information Regarding the Securities" and "The Transfer and Servicing Agreements." We refer you to those sections.

         The certificates will evidence undivided ownership interests in the trust created pursuant to the pooling and servicing agreement. The Class A certificates will evidence in the aggregate an undivided ownership interest of ___% of the trust and the Class B certificates will evidence in the aggregate an undivided ownership interest of ___% of the trust. The certificates will be issued in book-entry form through DTC, Clearstream and Euroclear in minimum denominations of $1,000 and integral multiples thereof. Definitive certificates will be issued only under limited circumstances.

Distributions

         In general, it is intended that the holders of the Class A certificates receive on each payment date their pro rata percentage of the amounts allocable to the principal payments on the motor vehicle loans received by the servicer during the prior calendar month plus one-month's interest at the applicable pass-through rate shown on the cover page of this prospectus supplement on the certificate balance of the Class A certificates. Subject to the prior rights of the holders of the Class A certificate, it is intended that the holders of the Class B certificates receive on each payment date their pro rata percentage of the amounts allocable to the principal payments on the motor vehicle loans received by the servicer during the prior calendar month plus one-month's interest at the applicable pass-through rate shown on the cover page of this prospectus supplement on the certificate balance of the Class B certificates. Distributions to the holders of the certificates will only be made to the extent that sufficient funds are available in the collection account and the reserve account to make such distributions.

         For a description of the funds available to make distributions in respect of the certificates, refer to the section of this prospectus supplement entitled "Distributions."

         Calculation of Interest Accrual. Interest in respect of the certificates will accrue from and including the __th day of the calendar month preceding the payment date (or the closing date, in the case of the first payment date) to but excluding the __th day of the calendar month of that payment date and be calculated on the basis of a 360-day year of twelve 30-day months.

         Interest on Unpaid Interest. Interest in respect of any certificate that is not distributed on a payment date will be distributable on the next payment date, together with interest on that amount at the pass-through rate, to the extent lawful.

         Calculation of Principal Distributions. The amount of principal distributable to the holders of the Class A certificates on each payment date will equal the Class A Principal Distribution Amount. The amount of principal distributable to the holders of the Class B certificates on each payment date will equal the Class B Principal Distribution Amount.

         Class A Principal Distribution Amount for each payment date will generally consist of the Class A certificateholders' pro rata share of the following:

               o the principal payments received by the servicer on the motor vehicle loans during the prior calendar month,

               o to the extent attributable to principal, proceeds of repurchases of motor vehicle loans by the seller or purchases of motor vehicle loans by the servicer and

               o the aggregate principal amount of all motor vehicle loans deemed to be "defaulted receivables" during the prior calendar month, net of any recoveries on motor vehicle loans previously deemed to be "defaulted receivables."

         Class B Principal Distribution Amount for each payment date will generally consist of the Class B certificateholders' pro rata share of those amounts. The Class A certificateholders' and the Class B certificateholders' pro rata shares will be based on their relative percentage ownership interests in the trust.

         The precise definitions of Class A Principal Distribution Amount and Class B Principal Distribution Amount are set forth in the section of this prospectus supplement entitled "Glossary of Terms." We refer you to those definitions.

         A motor vehicle loan will be designated as a "defaulted receivable" when the servicer determines, based on its usual collection practices and procedures, that eventual payment in full of the motor vehicle loan is unlikely or when at least 10% of a scheduled payment is 240 or more days delinquent.

Prepayment

         The servicer may purchase the motor vehicle loans on any payment date on which the aggregate principal balance of the motor vehicle loans has declined to __% or less of the aggregate principal balance of the motor vehicle loans as of the cutoff date. If the servicer purchases the motor vehicle loans, the trust will distribute to the holders of the certificates of each class an amount equal to the certificate balance of that class together with accrued and unpaid interest at the applicable pass-through rate.

         For a more detailed description of the right of the servicer to purchase the motor vehicle loans, refer to the section of the prospectus entitled "The Transfer and Servicing Agreements--Termination."

                                 Distributions

Source of Funds

         The funds available to the trustee to pay expenses and make distributions in respect of the certificates on each payment date will equal the sum of Available Interest and Available Principal for that payment date and any funds withdrawn from the reserve account for that payment date.

         Available Interest for each payment date will generally consist of the following:

               o interest payments received by the servicer on the motor vehicle loans during the prior calendar month,

               o all servicer advances made by the servicer in respect of delinquent motor vehicle loans for that payment date,

               o to the extent attributable to interest, proceeds of the repurchases of motor vehicle loans by the seller or purchases of motor vehicle loans by the servicer.

         Available Principal for each payment date will generally consist of the following:

               o principal payments received by the servicer on the motor vehicle loans during the prior calendar month and

               o to the extent attributable to principal, proceeds of repurchases of motor vehicle loans by the seller or purchases of motor vehicle loans by the servicer.

         The precise definitions of Available Interest and Available Principal are set forth in the section of this prospectus supplement entitled "Glossary of Terms." We refer you to those definitions.

         In general, the servicer will be permitted to retain collections on the motor vehicle loans until the business day prior to each payment date. On that business day, the servicer will cause all collections on the motor vehicle loans and other amounts constituting Available Interest and Available Principal for the payment date to be deposited in the collection account, together with any funds required to be withdrawn by the trustee from the reserve account for the payment date. For a description of the circumstances under which the servicer would be required to deposit collections on the motor vehicle loans within 48 hours of receipt, refer to the section of the prospectus entitled "The Transfer and Servicing Agreements--Servicing -- Collections."

Priority of Distributions

         On each payment date, the servicer will make the following distributions from Available Interest for that payment date, any amounts to be withdrawn from the reserve account for that payment date and, in the case of shortfalls occurring in the distribution of interest in respect of the Class A certificates, the percentage of Available Principal for that payment date allocated to the Class B certificates to the extent of that shortfall, in the following priority:

          o to the servicer in reimbursement for servicer advances previously made by the servicer,

          o to the servicer, the servicing fee for the prior month and all unpaid servicing fees for prior months,

          o to the holders of the Class A certificates, interest distributable in respect of the Class A certificates on that payment date and

          o to the holders of the Class B certificates, interest distributable in respect of the Class B certificates on that payment date.

         On each payment date, the servicer will make the following distributions from Available Principal for that payment date and from any remaining Available Interest for that payment date and any remaining amounts to be withdrawn from the reserve account, after application of those amounts to the distributions described above, in the following priority:

          o to the holders of the Class A certificates, the amount of principal distributable on that payment date in respect of the Class A certificates as described in the section of this prospectus supplement entitled "The
               Certificates--Distributions,"

          o to the holders of the Class B certificates, the amount of principal distributable on that payment date in respect of the Class B certificates as described in the section of this prospectus supplement entitled "The
               Certificates--Distributions" and

          o to the collateral agent for deposit in the reserve account, any remaining portion of Available Interest and Available Principal.

         Withdrawals from Reserve Account. The trustee will demand a withdrawal of funds from the reserve account, to the extent that funds are available for withdrawal, in respect of any payment date for which the sum of Available Interest and Available Principal is insufficient to reimburse the servicer for servicer advances, pay the servicing fee and distribute principal and interest distributable in respect of the certificates. In no event will investment earnings on funds on deposit in the reserve account be available for withdrawal to pay these amounts.

                      The Pooling and Servicing Agreement

         We have summarized below some of the important terms of the pooling and servicing agreement. A form of the pooling and servicing agreement has been filed as an exhibit to the registration statement of which the attached prospectus forms a part. We will file a copy of the pooling and servicing agreement with the SEC after the trust issues the certificates. This summary is not a complete description of the pooling and servicing agreement. The following summary supplements the description of the general terms and provisions of the pooling and servicing agreement set forth in the prospectus.

Trust Accounts

         The servicer will establish a collection account in the name of the trustee on behalf of the certificateholders. The servicer will establish a separate distribution account for the holders of each class of the certificates. Each of these accounts will be treated as a trust account as described in the section of the prospectus entitled "The Transfer and Servicing Agreements--Trust Accounts."

         Each of the collection account and the distribution accounts will be initially established in the trust department of The Chase Manhattan Bank. The Chase Manhattan Bank acting as the paying agent at the direction of the servicer will have the right to withdraw funds from those accounts for the purpose of making distributions to certificateholders.

Reserve Account

         Establishment of Reserve Account. The seller will establish the reserve account in the name of the collateral agent as secured party for the benefit of the certificateholders. The reserve account will initially be established with the collateral agent. The reserve account will be required to be an Eligible Deposit Account. The seller will direct the investment of the funds on deposit in the reserve account in Permitted Investments maturing not later than the business day prior to the next payment date, except if the reserve account is maintained with the trustee, for investments on which the trustee is the obligor, which investments may mature on the next payment date. However, the Permitted Investments may mature up to 90 days after the date of investment if that investment does not adversely affect any rating of the certificates by a rating agency. The reserve account is not property of the trust but will be pledged to and held for the benefit of the collateral agent as secured party for the benefit of the certificateholders.

         Funding of Reserve Account. The seller will fund the reserve account on the closing date by making an initial deposit of $________________ (___% of the aggregate principal balance of the motor vehicle loans as of the cutoff date), which is less than the amount that is required to be on deposit in the reserve account. The reserve account will thereafter be funded on each payment date with the portion of the sum of Available Interest and Available Principal remaining after the reimbursement of servicer advances, the payment of the servicing fee and the distribution of interest and principal distributable in respect of the certificates as described in the section of this prospectus supplement entitled "Distributions."

         Withdrawals from Reserve Account. The trustee will demand a withdrawal of funds from the reserve account and deposit them into the collection account under the circumstances described in the section of this prospectus supplement entitled "Distributions."

         On each payment date, the collateral agent will withdraw from the reserve account and pay to the seller all investment earnings on funds on deposit in the reserve account earned since the prior payment date and any amounts on deposit in the reserve account, after giving effect to deposits and withdrawals made on that payment date, in excess of the Specified Reserve Account Balance on that payment date.

         The Specified Reserve Account Balance on each payment date will equal ___% of the aggregate principal balance of the motor vehicle loans as of the last day of the second preceding calendar month, but in any event will not be less than the lesser of

          o $__________ (__% of the aggregate principal balance of the motor vehicle loans as of the cutoff date) and

          o the aggregate principal balance of the motor vehicle loans as of the last day of the second preceding calendar month;

provided, that the Specified Reserve Account Balance will be calculated using a percentage of __% on any payment date for which the Average Net Loss Ratio exceeds ___% or the Average Delinquency Percentage exceeds ___%. If the seller desires to reduce the Specified Reserve Account Balance to a lesser amount and requests the rating agencies to confirm that such reduction in the Specified Reserve Account Balance will not adversely affect the ratings of any class of the certificates and the rating agencies confirm that the reduction will not adversely affect the rating of any class of the certificates, the seller will reduce the Specified Reserve Account Balance to a lesser amount.

         Funds in the Reserve Account will be Limited. Amounts in the reserve account are intended to enhance the likelihood of receipt by certificateholders of the full amount of principal and interest distributable to them and to decrease the likelihood that the certificateholders will experience losses. However, the amount in the reserve account is limited and the reserve account could be depleted. If the amount required to be withdrawn from the reserve account to cover shortfalls in collections on the motor vehicle loans exceeds the amount of available cash in the reserve account, certificateholders could incur losses or a temporary shortfall in the amounts distributed to them could result. Delays in distributions could increase the average life of the certificates. Shortfalls in collections on the motor vehicle loans may result from, among other things, losses on the motor vehicle loans or the failure by the servicer to make any remittance under the pooling and servicing agreement.

Servicing Compensation

         The servicer will be entitled to receive a servicing fee for each month payable on the following payment date. The servicing fee for each month will equal the sum of

          o the product of 1/12 of __% and the aggregate principal balance of the motor vehicle loans as of the last day of the prior month (or, in the case of the first payment date, as of the cutoff date) and

          o any late charges, credit-related extension fees or other administrative fees or similar charges allowed by applicable law collected by the servicer during that month.

In addition, the servicer will be entitled to receive investment earnings, net of losses and investment expenses, on funds deposited in the collection account.

         For a more detailed description of the fees and expenses of the servicer, refer to the section of the prospectus entitled "The Transfer and Servicing Agreements--Servicing--Servicing Compensation and Payment of Expenses."

Servicing Procedures

         The servicer will service the motor vehicle loans and will be obligated to make reasonable efforts to collect all payments due on the motor vehicle loans. The servicer will be obligated to follow collection and servicing procedures consistent with the procedures it follows with respect to comparable motor vehicle loans that it services for itself and with prudent industry standards. In addition, the pooling and servicing agreement will provide that the servicer may not

          o change the amount of any motor vehicle loan, other than allowing a prepayment of a scheduled payment that does not result in a deferral of any other scheduled payment,

          o extend any scheduled payment more than 30 days from the original due date,

          o    decrease the contract rate of any motor vehicle loan,

          o    extend the term of any motor vehicle loan or

          o    change any material term of a motor vehicle loan.

However, the servicer may grant an extension of the due date for a payment under a motor vehicle loan that is in default or may grant an extension of the due date for a payment under a motor vehicle loan if it determines that absent the extension a default on that motor vehicle loan is reasonably foreseeable and the servicer would grant that extension on the motor vehicle loan if it were servicing it for itself if

          o there is money on deposit in the reserve account at the time of the extension,

          o    the extension is for no more than three months,

          o the total period for all credit-related extensions granted on the motor vehicle loan will not exceed the number of months equal to the number of whole years comprising the original term of the motor vehicle loan,

          o the maturity of the motor vehicle loan will not extend beyond the calendar month preceding the final scheduled payment date and

          o the extension would not modify the terms of the motor vehicle loan in such a manner as to constitute a cancellation of the motor vehicle loan and the creation of a new motor vehicle loan for federal income tax purposes.

If the servicer fails to comply with the terms of the pooling and servicing agreement and such failure materially and adversely affects the interests of the certificateholders in a motor vehicle loan, the servicer will be required to purchase the affected motor vehicle loan at a price equal to the unpaid principal balance owed by the obligor plus interest at the contract rate of interest through the last day of the month of purchase. The purchase obligation will constitute the sole remedy available to the certificateholders or the trustee for any such uncured breach.

         Chase USA offers certain obligors or classes of obligors on an annual basis a one-month noncredit related extension of a regularly scheduled payment otherwise due under a motor vehicle loan. The pooling and servicing agreement will establish criteria governing those extensions.

         For a more detailed description of the servicing procedures, refer to the section of the prospectus entitled "The Transfer and Servicing Agreements--Servicing--Servicing Procedures."

Servicer Advances

         The servicer shall make an advance with respect to each delinquent motor vehicle loan, other than a motor vehicle loan deemed to be a "defaulted receivable," in respect of each payment date in an amount equal to the excess, if any, of the product of the principal balance of that motor vehicle loan as of the end of the most recent calendar month and one-twelfth of its contract rate over the interest actually received by the servicer with respect to that motor vehicle loan from the obligor or from the payment of the repurchase price or purchase price of that motor vehicle loan during that calendar month. The servicer may elect not to make any servicer advance if it, in its sole discretion, determines that the servicer advance is not recoverable from subsequent payments on the motor vehicle loan or from funds in the reserve account. If the servicer does not make a servicer advance, any resulting deficiency will be funded by a withdrawal from the reserve account if there are available funds.

         If the amount of interest received by the servicer with respect to a motor vehicle loan from the obligor or from the payment of the repurchase price or purchase price of that motor vehicle loan during a calendar month is greater than thirty-days of interest on that motor vehicle loan, that excess amount will be applied to reimburse the servicer on the related payment date for previous unreimbursed servicer advances with respect to that motor vehicle loan. In addition, on the business day prior to each payment date, the trustee will demand a withdrawal from the reserve account to reimburse the servicer for unreimbursed servicer advances in an amount equal to the amount of all servicer advances made in respect of the motor vehicles deemed to be "defaulted receivables" during the prior calendar month to the extent not recovered from Liquidation Proceeds.

         The servicer will deposit all servicer advances with respect to any payment date into the collection account on the business day prior to that payment date.

                  Material Federal Income Tax Considerations

         The following is a general summary of the material United States federal income tax considerations that may be relevant to the purchase, ownership and disposition of the certificates by an investor who purchases the certificates pursuant to their original issuance at their original issue price. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, administrative rulings or pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly retroactively. The following discussion does not deal with all aspects of U.S. federal income taxation, nor does it address U.S. federal income tax consequences that may be relevant to certain types of investors, such as financial institutions, insurance companies, dealers in securities or currencies, tax-exempt organizations, persons who hold the certificates as part of a hedging, integrated or conversion transaction, constructive sale or straddle, traders in securities that have elected to mark their securities holdings to market or persons whose functional currency is not the U.S. dollar, who may be subject to special treatment under the Code. In addition, the following discussion does not address the alternative minimum tax consequences of an investment in the certificates or the consequences of such an investment under state and local tax laws or foreign tax laws. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the U.S. federal income tax consequences discussed in this prospectus supplement and an opinion of counsel is not binding on the IRS or the courts. Thus, we can give you no assurance that the IRS will not take positions contrary to those described below. The opinion of Simpson Thacher & Bartlett, special counsel to Chase USA, described in this prospectus supplement will be based upon certain representations and assumptions, including, but not limited to, the assumption that all relevant parties will comply with the terms of the pooling and servicing agreement and related documents.

         Because the certificates have certain features characteristic of debt, the certificates might be considered debt of the seller or trust. However, the following discussion assumes that the trust will be classified as a grantor trust and the certificateholders will be treated as owning an undivided beneficial ownership interest in each motor vehicle loan and the proceeds of the motor vehicle loans. Any different characterization could alter the tax consequences described herein.

         This summary is intended as an explanatory discussion of the possible effects of the classification of the trust as a grantor trust for U.S. federal income tax purposes and related tax matters for investors generally, but does not purport to furnish information in the level of detail or with the attention to the investor's specific tax circumstances that would be provided by an investor's own tax adviser. Accordingly, investors should consult their own tax advisors to determine the federal, state, local, and other tax consequences that may be relevant to their purchase, ownership and disposition of the certificates based upon their particular facts and circumstances.

         For purposes of the following discussion, except as otherwise provided herein, the term "certificateholder" refers to the beneficial owner of a certificate. In addition, the discussion below assumes that certificateholders will hold their certificates as "capital assets" within the meaning of section 1221 of the Code. As used herein, a "U.S.
certificateholder" means a holder that is:

          o    a citizen or resident of the United States,

          o a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof,

          o an estate the income of which is subject to United States federal income taxation regardless of its source or

          o a trust (a) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code or (b) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

A "non-U.S. certificateholder" is a holder that is not a U.S.
certificateholder.

Tax Characterization of the Trust as a Grantor Trust. In the opinion of Simpson Thacher & Bartlett, the trust will be classified as a grantor trust for federal income tax purposes and not as an association taxable as a corporation. Accordingly, for such purposes, each certificateholder will be treated as the owner of a fractional undivided interest in the assets of the trust and will be treated as though it paid directly its share of all reasonable expenses paid by the trust.

         Treatment of Certificateholders' Share of Expenses and Income on Motor Vehicle Loans. The seller has retained a fixed portion of the interest due on each motor vehicle loan equal to the difference between its contract rate and a base rate on that motor vehicle loan. We refer to that retained interest as the "retained yield." The base rate on each motor vehicle loan is equal to the sum of

          o the Class A Percentage of that motor vehicle loan multiplied by the sum of the pass-through rate on the Class A certificates and the rate at which the monthly servicing fee accrues plus

          o the Class B Percentage of that motor vehicle loan multiplied by the sum of the pass-through rate on the Class B certificates and the rate at which the monthly servicing fee accrues.

         The seller and each certificateholder, by accepting a beneficial interest in a certificate, will agree to treat the certificates as ownership interests in the motor vehicle loans, other than the retained yield. In addition, the servicer and the seller have represented that the rate at which the monthly servicing fee accrues and all other amounts paid to, or retained by, the servicer represent a reasonable, arm's length servicing fee. Accordingly, the trustee and the servicer intend to treat the retained yield as "stripped coupons" within the meaning of section 1286 of the Code and the motor vehicle loans sold to the trust as "stripped bonds." Under this treatment, the certificates will represent an ownership interest in stripped bonds and each certificateholder will be treated as owning its pro rata share of the stripped bonds. However, if the pass-through rate on the Class B certificates exceeds the pass-through rate on the Class A certificates, a portion of the interest accrued on each motor vehicle loan will be treated as a "stripped coupon" purchased by the holders of the Class B certificates. In that case, each holder of a Class A certificate will be treated as owning its pro rata percentage interest in the principal of, and interest payable on, each motor vehicle loan minus the portion of the interest payable on that motor vehicle loan that represents the retained yield and the "stripped coupon" purchased by the holders of the Class B certificates, and that interest in each motor vehicle loan will be treated as a "stripped bond" within the meaning of section 1286 of the Code. Similarly, in this instance, each holder of a Class B certificate will be treated as owning its pro rata percentage in the principal of, and interest payable on, each motor vehicle loan minus the portion of the interest on that motor vehicle loan that represents the retained yield, plus the amount of the "stripped coupon" purchased by that holder of Class B certificates.

         Each certificateholder will be required to report on its federal income tax return in accordance with such certificateholder's method of accounting its pro rata share of the entire income from the motor vehicle loans in the trust, including interest (but see "--Original Issue Discount," below), prepayment fees, assumption fees, any gain recognized upon an assumption, late payment charges received by the servicer and any gain recognized upon collection or disposition of the motor vehicle loans.

         Subject to the original issue discount rules described below, a certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the seller. A certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the servicer, whichever is earlier. Because (1) interest accrues on the motor vehicle loans over differing monthly periods and is paid in arrears and (2) interest collected on a motor vehicle loan generally is paid to certificateholders in the following month, the amount of interest accruing to a certificateholder during any calendar month will not equal the interest distributed in that month.

         A certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of reasonable servicing fees and other fees paid or incurred (or deemed to be paid or incurred) by the trust, subject to the limitations provided in the Code, including sections 162 and 212 of the Code. If a certificateholder is an individual, estate or trust, the deduction for the certificateholder's share of such fees will be allowed only to the extent that all the certificateholder's miscellaneous itemized deductions, including the certificateholder's share of such fees, exceed 2% of the certificateholder's "adjusted gross income." In addition, in the case of certificateholders who are individuals, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of the certificateholder's adjusted gross income in excess of a statutorily defined threshold ($132,950 in the case of a married couple filing jointly for the taxable year beginning 2001).

         For administrative convenience, the servicer intends to report the total amount of income with respect to the certificates on an aggregate basis at the applicable pass-through rate (as though all of the motor vehicle loans were a single obligation), rather than on an asset-by-asset basis. The amount and, in some instances, character, of the income reported to a certificateholder under this method may differ for a particular period from that which would be reported if income were reported on a precise asset-by-asset basis. Accordingly, the IRS could require that a certificateholder calculate its income either (a) on an asset-by-asset basis, accounting separately for each motor vehicle loan, or (b) aggregating all "stripped bonds" under the aggregation rule.

         Original Issue Discount. The stripped bonds will be subject to the original issue discount ("OID") rules of the Code. Accordingly, the tax treatment of a certificateholder will depend in part upon whether the amount of OID on a stripped bond is less than a statutorily defined de minimis amount.

         In general, under Treasury regulations issued under section 1286 of the Code, the amount of OID on a stripped bond will be de minimis if it is less than 1/4 of one percent for each full year of weighted average life remaining after the purchase date until the maturity of the motor vehicle loan, although it is not clear whether expected prepayments are taken into account. Under the regulations, the servicer intends to treat the interest on each motor vehicle loan as "qualified stated interest." Under this treatment, the amount of OID on a motor vehicle loan will equal the amount by which the price at which a certificateholder is deemed to have acquired an interest in the motor vehicle loan is less than the portion of the remaining principal balance of the motor vehicle loan allocable to the interest acquired.

         If the amount of OID is de minimis under the rule set forth above, a stripped bond would not be treated as having OID. The actual amount of discount on a stripped bond would be includible in income as principal payments are received on the motor vehicle loan, in the proportion that each principal payment bears to the total principal amount of the motor vehicle loan.

         If the OID on a motor vehicle loan is not treated as being de minimis a certificateholder will be required to include in income any OID as it accrues on a daily basis, regardless of when cash payments are received, using a method reflecting a constant yield on the motor vehicle loan (or motor vehicle loans). Generally, a certificateholder that acquires an interest in a stripped bond issued or acquired with OID must include in gross income the sum of the "daily portions," as defined below, of the OID on the stripped bond for each day on which it owns a certificate, including the date of purchase but excluding the date of disposition. In the case of an original certificateholder, the daily portions of OID with respect to a stripped bond generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the stripped bond during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final payment date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the stripped bond under the prepayment assumption used in respect of the stripped bonds and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the stripped bond at the beginning of such accrual period. No representation is made that the stripped bonds will prepay at any prepayment assumption. The "adjusted issue price" of a stripped bond at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a stripped bond at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the Treasury regulations regarding OID, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the stripped bonds.

         With respect to the stripped bonds, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the stripped bonds. Subsequent purchasers that purchase stripped bonds at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID. The trustee intends to compute OID on certificates by aggregating all payments on the motor vehicle loans allocable to the certificateholders, not including the retained yield, and treating the portion of all payments on the motor vehicle loans allocable to certificateholders as a single obligation. The IRS could require, instead, that the computation be performed on a receivable-by-receivable basis. Any such recalculation could adversely affect the timing and character of a certificateholder's income.

Premium. In the event that a motor vehicle loan is treated as purchased at a premium, such premium will be amortizable by the certificateholder as an offset to interest income, with a corresponding reduction in the certificateholder's basis, under a constant yield method over the term of the motor vehicle loan, provided an election under section 171 of the Code is made by the certificateholder with respect to the interests in the motor vehicle loans represented by the certificates or was previously in effect. Any such election also will apply to all debt instruments held by the certificateholder during the year in which the election is made and all debt instruments thereafter acquired. A motor vehicle loan will be treated as purchased at a premium if the purchase price at which the certificateholder is deemed to have acquired an interest in the motor vehicle loan exceeds the portion of the remaining principal balance of the motor vehicle loan allocable to the certificateholder.

         Class B Certificateholders. Even if the pass-through rate on the Class B certificates exceeds the pass-through rate on the Class A certificates, it is believed that the holders of the Class B certificates generally will be subject to tax in the same manner as the holders of the Class A certificates. However, in this instance no U.S. federal income tax authorities address the precise method of taxation of an instrument such as the Class B certificates. In the absence of applicable authorities, the servicer intends to report income to holders of the Class B certificates in the manner described below.

         As discussed above, if the pass-through rate on the Class B certificates exceeds the pass-through rate on the Class A certificates, each holder of the Class B certificates will be treated as owning

          o the Class B Percentage of the principal of each motor vehicle loan plus

          o a disproportionate portion of the interest on each motor vehicle loan, not including the retained yield.

         Income will be reported to a holder of a Class B certificate based on the assumption that all amounts payable to the holders of the Class B certificates, including amounts payable with respect to the portion of the interest accrued on each motor vehicle loan treated as a "stripped coupon" purchased by the holders of the Class B certificates from the holders of the Class A certificates, are taxable under the coupon stripping provisions of the Code, and will be aggregated and treated as a single debt obligation. In applying those provisions, the servicer will take the position that the entire share of interest on a motor vehicle loan of a holder of a Class B certificate, including amounts payable with respect to the portion of the interest treated as a "stripped coupon," will qualify as "qualified stated interest." Thus, except to the extent modified by the effects of the subordination of the Class B certificates, as described below, income will be reported to the holders of the Class B certificates in the manner described above for the certificateholders.

         Effect of Subordination. If the holders of the Class B certificates receive distributions of less than their share of the trust's receipts of principal or interest because of the subordination provisions, the servicer will treat the holders for U.S. federal income tax purposes as if they had received as distributions their full share of those receipts including any amount paid over to the holders of the Class A certificates on account of a shortfall amount, had paid over such amounts, and then retained the right to reimbursement of the shortfall amount to the extent of future collections otherwise available for deposit in the collection account.

         Under this analysis, the holders of the Class B certificates would be required to accrue as current income any interest or OID income of the trust that was a component of the shortfall amount paid to the holders of the Class A certificates, even though that amount was in fact paid to the holders of the Class A certificates and a loss would be allowed to the holders of the Class B certificates only when their right to receive reimbursement of the shortfall amount became worthless and reimbursement of that shortfall amount prior to the time when the claim becomes worthless would not be taxable income to the holders of the Class B certificates because such amount was previously included in income. This treatment could accelerate inclusion of income to holders of the Class B certificates on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions is unclear.

         Sale of a Certificate. If a certificate is sold, gain or loss will be recognized equal to the difference between the amount realized by the certificateholder on the sale (less an amount equal to any accrued but unpaid interest on the certificateholder's share of the motor vehicle loans not previously included in income, which will be taxable as ordinary income) and the certificateholder's adjusted tax basis in the motor vehicle loans and any other assets held by the trust. A certificateholder's adjusted tax basis will equal the certificateholder's cost of the certificate, increased by any OID previously included in income, and decreased by any deduction previously allowed for accrued premium and by the amount of principal payments previously received on the motor vehicle loans. Such gain or loss will be capital gain or loss if the certificate was held as a capital asset. The deductibility of capital losses is subject to limitations.

         Tax Consequences to Non-U.S. Certificateholders. Interest paid to non-U.S. certificateholders that is attributable to the motor vehicle loans will generally not be subject to withholding, provided that certain certification requirements are met. To satisfy the certification requirements, the beneficial owner of a certificate, or a financial institution holding the certificate on behalf of such owner, must provide, in accordance with specified procedures, a paying agent of the trust with a statement to the effect that the beneficial owner is not a U.S. certificateholder. Currently, these requirements will be met if (1) the certificateholder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. certificateholder (which certification may be made on an IRS Form W-8BEN) or
(2) the certificateholder holds its notes through certain foreign intermediaries and it satisfies the certification requirements of applicable U.S. Treasury regulations. Special certification rules apply to certain non-U.S. certificateholders that are entities rather than individuals.

         If a non-U.S. certificateholder cannot satisfy the requirements described above, interest payments made to such non-U.S. certificateholder will be subject to a 30% withholding tax unless the beneficial owner of the certificate provides the trust or its paying agent, as the case may be, with a properly executed (1) IRS Form W-8BEN claiming an exemption from or reduction in withholding under the benefit of an applicable tax treaty or (2) IRS Form W-8ECI stating that interest paid on the certificate is not subject to withholding tax because it is effectively connected with the certificateholder's conduct of a trade or business in the United States. Alternative documentation may be applicable in certain situations.

         If a non-U.S. certificateholder is engaged in a trade or business in the United States and interest on the certificate is effectively connected with the conduct of such trade or business, the non-U.S. certificateholder, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a U.S. certificateholder. In addition, if such certificateholder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to adjustments.

         No withholding of United States federal income tax will generally be required with respect to any gain realized by a non-U.S. certificateholder upon the sale, exchange, retirement or other disposition of a certificate, although amounts attributable to accrued interest may be subject to withholding unless the certification requirements described above are satisfied.

         A certificate beneficially owned by an individual who at the time of death is a non-U.S. certificateholder will not be subject to United States federal estate tax as a result of such individual's death, provided that the interest payments with respect to such certificate would not have been, if received at the time of such individual's death, effectively connected with the conduct of a United States trade or business by such individual.

         Any gain realized upon the sale, exchange, retirement or other disposition of a certificate generally will not be subject to United States federal income tax unless (i) such gain is effectively connected with the conduct of a trade or business in the United States by the non-U.S. certificateholder, or (ii) in the case of a non-U.S. certificateholder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition, and certain other conditions are met.

         Special rules may apply to certain non-U.S. certificateholders, such as "controlled foreign corporations," "passive foreign investment companies" and "foreign personal holding companies," that are subject to special treatment under the Code. Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

         Information Reporting and Backup Withholding. In general, information reporting requirements will apply to certain payments of principal, interest, OID and premium paid with respect to a certificate and to the proceeds of sale of a certificate made to U.S. certificateholders other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to such payments if the U.S. certificateholder fails to provide a taxpayer identification number or certification of exempt status, or fails to report in full dividend and interest income.

         In general, no information reporting or backup withholding will be required with respect to payments made by the trust or any paying agent to non-U.S. certificateholders if the certification requirements described in "Tax Consequences to Non-U.S. Certificateholders" have been met (and the payor does not have actual knowledge that the beneficial owner is a U.S. certificateholder).

         In addition, backup withholding and information reporting may apply to the proceeds of the sale of a certificate within the United States or conducted through certain U.S. related financial intermediaries unless the certification requirements described in "Tax Consequences to Non-U.S. Certificateholders" have been met (and the payor does not have actual knowledge that the beneficial owner is a U.S. certificateholder) or the certificateholder holder otherwise establishes an exemption.

                            State Tax Consequences

         The above discussion does not address the tax treatment of the trust, the certificates or certificateholders under any state tax laws. You are urged to consult with your own tax advisors regarding the state tax treatment of the trust as well as any state tax consequences to you, particularly in the case of financial institutions, of purchasing, holding and disposing of your certificates.

                     Employee Benefit Plan Considerations

General

         Before investing in the certificates, fiduciaries of Plans should consider, among other matters:

          o    ERISA's fiduciary standards or similar standards under Similar
               Laws,

          o whether such investment in the certificates by the Plan satisfies the prudence and diversification requirements of ERISA or applicable standards under Similar Laws, taking into account the overall investment policy of the Plan, the composition of the Plan's portfolio and any limitations on the marketability of the certificates,

          o whether such fiduciaries have authority to make such investment in the certificates under the applicable Plan investment policies and governing instruments, and

          o rules under ERISA and the tax code or similar standards under Similar Laws, that prohibit plan fiduciaries from causing a Plan to engage in certain "prohibited transactions."

         Under the Plan Assets Regulation issued by the U.S. Department of Labor, or the DOL, if a Plan subject to ERISA invests in an "equity interest" of an entity that is neither a publicly-offered security nor a security issued by an investment company registered under the Investment Company Act of 1940, the Plan's assets will include both the equity interest and an undivided interest in each of the entity's underlying assets, unless it is established that the entity is an operating company or that equity participation in the entity by benefit plan investors is not significant. An "equity interest" is an interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. If the underlying assets of the trust or Chase USA were deemed to be "plan assets" of Plans under ERISA, this would result, among other things, in
(i) the application of the prudence and other fiduciary responsibility standards of ERISA to activities engaged in by Chase USA, the trustee, and others and (ii) the possibility that certain transactions in which Chase USA, the trustee and others might seek to engage could constitute "prohibited transactions" under ERISA and the tax code. If a prohibited transaction occurs for which no exemption is available, Chase USA, the trustee and any other fiduciary that has engaged in the prohibited transaction could be required (i) to restore to the Plan any profit realized on the transaction and (ii) to reimburse the Plan for any losses suffered by the Plan as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the tax code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. Plan fiduciaries who decide to invest in the certificates could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment or as co-fiduciaries for actions taken by or on behalf of Chase USA or the trust. With respect to an individual retirement account, or IRA, that invests in the certificates, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status.

         The following is a summary of certain considerations associated with an investment in the certificates by Plans subject to Title I of ERISA.

         Section 406 of ERISA and Section 4975 of the tax code prohibit Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the tax code. Because the certificates will constitute "equity interests" under the Plan Assets Regulation and there can be no assurance that any exception under that regulation will apply, it is likely that an investment by Plans in certificates will cause the assets of the trust to be "plan assets." The acquisition and/or ownership of certificates by a Plan with respect to which Chase USA, the trustee or others involved with the certificates, or any of their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the tax code, unless the certificates are acquired and are held in accordance with an applicable statutory, regulatory, class or individual prohibited transaction exemption.

         The DOL has granted to an affiliate of ____________ the Exemption which exempts from certain of the prohibited transaction rules and the related excise tax provisions of Section 4975 of the tax code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by certain qualifying issuers holding investment pools that consist of only certain receivables, loans, and other obligations, and the related servicing, operation and management of the issuers, provided the conditions and requirements of the Exemption are satisfied. The receivables covered by the Exemption include retail installment sales contracts, purchase money notes and other notes secured by automobiles and light-duty trucks such as the motor vehicle loans to be held by the trust. Among the general conditions that must be satisfied for the Exemption to apply are the following:

          o the acquisition of the securities by a Plan is on terms, including the price for the securities, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party,

          o the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the issuer unless the investment pool contains certain types of collateral, such as consumer loans fully secured by motor vehicles,

          o the securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories (four, in a transaction in which the investment pool contains certain types of collateral, such as consumer loans fully secured by motor vehicles) from either Moody's Investors Service, Inc., Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or Fitch, Inc.,

          o the trustee must not be an affiliate of any other member of the Restricted Group,

          o the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities,

          o the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of such loans,

          o the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under any servicing agreement,

          o the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended, and

          o for certain types of issuers, the documents establishing the issuer and governing the transaction must contain certain provisions intended to protect the assets of the issuer from creditors of the sponsor.

         The Exemption defines the term "reasonable compensation" by reference to DOL Regulation Section 2550.408c-2, which states that whether compensation is reasonable depends upon the particular facts and circumstances of each case. Each fiduciary of a Plan considering the purchase of a certificate should satisfy itself that all amounts paid to or retained by the underwriter and the servicer represent reasonable compensation for purposes of the Exemption if the Exemption is being relied upon.

         Furthermore, in order for its securities to qualify under the Exemption, an issuer must meet certain requirements, including the following:

          o the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools,

          o securities in such other investment pools must have been rated in one of the three highest rating categories (four, in a transaction which the investment pool contains certain types of collateral, such as consumer loans fully secured by motor vehicles) of either Moody's Investors Service, Inc., Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or Fitch, Inc. for at least one year prior to the Plan's acquisition of the securities and

          o securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of securities.

         The Exemption generally does not apply to Plans sponsored by a member of the Restricted Group. Moreover, the Exemption provides certain Plan fiduciaries relief from certain self-dealing/conflict of interest prohibited transactions that may arise when the fiduciary causes a Plan to acquire securities of an issuer holding obligations on which the fiduciary or its affiliate is obligor only if, among other requirements:

          o in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group,

          o such fiduciary or its affiliate is an obligor with respect to 5% or less of the fair market value of the obligations contained in the investment pool,

          o the Plan's investment in securities of any class does not exceed 25% of all of the securities of the class outstanding at the time of the acquisition and

          o immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

         The rating of a certificate may change. If the rating of a certificate declines below the lowest permitted rating, the certificate will no longer be eligible for exemptive relief under the Exemption and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificate when it had a permitted rating would not be required by the Exemption to dispose of it).

         The Exemption will apply to the acquisition and the holding of the certificates only if all of the conditions to application of the Exemption are satisfied. Before purchasing a certificate, a Plan fiduciary should make its own determination as to the availability of the relief provided by the Exemption. In particular, a fiduciary of any Plan considering an investment in the certificates must ascertain that the Plan is an "accredited investor", as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended, and that, at the time of the acquisition, the certificates are rated BBB- or higher by Moody's Investors Service, Inc., Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or Fitch, Inc.

Taxation of Tax-Exempt Investors

         A Plan that is exempt from the U.S. federal income tax under Section 501(a) of the tax code is nevertheless subject to federal income taxation to the extent that its income is "unrelated business taxable income," or UBTI, within the meaning of Section 512 of the tax code. All or a portion of the income in respect of certificates and other equity interests of a trust that has issued debt obligations is "debt-financed income," within the meaning of
Section 514 of the tax code, and is therefore UBTI. Any potential investor that is exempt from the U.S. federal income tax under Section 501(a) of the tax code should consult counsel concerning the taxation of an investment in the certificates.

         Each Plan fiduciary should consult with its legal advisor concerning the considerations discussed above before making an investment in the certificates, including the applicability of a PTCE or the Exemption. As indicated above, Similar Laws governing the investment and management of the assets of governmental, non-U.S., and other plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and/or the tax code. Accordingly, fiduciaries of such Plans, in consultation with their advisors, should consider the impact of applicable Similar Laws on an investment in the certificates and the considerations discussed above, as applicable.

         The certificates may not be purchased with plan assets of any Plan if any of Chase USA, the trustee or any of their respective affiliates

          o has investment or administrative discretion with respect to the plan assets used to effect such purchase,

          o has authority or responsibility to give, or regularly gives, investment advice with respect to such plan assets, for a fee and pursuant to an agreement or understanding that such advice
               (1) will serve as a primary basis for investment decisions with respect to such plan assets, and (2) will be based on the particular investment needs of such Plan or

          o    is an employer maintaining or continuing such Plan.

Any fiduciary proposing to invest in the certificates for or on behalf of a Plan, directly or indirectly, should consult with counsel for the Plan and each fiduciary investing in a certificate will be deemed to represent that its purchase and holding of the certificates (i) are eligible for exemptive relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, or, if the Plan is not subject to ERISA or Section 4975 of the tax code, does not and will not constitute or result in a non-exempt prohibited transaction, or otherwise trigger any penalties or liabilities under, or violate in any way, any other applicable Similar Laws, and (ii) will satisfy the applicable fiduciary requirements imposed under ERISA and any other applicable Similar Laws.

         For further information, refer to the section of the prospectus entitled "Employee Benefit Plan Considerations."

                                 Underwriting

         Subject to the terms and conditions set forth in an underwriting agreement, Chase USA has agreed to sell to the underwriters named below, and each of the those underwriters has severally agreed to purchase, the principal amount of the certificates of each class set forth opposite its name below:

                            Principal Amount        Principal Amount
                               of Class A              of Class B
Underwriters                  Certificates            Certificates
------------                  ------------            ------------
_______________.....        $ _____________        $ _____________
                              _____________          _____________
                              _____________          _____________
                              _____________          _____________
                            ---------------        ---------------
     Total..........        $ _____________        $ _____________
                            ===============        ===============

         In the underwriting agreement, the several underwriters have agreed, subject to the terms and conditions therein, to purchase all the certificates if any certificates are purchased.

         Chase USA has been advised by the underwriters that they propose initially to offer the certificates to the public at the prices set forth on the cover page of this prospectus supplement. After the initial public offering, such public offering prices may change.

         The underwriting discounts and commissions, the selling concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the aggregate initial principal amount of each class of certificates shall be as follows:

                          UNDERWRITING DISCOUNT   SELLING CONCESSIONS       REALLOWANCE NOT
                             AND COMMISSIONS         NOT TO EXCEED             TO EXCEED
                             ---------------         -------------             ---------
Class A Certificates...       _____________%         _____________%          _____________%
Class B Certificates...       _____________          _____________           _____________


         Chase USA will receive the proceeds listed below, after payment of the underwriting discounts and commissions listed below and estimated expenses of $___________:

                                                            Proceeds to Chase USA as
                                                               % of the principal           Underwriting
                                                                  amount of the            discounts and
                                 Proceeds to Chase USA            certificates              commissions
                                 ---------------------            ------------              -----------
Class A Certificates..            $_________________             $______________         $_______________
Class B Certificates..            $_________________             $______________         $_______________



General

         Until the distribution of the certificates is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the certificates. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the certificates.

         If the underwriters create a short position in the certificates in connection with this offering (i.e., they sell more certificates than the aggregate initial principal amount set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing certificates in the open market.

         The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase certificates in the open market to reduce the underwriters' short position or to stabilize the price of such certificates, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those certificates as part of the offering.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

         Neither the seller nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above might have on the price of the certificates. In addition, neither the seller nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, if commenced, will not be discontinued without notice.

         The certificates are new issues of securities and there currently is no secondary market for the certificates. The underwriters expect to make a market in the certificates but will not be obligated to do so. We cannot assure you that a secondary market for the certificates will develop. If a secondary market for the certificates does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your certificates.

         The trustee and the collateral agent may, from time to time, invest the funds in the collection account or the reserve account, as the case may be, in investments acquired from or issued by the underwriters.

         In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with Chase USA and its affiliates.

         Chase USA has agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect thereof.

         The closings of the sale of each class of the certificates are conditioned on the closing of the sale of the other class of certificates.

         [This prospectus supplement and the attached prospectus may be used by J.P. Morgan Securities Inc. in connection with offers and sales related to market-making transactions in the certificates. J.P. Morgan Securities Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. J.P. Morgan Securities Inc. has no obligation to make a market in the certificates and any such market-making may be discontinued at any time without notice, in their sole discretion. J.P. Morgan Securities Inc. is among the underwriters participating in the initial distribution of the certificates.]

         Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a prospectus, Chase USA or such underwriter will promptly deliver, without charge, a paper copy of this prospectus supplement and the prospectus.

                                 Legal Matters

         Certain legal matters relating to the issuance of the certificates will be passed upon for Chase USA by Simpson Thacher & Bartlett, New York, New York and certain other legal matters will be passed upon for Chase USA by Jeff Levine, Esq., a ______________________ of _________________, and for the
Underwriters by Sidley Austin Brown & Wood LLP, New York, New York. From time to time Simpson Thacher & Bartlett and Sidley Austin Brown & Wood LLP provide legal services to Chase USA and its affiliates.

                               Glossary of Terms

         Additional defined terms used in this prospectus supplement are defined in the prospectus.

         ABS means the Absolute Prepayment Model which we use to measure prepayments on motor vehicle loans and which we describe under "Weighted Average Life of the Certificates."

         ABS Table means the table captioned " "Percent of Initial Certificate Balance at Various ABS Percentages" included under "Weighted Average Life of the Certificates."

         Aggregate Net Losses means, for any Collection Period, the amount equal to the aggregate principal balance of all motor vehicle loans that were designated "defaulted receivables" during that Collection Period minus the Liquidation Proceeds allocable to principal collected during such Collection Period with respect to any motor vehicle loans previously designated as "defaulted receivables."

         Available Interest means, for any payment date, the sum of the portion of collections on the motor vehicle loans received during the related Collection Period allocated to interest, all servicer advances made by the servicer and that portion of the repurchase amounts received with respect to the motor vehicle loans repurchased by the seller or purchased by the servicer during the related Collection Period that would have been treated as Available Interest if the obligor thereof had prepaid such motor vehicle loans in full on the date as of which such motor vehicle loans were repurchased or purchased.

         Available Principal means, for any payment date, the sum of the portion of collections on the motor vehicle loans during the related Collection Period allocated to the principal balance of the motor vehicle loans and that portion of the repurchase amounts received with respect to the motor vehicle loans repurchased by the seller or purchased by the servicer during the related Collection Period that would have been treated as Available Principal if the obligor thereof had prepaid such motor vehicle loans in full on the date as of which such motor vehicle loans were repurchased or purchased.

         Average Delinquency Percentage means, for any payment date, the average of the Delinquency Percentages for such payment date and the preceding two payment dates.

         Average Net Loss Ratio means, for any payment date, the average of the Net Loss Ratios for such payment date and the preceding two payment dates.

         Class A Monthly Principal for any payment date means the sum of the Class A Percentage of Available Principal for that payment date and the Class A Percentage of Aggregate Net Losses for the related Collection Period.

         Class A Percentage is __%.

         Class A Principal Carryover Shortfall for any payment date means the excess of Class A Monthly Principal for the preceding payment date and any outstanding Class A Principal Carryover Shortfall for that preceding payment date over the amount in respect of principal that is actually distributed to the holders of the Class A certificates on that preceding payment date.

         Class A Principal Distributable Amount for any payment date means the sum of Class A Monthly Principal for that payment date and, in the case of any payment date other than the initial payment date, the Class A Principal Carryover Shortfall for that payment date. In addition, on the final scheduled payment date, the Class A Principal Distributable Amount will include any additional amount required to reduce the outstanding certificate balance of the Class A certificates to zero.

         Class B Percentage is __%.

         Class B Monthly Principal for any payment date means the sum of the Class B Percentage of Available Principal for that payment date and the Class B Percentage of Aggregate Net Losses for the related Collection Period.

         Class B Principal Carryover Shortfall for any payment date means the excess of Class B Monthly Principal for the preceding payment date and any outstanding Class B Principal Carryover Shortfall for that preceding payment date over the amount in respect of principal that is actually distributed to the holders of the Class B certificates on that preceding payment date.

         Class B Principal Distributable Amount for any payment date means the sum of Class B Monthly Principal for that payment date and, in the case of any payment date other than the initial payment date, the Class B Principal Carryover Shortfall for that payment date. In addition, on the final scheduled payment date, the Class B Principal Distributable Amount will include any additional amount required to reduce the outstanding certificate balance of the Class B certificates to zero.

         Collection Period means, with respect to the first payment date, the period from and including the cutoff date to and including __________ ____, 200__ and, with respect to each subsequent payment date, the calendar month preceding the calendar month in which such payment date occurs.

         Delinquency Percentage means, for any payment date, the sum of the outstanding principal balances of all motor vehicle loans which are 60 days or more delinquent (including motor vehicle loans, which are not designated as "defaulted receivables" relating to financed vehicles that have been repossessed), as of the close of business on the last day of the Collection Period immediately preceding such payment date, determined in accordance with the servicer's normal practices, such sum expressed as a percentage of the aggregate principal balance of the motor vehicle loans as of the close of business on the last day of such Collection Period.

         Exemption means the individual administrative exemption granted by the U.S. Department of Labor to an affiliate of _____________ (Prohibited Transaction Exemption _______), as amended.

         Liquidation Proceeds means with respect to any motor vehicle loan,
(i) insurance proceeds, (ii) the monies collected during a Collection Period from whatever source on a defaulted receivable and (iii) proceeds of a financed vehicle sold after repossession, in each case, net of any liquidation expenses and payments required by law to be remitted to the obligor.

         Net Loss Ratio means, for any payment date, the ratio expressed as an annualized percentage of (i) the Aggregate Net Losses for such payment date, to (ii) the average of the aggregate principal balance of the motor vehicle loans on the last day of the second Collection Period preceding the Collection Period in which such payment date occurs and the aggregate balance of the motor vehicle loans on the last day of the Collection Period preceding the Collection Period in which such payment date occurs.

         Restricted Group means, for purposes of the Exemption, the underwriter, the trustee, the seller, the servicer, any insurer with respect to the loans, and any obligor with respect to loans included in the investment pool constituting more than 5% of the aggregate unamortized principal balance of the assets in the investment pool and the affiliates of any of those parties.

         Specified Reserve Account Balance means, on any payment date, [___]% of the aggregate principal balance of the motor vehicle loans as of the last day of the second Collection Period preceding the Collection Period in which such payment date occurs, but in any event will not be less than the lesser of
(i) ___________ ([___]% of the aggregate principal balance of the motor vehicle loans as of the cutoff date) and (ii) the aggregate principal balance of the motor vehicle loans; provided, that the Specified Reserve Account Balance will be calculated using a percentage of [___]% on any payment date (beginning with the _________ payment date) for which the Average Net Loss Ratio exceeds [____]% or the Average Delinquency Percentage exceeds [_____]%.

                             Prospectus Supplement




                               $---------------



                   CHASE MANHATTAN AUTO GRANTOR TRUST 200_-_

          $____________ % Automobile Loan Pass-Through Certificates, Class A

          $____________ % Automobile Loan Pass-Through Certificates, Class B




                CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
                              Seller and Servicer



                                 Underwriters






You should rely only on the information provided in the prospectus and this prospectus supplement. We have not authorized anyone to provide you with other or different information. You should not assume that the information in the prospectus or this prospectus supplement is accurate on any date other than the dates stated on the respective covers.

We are not offering the certificates in any state where the offer is not permitted.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will deliver a prospectus supplement and prospectus until _____________ (90 days after the date of this prospectus supplement).

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the attached prospectus are not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated July 2, 2001

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 2, 2001)

$_____________

CHASE MANHATTAN AUTO OWNER TRUST 200_-_

$_____________ ASSET BACKED NOTES

$_____________ ASSET BACKED CERTIFICATES

CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
Seller and Servicer

-----------------------------------------------------------------------------
Before you purchase any of these securities, be sure to read this prospectus supplement and the attached prospectus, especially the risk factors beginning on page [S-_] of this prospectus supplement and on page [__] of the prospectus.

A securities is not a deposit and neither the securities nor the underlying motor vehicle loans are insured or guaranteed by the FDIC or any other governmental authority.

These securities represent obligations of or interests in the trust only and are not obligations of or interests in Chase Manhattan Bank USA, National Association or any of its affiliates.

No one may use this prospectus supplement to offer and sell these securities unless it is accompanied by the prospecuts.
-----------------------------------------------------------------------------

The trust will issue the following securities:

                        Class [A-1]    Class [A-2]   Class [A-3]   Class [A-4]   Certificates
                           Notes          Notes         Notes         Notes
----------------------- ------------- -------------- ------------- ------------- -------------
Principal Amount         $              $             $             $             $
----------------------- ------------- -------------- ------------- ------------- -------------
Interest Rate                      %              %             %             %             %
----------------------- ------------- -------------- ------------- ------------- -------------
Final Scheduled
Payment Date
----------------------- ------------- -------------- ------------- ------------- -------------
Price to Public                    %              %             %             %             %
----------------------- ------------- -------------- ------------- ------------- -------------
Underwriting Discount              %              %             %             %             %
----------------------- ------------- -------------- ------------- ------------- -------------
Proceeds to Seller (1)             %              %             %             %             %
----------------------- ------------- -------------- ------------- ------------- -------------

(1) Before deducting expenses payable by the seller estimated to be $____________.


     The total price to public is $________.

     The total underwriting discount is $_______________.

     The total proceeds to the seller are $_______________.

     The assets of the trust will be motor vehicle loans and related property.

     The trust will pay interest and principal on the securities on the __th day of each month. The first payment date will be ________ __, 200_.

     The certificates are subordinated to the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the attached prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters of the Notes
[Names of Underwriters]

Underwriter of the Certificates
[Names of Underwriters]


The date of this prospectus supplement is ________ __, 200_.

                               Table of Contents

                                                                       Page

Summary of Terms.........................................................5

Risk Factors............................................................12

     Holders of certificates are subject to greater credit
          risks because distributions in respect of the
          certificates are subordinate to payments on the notes.........12

     You  may experience prepayments and losses on
          your securities after an event of default
          under the indenture...........................................12

     Only the assets of the trust are available
           to pay your securities.......................................12

     [Geographic concentration of motor vehicle loans
          may result in more risk to you................................12

     The  absence of an existing market for the securities
          may limit your ability to resell the securities...............13

The Trust...............................................................13

     General............................................................13
     Trust Property.....................................................13
     Capitalization of the Trust........................................14
     Trustee............................................................14

The Motor Vehicle Loans.................................................15

     Delinquency and Loan Loss Information..............................20

Chase USA...............................................................23

Use of Proceeds.........................................................24

Weighted Average Life of the Securities.................................24

The Notes...............................................................31

     General............................................................31
     Payments of Interest...............................................31
     Payments of Principal..............................................32
     Prepayment.........................................................34

The Certificates........................................................34

     General............................................................34
     Distributions of Interest..........................................34
     Distributions of Principal.........................................35
     Prepayment.........................................................36
     Restrictions on Foreign Ownership..................................36

Payments and Distributions..............................................37

     Source of Funds....................................................37
     Priority of Payments and Distributions.............................37

The Transfer and Servicing Agreements...................................38

     Trust Accounts.....................................................38
     Servicing Compensation.............................................39
     Servicing Procedures...............................................39
     Reserve Account....................................................40
     Administration Agreement...........................................41

Money Market Eligibility................................................41

Material Federal Income Tax Consequences................................41

     Tax Characterization of the Trust..................................42
     Tax Consequences to Noteholders....................................43
     Tax Consequences To Certificateholders.............................45

State Tax Consequences..................................................49

Employee Benefit Plan Considerations....................................49

     General............................................................49
     The Notes..........................................................50
     The Certificates...................................................51
     Taxation of Tax-Exempt Investors...................................53

Underwriting............................................................54

     Note Underwriting Agreement........................................54
     Certificate Underwriting Agreement.................................55
     Proceeds to Chase USA..............................................55
     General............................................................55

Legal Matters...........................................................56

Glossary of Terms.......................................................58

                            Reading These Documents

     We provide information on the securities in two documents that offer varying levels of detail:

          o the prospectus - provides general information, some of which may not apply to the securities.

          o this prospectus supplement - provides a summary of the specific terms of the securities.

     We suggest you read this prospectus supplement and the prospectus in their entirety. The prospectus supplement pages begin with "S". If the terms of the securities described in this prospectus supplement vary from the attached prospectus, you should rely on the information in this prospectus supplement.

     We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents on page [S-2] in this document and on page [2] in the attached prospectus to locate the referenced sections.

     The glossary of terms on page [S-36] of this prospectus supplement lists definitions of certain terms used in this prospectus supplement and the glossary of terms on page [__] in the prospectus lists definitions of certain terms used in this prospectus supplement and the prospectus.

     This prospectus supplement and the attached prospectus may be used by J.P. Morgan Securities Inc., an affiliate of Chase Manhattan Bank USA, National Association and subsidiary of J.P. Morgan Chase & Co., in connection with offers and sales related to market-making transactions in the securities offered by this prospectus supplement and the attached prospectus. J.P. Morgan Securities Inc. may act as principal or agent in those transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

     You should rely only on information on the securities provided in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information. The information in this prospectus supplement or the attached prospectus is accurate only as of the dates on their respective covers.

     In this prospectus supplement, the terms "we," "us" and "our" refer to Chase Manhattan Bank USA, National Association.

                               Summary of Terms

         The following summary is a short description of the main terms of the securities offered by this prospectus supplement. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the securities offered by this prospectus supplement, you will need to read both this prospectus supplement and the attached prospectus in their entirety.


Trust

Chase Manhattan Auto Owner Trust 200_-_ is a Delaware statutory business trust established by the seller pursuant to a trust agreement.

Offered Securities

The following securities are being offered by this prospectus supplement:

$_____ Class [A-1] ___% Asset Backed Notes
$_____ Class [A-2] ___% Asset Backed Notes
$_____ Class [A-3] ___% Asset Backed Notes
$_____ Class [A-4] ___% Asset Backed Notes
$_____ ___% Asset Backed Certificates

Seller and Servicer

Chase Manhattan Bank USA, National Association, a wholly owned subsidiary of J.P. Morgan Chase & Co.

Indenture Trustee

[name of indenture trustee]

Owner Trustee

[name of trustee]

Closing Date

The trust expects to issue the securities on ________ __, 200_.

Cutoff Date

The seller will transfer the motor vehicle loans to the trust as of ________ __, 200_.

Property of the Trust

The property of the trust will include the following:

o    the motor vehicle loans,

o all collections on the motor vehicle loans received on and after the cutoff date,

o amounts held from time to time in the reserve account and the other bank accounts maintained for the trust,

o    security interests in the financed vehicles,

o rights to proceeds from the exercise of the seller's recourse rights against dealers,

o rights to proceeds from claims on insurance policies that cover the obligors of the motor vehicle loans or the vehicles financed by the motor vehicle loans, and

o    repossessed financed vehicles.

The Motor Vehicle Loans

On the closing date, the seller will transfer motor vehicle loans having an aggregate principal balance of approximately $_______ as of the cutoff date to the trust in exchange for the securities. The motor vehicle loans are retail installment sales contracts and purchase money notes and other notes secured by new and used automobiles and light-duty trucks.

The composition of the motor vehicle loans as of the cutoff date was as follows:

  Number of Motor Vehicle Loans
  Average Principal Balance.............    $
  Average Original Balance..............    $
  Weighted Average Contract Rate........            %
  Contract Rate (Range).................            %
  Weighted Average Original Term........       months
  Original Term (Range).................       months
  Weighted Average Remaining Term.......       months
  Remaining Term (Range)................       months

Principal Terms of the Notes

Form

The notes will be issued in book-entry form through DTC, Clearstream and Euroclear in minimum denominations of $1,000 and integral multiples thereof. Definitive notes will be issued only under limited circumstances.

Payment Dates

The trust will pay interest and principal on the notes on the __th day of each month unless the __th day is not a business day, in which case the payment will be made on the following business day. The first payment date is ________ __, 200_.

Record Dates

On each payment date, the trust will pay interest and principal to the holders of the notes as of the related record date. The record date for the notes will be the day before the payment date. If definitive notes are issued, the record date will be the last day of the month before the payment date.

Interest Rates

On each payment date, the trust will pay interest on each class of notes at the rate shown on the cover page of this prospectus supplement.

Interest Accrual

[Class [A-1] Notes. "Actual/360", accrued from the prior payment date (or the closing date, in the case of the first payment date) to and excluding the current payment date.]

[Class [A-2] Notes, Class [A-3] Notes and Class [A-4] Notes.] "30/360", accrued from the __th day of the previous month (or the closing date, in the case of the first payment date) to and excluding the __th day of the current month.

This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each payment date will be the product of:

o    the outstanding principal balance,

o    the interest rate and

o    [in the case of the Class [A-1] notes:

     the actual number of days in the accrual period divided by 360, and]

o    in the case of [the other classes of] notes:

     30 (or in the case of the first payment date, __) divided by 360.

Interest on any note that is not paid on a payment date will be due on the next payment date, together with interest on that amount at the applicable interest rate, to the extent lawful.

For a more detailed description of the payment of interest on the notes, refer to the section of this prospectus supplement entitled "The Notes--Payments of Interest."

Principal Payments

The trust will pay the principal of the notes on each payment date in an amount equal to the lesser of

o    the amount available to the trust to pay principal on the notes and

o a targeted amount generally equal to either __% or 100% of the sum of

     o principal amounts collected on the motor vehicle loans during the prior calendar month and

     o the aggregate principal balance of all motor vehicle loans designated as "defaulted receivables" in that month, net of liquidation proceeds allocable to principal received in that month.

The targeted amount will equal 100% of that sum until the Class [A-1] notes are paid in full and __% thereafter unless

     o the balance in the reserve account drops below __% of the aggregate principal balance of the motor vehicle loans as of the cutoff date, in which case, the targeted amount will equal 100% of that sum until the notes have been paid in full or the balance in the reserve account equals or exceeds the required amount

or

     o the maturity of the notes has been accelerated following an event of default, in which case, the targeted amount will equal 100% of that sum until the notes have been paid in full.

If the full targeted amount of principal payable to the noteholders on any payment date is not paid, the amount not paid will be included in the amount of principal payable to the noteholders on the next payment date.

Application of Principal Prior to Acceleration of the Notes. The trust will pay the principal of the notes of each class sequentially starting with the earliest maturing class of notes then outstanding until that class is paid in full.

Application of Principal After Acceleration of the Notes. After an acceleration of the maturity of the notes following an event of default, the trust will pay the principal [amount of the Class A-1 notes until the Class A-1 notes have been paid in full and then pay the principal] of the [remaining classes of] notes ratably, based upon the outstanding principal amount of each [such] class of notes.

The trust is required to pay the entire outstanding principal amount of each class of notes, to the extent not previously paid, on the respective final scheduled payment date shown on the cover page of this prospectus supplement.

For a more detailed description of the payment of principal on the notes, refer to the section of this prospectus supplement entitled "The
Notes--Payments of Principal."

Prepayment

The trust will prepay the Class [A-4] notes in full if the servicer exercises its option to purchase the motor vehicle loans.

For a more detailed description of the servicer's option to purchase the motor vehicle loans, refer to the section of this prospectus supplement entitled "The Notes--Prepayment."

Principal Terms of the Certificates

Form

The certificates will be issued [in book-entry form through DTC] in minimum denominations of $1,000 and integral multiples thereof. [Definitive certificates will be issued only under limited circumstances.]

Payment Dates

The trust will make distributions of interest and principal in respect of the certificates on the__th day of each month unless the __th day is not a business day, in which case the distribution will be made on the following business day. The first payment date is ________ __, 200_.

Record Dates

On each payment date, the trust will distribute interest and principal to the holders of the certificates as of the related record date. The record date for the certificates will be the day before the payment date. If definitive certificates are issued, the record date will be the last day of the month before the payment date.

Pass-Through Rate

On each payment date, the trust will distribute interest in respect of the certificates at the pass-through rate shown on the cover of this prospectus supplement.

Interest Accrual

"30/360", accrued from the __th day of the previous month (or the closing date, in the case of the first payment date) to and excluding the __th day of the current month.

The trust will not make distributions of interest in respect of the certificates after the acceleration of the maturity of the notes following an event of default arising from a payment default until the trust pays the notes in full.

Interest in respect of the certificates that is not paid on a payment date will be due on the next payment date, together with interest on that amount at the applicable pass-through rate, to the extent lawful.

Principal Distributions

On the payment date on which the trust pays the Class [A-1] notes in full and on each payment date thereafter until the notes have been paid in full, the trust will distribute principal in respect of the certificates in an amount equal to the lesser of

o the amount available to the trust to make distributions of principal in respect of the certificates and

o    a targeted amount generally equal to __% of the sum of

     o principal amounts collected on the motor vehicle loans during the prior calendar month and

     o the aggregate principal balance of all motor vehicle loans designated as "defaulted receivables" in that month, net of liquidation proceeds allocable to principal received in that month,

provided that the targeted amount will be zero on any payment date on which the targeted amount for the notes is equal to 100% of the sum referenced above. On each payment date after the notes have been paid in full, the targeted amount will equal 100% of the sum referenced above.

Refer to the section entitled "Principal Terms of the Notes--Principal Payments" above for a discussion of when the targeted amount for the notes will be 100%.

If the full targeted amount of principal distributable to the certficateholders on any payment date is not distributed, the shortfall will be included in the amount of principal distributable to the certificateholders on the next payment date.

The trust is required to reduce the outstanding certificate balance to zero no later than the final scheduled payment date shown on the cover of this prospectus supplement.

Prepayment

The trust will reduce the outstanding certificate balance to zero if the servicer exercises its option to purchase the motor vehicle loans.

For a more detailed description of the servicer's option to purchase the motor vehicle loans, refer to the section of this prospectus supplement entitled "The Certificates."

Priority of Payments

From available collections on the motor vehicle loans received during the prior calendar month and any amounts withdrawn from the reserve account, the trust will pay the following amounts on each payment date in the following order or priority:

o    the servicing fee payable to the servicer,

o    the administration fee payable to the administrator,

o interest payable on the notes, ratably to the holders of each class of notes,

o interest distributable in respect of the certificates, to the holders of the certificates; provided that, if the maturity of the notes has been accelerated following an event of default arising from a payment default, interest will not be distributed to the holders of the certificates until the notes are paid in full,

o principal due on the notes, to the holders of the notes in the order described above,

o after the trust has paid the Class [A-1] notes in full, principal distributable in respect of the certificates, to the holders of the certificates and

o    any remaining amount, to the reserve account.

For a more detailed description of the priority of payments, refer to the section of this prospectus supplement entitled "Payments and Distributions."

Credit Enhancement

Losses and other shortfalls of cash flow will be covered by

o    excess interest payments on other motor vehicle loans,

o    withdrawals from the reserve account and

o    allocations of available funds to

     o the payment of interest on the notes before the distribution of interest in respect of the certificates,

     o the payment of principal of the notes before the distribution of principal in respect of the certificates and,

     o after the maturity of the notes has been accelerated following an event of default arising from a payment default, the payment of principal of the notes before the distribution of interest in respect of the certificates.

Reserve Account

On the closing date, the trust will deposit $_______ (__% of the aggregate principal balance of the motor vehicle loans as of the cutoff date) in the reserve account.

On each payment date, if collections on the motor vehicle loans are insufficient to pay the servicing fee, the administration fee and all amounts payable in respect of the securities, the indenture trustee will withdraw available funds from the reserve account to pay such amounts.

Generally, the balance required to be on deposit in the reserve account will be ____% (___% if a trigger event occurs) of the outstanding principal balance of the motor vehicle loans. However, the reserve account balance is required to be no less than the lesser of __________ (___% of the aggregate principal balance of the motor vehicle loans as of the cutoff date) and the aggregate principal balance of the motor vehicle loans.

If the average delinquency ratio or the average net loss ratio exceeds its specified trigger level, then the balance that will be required to be on deposit in the reserve account will be calculated using __% rather than __%.

If the seller desires to reduce the balance required to be on deposit in the reserve account to a lesser amount and requests the rating agencies to confirm that such reduction in the required balance will not adversely affect the ratings of any of the notes or the certificates and the rating agencies confirm that the reduction will not adversely affect the ratings of the securities issued by the trust, the seller will reduce the required balance in the reserve account to a lesser amount.

On each payment date, the trust will deposit into the reserve account all collections on the motor vehicle loans remaining after the trust has paid the servicer, the administrator and amounts due to the noteholders and the certificateholders as described in this prospectus supplement.

On each payment date, the trust will distribute to the seller funds on deposit in the reserve account in excess of the required balance. On each payment date, the seller will be entitled to receive all investment earnings on funds on deposit in the reserve account earned since the prior payment date.

For a more detailed description of the deposits to and withdrawals from the reserve account, refer to the section of this prospectus supplement entitled "The Transfer and Servicing Agreements--Reserve Account."

Servicing Fee

The trust will pay the servicer a servicing fee on each payment date for the prior month equal to

o 1/12 of 1.0% of the aggregate principal balance of the motor vehicle loans at the end of the month before that month (or, in the case of the first payment date, the aggregate principal balance of the motor vehicle loans as of the cutoff date),

o all late fees and other administrative fees and expenses, if any, collected during that month and

o all investment earnings on funds deposited into the collection account during that month.

Administration Fee

The trust will pay The Chase Manhattan Bank, as administrator, an administration fee of $1,000 per month payable on the following payment date.

Tax Status

Simpson Thacher & Bartlett, special counsel to the seller, will deliver its opinion that for U.S. federal income tax purposes:

o    the notes will be characterized as debt and

o the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

By purchasing a note, you will agree to treat your note as indebtedness.

By purchasing a certificate, you will agree to treat the trust as a partnership in which the certificateholders are partners for federal, state and local income tax purposes.

For a more detailed discussion of tax matters, refer to the sections of this prospectus supplement entitled "Material Federal Income Tax Consequences."

Tax-Related Investment Restrictions on Certificates

The certificates may not be purchased by persons who are not "U.S. Persons" for U.S. federal income tax purposes.

Employee Benefit Plan Considerations

The notes are generally eligible for purchase by or on behalf of employee benefit plans and other similar retirement plans and arrangements that are subject to ERISA, Section 4975 of the tax code or any similar laws or regulations, and by entities whose underlying assets are considered to include the assets of such plans and arrangements, provided certain conditions are satisfied.

The certificates may also be purchased by or on behalf of such plans, arrangements and entities if certain conditions are satisfied. However, any fiduciary of such a plan, arrangement or entity that is considering an investment in the certificates should consult with counsel concerning the consequences of such a purchase, including the treatment of income in respect of the certificates as unrelated business taxable income to a tax-exempt investor. For more information refer to the sections entitled "Employee Benefit Plan Considerations" in this prospectus supplement and the prospectus.

Ratings of the Securities

It is a condition to the issuance of the securities that:

     o [the Class [A-1] notes be rated in the highest short-term rating category by at least [two] nationally recognized statistical rating organization[s],]

     o [the notes of each other class] be rated in the highest long-term rating category by at least [two] nationally recognized statistical rating organization[s], and

     o the certificates be rated at least in the "[___]" category, or its equivalent by at least [two] nationally recognized statistical rating organization[s].

A rating is not a recommendation to purchase, hold or sell the securities, inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the securities address the likelihood of the payment of principal and interest on the securities according to their terms. We cannot assure you that any of these ratings will not be lowered or withdrawn by the related rating agency.

[Legal Investment

The Class [A-1] notes will be eligible securities for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.]

Investor Information--Mailing Address and Telephone Number

The mailing address of the principal executive offices of Chase Manhattan Bank USA, National Association is 200 White Clay Center Drive, Newark, Delaware 19711. Its telephone number is (302) 575-5000.

                                 Risk Factors

         You should consider the following risk factors and the risk factors described on page [__] of the prospectus in deciding whether to purchase any of the securities.

         Holders of certificates are subject to greater credit risks because distributions in respect of the certificates are subordinate to payments on the notes.

         The certificates bear greater credit risk than the notes because distributions of principal in respect of the certificates are subordinated to the payment of principal of the notes and distributions of interest in respect of the certificates are subordinated to payment of interest on the notes and, after the acceleration of the maturity of the notes following an event of default arising from a payment default, no further distributions of principal or interest in respect of the certificates will be made until the notes are paid in full.

         In addition, the trust will distribute no principal in respect of the certificates until it pays the Class [A-1] notes in full or any time thereafter if the balance in the reserve account drops below ___% of the aggregate principal balance of the motor vehicle loans as of the cutoff date. Under those circumstances, the trust will not resume distributions of principal in respect of the certificates until the trust has paid the notes in full or the balance in the reserve account equals or exceeds the required amount.

         The subordination of the certificates means that the holders of the certificates are more likely to suffer the consequences of delinquent payments and defaults on the motor vehicle loans than the holders of the notes.

         You may experience prepayments and losses on your securities after an event of default under the indenture.

         An event of default under the indenture may result in losses on your notes or certificates if the motor vehicle loans are sold and the sale proceeds, together with any other assets of the trust, are insufficient to pay the amounts owed on the notes and the certificates. In addition, if you receive your principal earlier than expected, you may not be able to reinvest the prepaid amount at a rate of return that is equal to or greater than the rate of return on your securities.

         Only the assets of the trust are available to pay your securities.

         The trust will not have any source of funds other than the motor vehicle loans and the amounts on deposit in the reserve account. You must rely for repayment of your securities on payments on the motor vehicle loans and available amounts on deposit in the reserve account. Funds on deposit in the reserve account will be limited in amount, and the amount required to be maintained on deposit in the reserve account will be reduced as the balance of the motor vehicle loans declines. You may suffer a loss if the amount on deposit in the reserve account is exhausted and payments on the motor vehicle loans are insufficient to make payments on the notes and the certificates.

         The securities will not be insured or guaranteed by Chase USA or any of its affiliates and are not obligations of or interests in Chase USA or any of its affiliates.

         Geographic concentration of motor vehicle loans may result in more risk to you.

         If adverse events or economic conditions were particularly severe in a geographic region where there is substantial concentration of obligors, the amount of delinquent payments and defaulted receivables may increase. As a result, the overall timing and amount of collections on the motor vehicle loans may differ from what you expect, and you may experience delays or reductions in payments on your securities.

         The following are the approximate percentages of the aggregate principal balance of the motor vehicle loans as of the cutoff date of the motor vehicle loans originated by or through a dealer located in the following states:

         None of the remaining states accounted for more than 5% of the aggregate principal balance of the motor vehicle loans as of the cutoff date.]

         The absence of an existing market for the securities may limit your ability to resell the securities.

         There is currently no existing market for the securities. The underwriters currently intend to make a market in the securities, but none of them is under any obligation to do so. We cannot assure you that a secondary market will develop or, if a secondary market does develop, that it will provide you with liquidity of investment or that it will continue for the life of the securities.

                                   The Trust

General

         Chase Manhattan Auto Owner Trust 200_-_ is a statutory business trust formed under the laws of the State of Delaware by a trust agreement, as amended and restated as of the cutoff date, between Chase USA and [name of trustee], as trustee.

         The trust will not engage in any activity other than:

          o acquiring, holding and managing the motor vehicle loans, the other assets of the trust and proceeds of those assets,

          o    issuing the notes and the certificates,

          o making payments on the notes and distributions on the certificates and

          o engaging in other activities that are necessary, suitable or convenient to accomplish any of the purposes listed above or are in any way connected with these activities.

         The trust will not acquire any motor vehicle loans or assets other than the property described below and will not have any need for additional capital resources.

         The trust will be capitalized by the issuance of the notes and the certificates and the making of an initial deposit by the trust of $______ into the reserve account. The certificate balance and the reserve account represent the equity in the trust. The trust will issue the securities to the order of the seller in exchange for the seller's transfer of the motor vehicle loans and related property.

         The trust's principal offices are in Delaware at the address listed below under "--Trustee."

Trust Property

         The trust property will include a pool of motor vehicle loans and all monies received on the motor vehicle loans on and after the cutoff date. The motor vehicle loans are motor vehicle retail installment sales contracts and purchase money notes and other notes relating to new or used automobiles or light-duty trucks.

         The trust property will also include:

               o amounts held from time to time in the reserve account and other accounts maintained for the trust,

               o    security interests in the financed vehicles,

               o rights to proceeds from the exercise of the seller's recourse rights against dealers,

               o rights to proceeds from claims on theft and physical damage, credit life and credit disability insurance policies covering the vehicles financed by the motor vehicle loans or the obligors of the motor vehicle loans,

               o    repossessed financed vehicles and

               o    any and all proceeds of the above items.

         If the protection provided to the noteholders by the subordination of distributions to the certificateholders and to the noteholders and the certificateholders by the reserve account is insufficient, the trust will have to look solely to the obligors on the motor vehicle loans and the proceeds from the repossession and sale of the financed vehicles which secure defaulted receivables in order to repay you. In that event, certain factors, such as the trust's not having a first priority perfected security interest in some of the financed vehicles, may affect the trust's ability to realize on the collateral securing the motor vehicle loans, and thus may reduce the proceeds which the trust can distribute to securityholders.

For a more detailed description of the subordination of distributions in respect of the securities, refer to the section of this prospectus supplement entitled "Payments and Distributions." For a more detailed description of the risks affecting the trust's ability to realize on the financed vehicles, refer to the section of the prospectus entitled "Material Legal Aspects of the Motor Vehicle Loans."

Capitalization of the Trust

         The following table illustrates the capitalization of the trust as of the cutoff date, as if the issuance and sale of the notes and the certificates had taken place on that date:

Class [A-1] Notes....................................         $_____________
Class [A-2] Notes....................................         $_____________
Class [A-3] Notes....................................         $_____________
Class [A-4] Notes....................................         $_____________
Certificates.........................................         $_____________
 .......................................................Total  $
 .......................................................        =============

Trustee

         [Name of trustee] is the trustee under the trust agreement. [Name of trustee] is a ____________________ and its principal offices are located at ______________________________, telephone _______________. The seller and its affiliates may maintain normal commercial banking relations with the trustee and its affiliates.

                            The Motor Vehicle Loans

         The trust will own a pool of motor vehicle loans consisting of retail installment sales contracts, purchase money notes and other notes secured by new and used automobiles and light-duty trucks. The motor vehicle loans were selected from the retail installment sales contracts, purchase money notes and other notes owned by Chase USA that satisfy certain criteria.

         In addition to the criteria described in the section of the prospectus entitled "The Motor Vehicle Loans--General" these criteria include the requirement that each motor vehicle loan:

               o has a remaining maturity, as of the cutoff date, of at least ____ months and not more than ____ months,

               o is secured by a new financed vehicle and had an original maturity of not less than ____ months and not more than ____ months or is secured by a used financed vehicle and had an original maturity of not less than ____ months and not more than ____ months,

               o is a fully-amortizing fixed rate [simple interest] contract that provides for level scheduled monthly payments over its remaining term and has an annual contract rate of interest of at least ____% per annum and not more than ____% per annum,

               o has a remaining principal balance, as of the cutoff date, of not less than $______ and not more than $______,

               o has no payment more than ____ days past due as of the cutoff date,

               o is not a motor vehicle loan subject to a debt cancellation policy issued by Chase USA to the obligor that forgives the principal balance of the motor vehicle loan to the extent that the insurance proceeds in the event of a total loss of the financed vehicle are insufficient to repay the motor vehicle loan in full,

               o [is a motor vehicle loan originated by a dealer under a dealer agreement with Chase USA] and

               o [if it has an annual contract rate of interest of less than ____%, it was originated under a program with _______ under which _______ makes an upfront payment to Chase USA in exchange for Chase USA's originating a motor vehicle loan with a below-market annual contract rate of interest.]

         The motor vehicle loans were selected from Chase USA's portfolio of retail installment sales contracts, purchase money notes and other notes secured by new and used automobile and light-duty trucks that met the above criteria. For administrative reasons, Chase USA selected only from those motor vehicle loans in its portfolio that were originated and posted to its servicing system since ________ __, 200_, which were segregated and held for sale by Chase USA.

         As of the cutoff date, approximately _____% of the aggregate principal balance of the motor vehicle loans were secured by new vehicles and light-duty trucks, and approximately ____% were secured by used vehicles and light duty trucks.

         [Approximately [__]% of the aggregate principal balance of the motor vehicle loans as of the cutoff date were made directly to obligors without the involvement of dealers using the underwriting criteria of Chase USA. The portion of these direct loans originated by The Chase Manhattan Bank will be transferred to Chase USA prior to the closing date.]

         The composition of the motor vehicle loans as of the cutoff date was as follows:

                    Composition of the Motor Vehicle Loans

                                         New Financed Vehicles     Used Financed Vehicles           Total
                                         ---------------------     ----------------------           -----
Aggregate Principal Balance........         $                          $                          $
Number of Motor Vehicle Loans......
Average Principal Balance..........         $                          $                          $
Average Original Balance...........         $                          $                          $
Weighted Average Contract Rate.....                     %                          %                          %
Contract Rate (Range)..............          % to __%                  % to __%                        % to __%
Weighted Average Original Term.....        months                   months                     months
Original Term (Range)..............        months to ___ months     months to ___ months       months to ___ months
Weighted Average Remaining Term....        months                   months                     months
Remaining Term (Range).............        months to ___ months     months to ___ months       months to ___ months

         The distribution by contract rate of the motor vehicle loans, the geographic distribution of the motor vehicle loans, the distribution by principal balance of the motor vehicle loans and the distribution by remaining term to maturity of the motor vehicle loans, in each case as of the cutoff date, are set forth in the following tables.

           Distribution by Contract Rate of the Motor Vehicle Loans

                                                                                               Percent of Original
                                           Number of Motor                                     Aggregate Principal
         Contract Rate Range                Vehicle Loans                Principal Balance          Balance
         -------------------                -------------                -----------------          -------
 7.5% to below  8.0%...............                                    $                                 %
 8.0% to below  8.5%...............                                    $                                 %
 8.5% to below  9.0%...............                                    $                                 %
 9.0% to below  9.5%...............                                    $                                 %
 9.5% to below 10.0%...............                                    $                                 %
10.0% to below 10.5%...............                                    $                                 %
10.5% to below 11.0%...............                                    $                                 %
11.0% to below 11.5%...............                                    $                                 %
11.5% to below 12.0%...............                                    $                                 %
12.0% to below 12.5%...............                                    $                                 %
12.5% to below 13.0%...............                                    $                                 %
13.0% to below 13.5%...............                                    $                                 %
13.5% to below 14.0%...............                                    $                                 %
14.0% to below 14.5%...............                                    $                                 %
14.5% to below 15.0%...............                                    $                                 %
15.0% to below 15.5%...............                                    $                                 %
15.5% to below 16.0%...............                                    $                                 %
16.0% to below 16.5%...............                                    $                                 %
16.5% to below 17.0%...............                                    $                                 %
17.0% to below 17.5%...............                                    $                                 %
17.5% to below 18.0%...............                                    $                                 %
18.%...............................                                    $                                 %
                                        ----------------               ---------------       ------------
Total(1)...........................                                    $                                 %
                                        ================               ===============       ============
------------

(1) Percentages may not add to 100.00% due to rounding.

             Geographic Distribution of the Motor Vehicle Loans(1)

                                                                                               Percent of Original
                                          Number of Motor                                      Aggregate Principal
                State                      Vehicle Loans             Principal Balance               Balance
----------------------------------        ---------------            -----------------         -------------------
Alabama............................                                    $                                %
Arizona............................                                    $                                %
Arkansas...........................                                    $                                %
California.........................                                    $                                %
Colorado...........................                                    $                                %
Connecticut........................                                    $                                %
Delaware...........................                                    $                                %
District of Columbia...............                                    $                                %
Florida............................                                    $                                %
Georgia............................                                    $                                %
Hawaii.............................                                    $                                %
Idaho..............................                                    $                                %
Illinois...........................                                    $                                %
Indiana............................                                    $                                %
Iowa...............................                                    $                                %
Kansas.............................                                    $                                %
Kentucky...........................                                    $                                %
Louisiana..........................                                    $                                %
Maine..............................                                    $                                %
Maryland...........................                                    $                                %
Massachusetts......................                                    $                                %
Michigan...........................                                    $                                %
Minnesota..........................                                    $                                %
Mississippi........................                                    $                                %
Missouri...........................                                    $                                %
Montana............................                                    $                                %
Nebraska...........................                                    $                                %
Nevada.............................                                    $                                %
New Hampshire......................                                    $                                %
New Jersey.........................                                    $                                %
New Mexico.........................                                    $                                %
New York...........................                                    $                                %
North Carolina.....................                                    $                                %
North Dakota.......................                                    $                                %
Ohio...............................                                    $                                %
Oklahoma...........................                                    $                                %
Oregon.............................                                    $                                %
Pennsylvania.......................                                    $                                %
Rhode Island.......................                                    $                                %
South Carolina.....................                                    $                                %
South Dakota.......................                                    $                                %
Tennessee..........................                                    $                                %
Texas..............................                                    $                                %
Utah...............................                                    $                                %
Vermont............................                                    $                                %
Virginia...........................                                    $                                %
Washington.........................                                    $                                %
West Virginia......................                                    $                                %
Wisconsin..........................                                    $                                %
                                        ----------------               ===============             -----
Total(2)...........................                                    $                                %
                                        ================               ===============             =====
---------

(1)  Based on the location of the dealer originating the motor vehicle loan
     [or on the location of the related obligor, in the case of a motor vehicle loan originated without the involvement of a dealer].
(2)  Percentages may not add to 100.00% due to rounding.

         Distribution by Principal Balance of the Motor Vehicle Loans

                                                                                               Percent of Original
                                          Number of Motor                                      Aggregate Principal
Principal Balance ($)                      Vehicle Loans             Principal Balance              Balance
----------------------------------        ---------------            -----------------         -------------------
2,000.01 to 5,000.00...............                                    $                                        %
5,000.01 to 10,000.00..............
10,000.01 to 15,000.00.............
15,000.01 to 20,000.00.............
20,000.01 to 25,000.00.............
25,000.01 to 30,000.00.............
30,000.01 to 35,000.00.............
35,000.01 to 40,000.00.............
40,000.01 to 45,000.00.............
45,000.01 to 50,000.00.............
50,000.01 to 55,000.00.............
55,000.01 to 60,000.00.............
60,000.01 to 65,000.00.............
65,000.01 to 70,000.00.............
70,000.01 to 75,000.00.............
75,000.01 to 80,000.00.............
80,000.01 to 85,000.00.............
85,000.01 to 90,000.00.............
90,000.01 to 95,000.00.............
95,000.01 to 100,000.00............
                                              ------------             ---------------              ---------
Total(1)...........................                                     $                             100.00%
                                              ============             ===============              =========
------------

(1)  Percentages may not add to 100.00% due to rounding.

    Distribution by Remaining Term to Maturity of the Motor Vehicle Loans

                                                                                                Percent of Original
                                                   Number of Motor                              Aggregate Principal
Remaining Term to Maturity (in months)              Vehicle Loans        Principal Balance            Balance
-------------------------------------              ---------------       -----------------      -------------------
9 to 12............................                                        $                                    %
13 to 24...........................
25 to 36...........................
37 to 48...........................
49 to 60...........................
61 to 72...........................
                                                    ------------           ---------------            ---------
Total(1)...........................                                        $                             100.00%
                                                    ============           ================           =========
------------

(1) Percentages may not add to 100.00% due to rounding.


Delinquency and Loan Loss Information

         The following tables set forth information with respect to delinquencies, loan losses and recoveries for the Chase Auto Portfolio as of the dates and for the periods indicated. The portions of the Chase Auto Portfolio that provide for payments based upon a variable rate of interest or that provide for a final scheduled payment which is greater than the scheduled monthly payments are included in the following tables, but the motor vehicle loans held by the trust will not include those types of loans. We do not maintain separate records that distinguish among the delinquency and loan loss experience for fixed rate motor vehicle loans (such as the motor vehicle loans included in the trust) and variable rate motor vehicle loans nor do we maintain records of the delinquency and loan loss experience that excludes motor vehicle loans with larger final scheduled payments. We believe that the delinquency and loan loss experience with respect to the types of motor vehicle loans included in the trust is not materially different from the performance of the Chase Auto Portfolio set forth below.

         [Approximately [__]% of the aggregate principal balance of the motor vehicle loans as of the cutoff date are motor vehicle loans made directly to the obligors without the involvement of dealers. The delinquency and loan loss experience for these direct loans are not included in the delinquency and loan loss experience of the Chase Auto Portfolio set forth below. We believe that the delinquency and loan loss experience for loans originated without the involvement of a dealer has not been materially different from the performance of the Chase Auto Portfolio set forth below.]

         The data presented in the following tables are for illustrative purposes only. Delinquency and loan loss experience may be influenced by a variety of economic, social and other factors. We cannot assure you that the delinquency and loan loss experience of the motor vehicle loans included in the trust will be similar to the delinquency and loan loss levels set forth below.

                            Delinquency Experience

                                                                    As of December 31,
                                        -------------------------------------------------------------------------
                                               2000                          1999                     1998
                                        ----------------------     -------------------------      ---------------
                                        Dollar      Number          Dollars          Number          Dollars
                                       (000's)     of Loans         (000's)         of Loans         (000's)
                                       -------     --------         -------         --------         -------
Outstanding Principal Amount...      $                             $                                 $

Delinquencies(1)(2)(3)
   30-59 Days..................      $                             $                                 $
   60-89 Days..................
   90 Days or More.............

Total Delinquencies                  $                             $                                 $
   Repossession Inventory


Total Delinquencies &
   Repossession Inventory......      $                             $                                 $

Delinquencies(1)(2)(3)
   30-59.......................                %                              %                                 %
   60-89.......................                %                              %                                 %
   90 Days or More.............                %                              %                                 %
                                    ------------                  -------------                     -------------
Total Delinquencies(3)(4)......                %                              %                                 %
Repossession Inventory(3)......                %                              %                                 %
                                    ------------                  -------------                     -------------

Total Delinquencies &
   Repossession
   Inventory(3)(4).............                %                              %                                 %

                                                                  1997                              1996
                                                        -------------------------         ------------------------
                                        Number           (000's)          Number          Dollars          Number
                                       of Loans          Dollars         of Loans         (000's)         of Loans
                                       --------          -------         --------         -------         --------
Outstanding Principal Amount...                          $                                $

Delinquencies(1)(2)
   30-59 Days..................                          $                                $
   60-89 Days..................
   90 Days or More.............

Total Delinquencies............                          $                                $
Repossession Inventory.........

Total Delinquencies &
   Repossession Inventory......                          $                                $

Delinquencies(1)(2)(3)
   30-59 Days..................                                 %                                   %
   60-89 Days..................                                 %                                   %
   90 Days or More.............                                 %                                   %
                                                        --------                         -----------
Total Delinquencies(3)(4)......                                 %                                   %
Repossession Inventory(3)......                                 %                                   %
                                                        --------                         -----------

Total Delinquencies &
   Repossession Inventory(3)(4)                                 %                                   %

---------
(1)  Delinquencies include principal amounts and interest.

(2) The period of delinquency is based on the number of days payments are contractually past due.

(3)  As a percent of outstanding principal in dollars.

                                     S-21

(4)  Percentages representing Total Delinquencies and Total Delinquencies &
     Repossession Inventory may not equal the sum of their components due to rounding.

                             Loan Loss Experience
                              (Dollars In 000's)

                                                               Year Ended December 31,
                                   -----------------------------------------------------------------------------
                                       2000            1999            1998             1997            1996
                                   ----------     ------------    ------------    -------------    -------------

Number of Loans(1)..........
Period End Outstanding
   Principal Amount.........       $               $               $                $               $
Average Outstanding
   Principal Amount(2)......       $               $               $                $               $
Number of
   Repossessions............
Number of Gross
   Charge-Offs..............
Gross Charge-Offs(3)........       $               $               $                $               $
Gross Charge-Offs as a %
   of Period End
   Outstanding Principal
   Amount(3)................                 %               %               %                 %                %
Gross Charge-Offs as a %
   of Average End
   Outstanding
   Principal Amount(3)......                 %               %               %                 %                %
Recoveries(4)...............       $               $               $                $               $
Net Charge-Offs(5)..........       $               $               $                $               $
Net Charge-Offs as a % of
   Period End Outstanding
   Principal
   Amount(5)................                 %               %               %                 %                %
Net Charge-Offs as a % of
   Average Outstanding
   Principal
   Amount(5)................                 %               %               %                 %                %
---------

(1)  Number of loans as of period end.

(2) The average for each period presented was computed by taking a simple average of monthly average outstanding principal amounts for such period.

(3) Amount charged off is remaining principal balance less proceeds from sale of repossessed vehicles.

(4) Recoveries generally include amounts received with respect to loans previously charged-off, except for proceeds realized in connection with the sale of the repossessed vehicles.

(5) Net Charge-Offs mean gross charge-offs minus recoveries of loans previously charged-off. Net Charge-Offs may not equal the difference of its components due to rounding.

                                  Chase USA

         Information regarding Chase USA is set forth in the section of the prospectus entitled "Chase USA." At ________ __, 200_, Chase USA's total assets were approximately $____ billion, total liabilities were approximately $____ billion and total stockholder's equity was approximately $____ billion.

                                Use of Proceeds

         The seller will use the proceeds from the sale of the securities, after capitalizing the trust by making the initial deposit into the reserve account and paying expenses, for general purposes.

                    Weighted Average Life of the Securities

Maturity and Prepayment Considerations

         Additional information regarding maturity and prepayment considerations with respect to the securities is provided in the section of the prospectus entitled "Weighted Average Life of Securities."

         In addition, no principal payments will be made:

          o on the Class [A-2] notes until the Class [A-1] notes have been paid in full,

          o on the Class [A-3] notes until the Class [A-2] notes have been paid in full,

          o on the Class [A-4] notes until the Class [A-3] notes have been paid in full or

          o on the certificates until the Class [A-1] notes have been paid in full.

         However, if the maturity of the notes is accelerated following an event of default, principal payments will be made [on the Class A-1 notes until the Class A-1 notes are paid in full and then] ratably on all [other] classes of the notes and no further distributions of principal (or, in the case of an event of default arising from a payment default, interest) in respect of the certificates will be made until the notes are paid in full.

         The rate of payment of principal of each class of notes and the certificates will depend on the rate of payment (including prepayments) of the principal of the motor vehicle loans. A higher than anticipated rate of prepayments will reduce the outstanding amounts of the securities faster than expected and reduce the anticipated aggregate interest payments on the securities. Noteholders and certificateholders alone will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of motor vehicle loans as set forth in the priority of distributions in this prospectus supplement. Such reinvestment risks include the risk that interest rates may be lower at the time such holders receive payments from the trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

         Noteholders and certificateholders should consider:

         o in the case of notes or certificates purchased at a discount, the risk that a slower than anticipated rate of prepayments of motor vehicle loans could result in an actual yield that is less than the anticipated yield and

         o in the case of notes or certificates purchased at a premium, the risk that a faster than anticipated rate of prepayments of motor vehicle loans could result in an actual yield that is less than the anticipated yield.

         [Under a program sponsored by ________ and its dealers, a purchaser of a new _______ vehicle has the right to return his or her car to the related dealer for any reason within 30 days of purchase or 1,500 miles of use and receive a refund of the purchase price. ____% of the aggregate principal balance of the motor vehicle loans as of the cutoff date were secured by financed vehicles manufactured by _____. In the event the obligor under a motor vehicle loan secured by a _____ vehicle returns the related financed vehicle for a refund, such motor vehicle loan will be prepaid and the weighted average life of the notes and the certificates may be decreased.]

         We cannot assure you that your securities will be repaid on the related final scheduled payment date. We expect that final payment of the notes and the final distribution in respect of the certificates will occur on or prior to the respective final scheduled payment date for such securities. However, we cannot assure you that sufficient funds will be available to pay each class of notes and the certificates on or prior to the respective final scheduled payment date for such securities. If sufficient funds are not available, final payment of the notes and the final distribution in respect of the certificates could occur later than such dates.

Illustration of Effect of Prepayments of Motor Vehicle Loans on the Life of the Securities

         The following information is given solely to illustrate the effect of prepayments of the motor vehicle loans on the weighted average life of the securities under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the motor vehicle loans.

         Prepayments on motor vehicle loans can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model (ABS) represents an assumed rate of prepayment each month relative to the original number of motor vehicle loans in a pool of receivables. ABS further assumes that all the motor vehicle loans are the same size and amortize at the same rate and that each motor vehicle loan in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of motor vehicle loans originally containing 10,000 motor vehicle loans, a 1% ABS rate means that 100 motor vehicle loans prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of motor vehicle loans, including the motor vehicle loans held by the trust.

         The tables (the ABS Tables) captioned "Percent of Initial Note Principal Amount at Various ABS Percentages" and "Percent of Initial Certificate Balance at Various ABS Percentages," respectively, have been prepared on the basis of the characteristics of the motor vehicle loans held by the trust. The ABS Tables assume that:

          o the motor vehicle loans prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

          o each scheduled monthly payment on the motor vehicle loans is scheduled to be made and is made on the last day of each month and each month has 30 days,

               o payment on the notes and distributions on the certificates are made on each payment date (and each payment date is assumed to be the ____ day of the applicable month),

               o    [add any additional assumptions]

               o    no event of default occurs,

          o    the notes and certificates are issued on ________ __, 200_, and

          o the servicer does not exercise its option to purchase the motor vehicle loans.

         The ABS Tables indicate the projected weighted average life of each class of notes and the certificates and set forth the percent of the initial principal amount of each class of notes and the percent of the initial certificate balance of the certificates that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages.

         The ABS Tables also assume that the motor vehicle loans have been aggregated into hypothetical pools with all of the motor vehicle loans within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, weighted average contract rate of interest, weighted average original term to maturity and weighted average remaining term to maturity as of the cutoff date) will be such that each pool will be fully amortized by the end of its remaining term to maturity. The pools have an assumed cutoff date of ________ __, 200_.


                                                                         Original Term           Remaining Term
                            Aggregate               Contract              To Maturity             To Maturity
Pool                    Principal Balance             Rate                (In Months)             (In Months)
----                   ------------------       ----------------        --------------           ---------------
1                        $                              %
2                        $                              %
3                        $                              %
4                        $                              %
5                        $                              %
                         ------------
                         $

         The actual characteristics and performance of the motor vehicle loans will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the motor vehicle loans will prepay at a constant level of ABS until maturity or that all of the motor vehicle loans will prepay at the same level of ABS. Moreover, the diverse terms of motor vehicle loans within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the motor vehicle loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the motor vehicle loans, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average life of each class of notes and the certificates.

Percent of Initial Note Principal Amount at Various ABS Percentages

                                                  Class [A-1] Notes                       Class [A-2] Notes
                                         -----------------------------------     ----------------------------------
                                              Assumed ABS Percentage(2)               Assumed ABS Percentage(2)
                                         -----------------------------------     ----------------------------------
Payment Dates.................           0.50%     1.00%     1.50%     2.00%     0.50%     1.00%     1.50%    2.00%
------------------------------           -----     -----     -----     -----     -----     -----     -----    -----
Closing Date..................               0           0         0         0         0         0        0         0
____________, __, 200_                       0           0         0         0         0         0        0         0
____________, __, 200_                       0           0         0         0         0         0        0         0
____________, __, 200_                       0           0         0         0         0         0        0         0
____________, __, 200_                       0           0         0         0         0         0        0         0
____________, __, 200_                       0           0         0         0         0         0        0         0
____________, __, 200_                       0           0         0         0         0         0        0         0
____________, __, 200_                       0           0         0         0         0         0        0         0
____________, __, 200_                       0           0         0         0         0         0        0         0
____________, __, 200_                       0           0         0         0         0         0        0         0
____________, __, 200_                       0           0         0         0         0         0        0         0
____________, __, 200_                       0           0         0         0         0         0        0         0
____________, __, 200_                       0           0         0         0         0         0        0         0
____________, __, 200_                       0           0         0         0         0         0        0         0
____________, __, 200_                       0           0         0         0         0         0        0         0
____________, __, 200_                       0           0         0         0         0         0        0         0
____________, __, 200_                       0           0         0         0         0         0        0         0
____________, __, 200_                       0           0         0         0         0         0        0         0
____________, __, 200_                       0           0         0         0         0         0        0         0
____________, __, 200_                       0           0         0         0         0         0        0         0

                                                  Class [A-1] Notes                       Class [A-2] Notes
                                         -----------------------------------     ----------------------------------
                                              Assumed ABS Percentage(2)               Assumed ABS Percentage(2)
                                         -----------------------------------     ----------------------------------
Payment Dates..................          0.50%     1.00%     1.50%     2.00%     0.50%     1.00%     1.50%    2.00%
-------------------------------          -----     -----     -----     -----     -----     -----     -----    -----
____________, __, 200_                       0           0         0         0         0         0        0         0
____________, __, 200_                       0           0         0         0         0         0        0         0
____________, __, 200_                       0           0         0         0         0         0        0         0
____________, __, 200_                       0           0         0         0         0         0        0         0
____________, __, 200_                       0           0         0         0         0         0        0         0
____________, __, 200_                       0           0         0         0         0         0        0         0
____________, __, 200_                       0           0         0         0         0         0        0         0
____________, __, 200_                       0           0         0         0         0         0        0         0
____________, __, 200_                       0           0         0         0         0         0        0         0
____________, __, 200_                       0           0         0         0         0         0        0         0
____________, __, 200_                       0           0         0         0         0         0        0         0
____________, __, 200_                       0           0         0         0         0         0        0         0
____________, __, 200_                       0           0         0         0         0         0        0         0
____________, __, 200_                       0           0         0         0         0         0        0         0
____________, __, 200_                       0           0         0         0         0         0        0         0
____________, __, 200_                       0           0         0         0         0         0        0         0
____________, __, 200_                       0           0         0         0         0         0        0         0
____________, __, 200_                       0           0         0         0         0         0        0         0
Weighted Average Life (years)(1)             0           0         0         0         0         0        0         0

---------
(1)  The weighted average life of a note is determined by (i) multiplying the amount of each principal payment of such note by the number of years from the date of the issuance of the note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.

(2) An asterisk "*" means a percent of initial note principal balance of more than zero and less than 0.5%.

                                                   Class [A-3] Notes                      Class [A-4] Notes
                                         -----------------------------------     ----------------------------------
                                               Assumed ABS Percentage(2)              Assumed ABS Percentage(2)
                                         -----------------------------------     ----------------------------------
Payment Dates......................       0.50%     1.00%     1.50%     2.00%     0.50%     1.00%    1.50%    2.00%
-----------------------------------      -----     -----     -----     -----     -----     -----     -----    -----
Closing Date.......................           0         0         0         0         0         0        0        0
_________________, __ 200_.........           0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         7         3        0        0
_________________, __ 200_                    0         0         0         0         3         *        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0


                                                   Class [A-3] Notes                      Class [A-4] Notes
                                         -----------------------------------     ----------------------------------
                                               Assumed ABS Percentage(2)              Assumed ABS Percentage(2)
                                         -----------------------------------     ----------------------------------
Payment Dates......................       0.50%     1.00%     1.50%     2.00%     0.50%     1.00%    1.50%    2.00%
-----------------------------------      -----     -----     -----     -----     -----     -----     -----    -----

_________________, __ 200_                    0         0         0         0         0         0        0        0
_________________, __ 200_                    0         0         0         0         0         0        0        0
Weighted Average Life (years)(1)...           0         0         0         0         0         0        0        0
Weighted Average Life to Call                 0         0         0         0         0         0        0        0
(years)(3).........................
Optional Call Date.................           0         0         0         0         0         0        0        0

---------
(1)  The weighted average life of a note is determined by (i) multiplying the amount of each principal payment of such note by the number of years from the date of the issuance of the note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.

(2) An asterisk "*" means a percent of initial note principal balance of more than zero and less than 0.5%.

(3) This calculation assumes the servicer purchases the motor vehicle loans on the earliest payment date on which it is permitted to do so.

     Percentage of Initial Certificate Balance at Various ABS Percentages

                                                                                          Certificates
                                                                                ---------------------------------
                                                                                   Assumed ABS Percentage(2)
                                                                                ---------------------------------
Payment Dates                                                                   0.50     1.00%     1.50%    2.00%
-------------                                                                   ----     -----     -----    -----
Closing Date.............................................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0


                                                                                          Certificates
                                                                                ---------------------------------
                                                                                   Assumed ABS Percentage(2)
                                                                                ---------------------------------
Payment Dates                                                                   0.50     1.00%     1.50%    2.00%
-------------                                                                   ----     -----     -----    -----
_____________________, __ 200_...........................................          0         0         0        0
_____________________, __ 200_...........................................          0         0         0        0
Weighted Average Life (years) (1)........................................          0         0         0        0
Weighted Average Life to Call (years) (3)................................          0         0         0        0
Optional Call Date.......................................................          0         0         0        0

---------
(1) The weighted average life of a certificate is determined by (i) multiplying the amount of each principal payment of such certificate by the number of years from the date of the issuance of such certificate to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal balance of such certificate.

(2) An asterisk "*" means a percent of initial certificate balance of more than zero and less than 0.5%.

(3) This calculation assumes the servicer purchases the motor vehicle loans on the earliest payment date on which it is permitted to do so.

         The ABS Tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the motor vehicle loans which will differ from the actual characteristics and performance of the motor vehicle loans) and should be read in conjunction therewith.

                                   The Notes

General

         The trust will issue the notes under an indenture between the trust and [name of trustee], as indenture trustee. The corporate trust offices of the indenture trustee are located at ______________________________, telephone _______________. Chase USA and its affiliates may have normal banking relationships with the indenture trustee and its affiliates.

         We will file a copy of the indenture in its execution form with the SEC after the trust issues the notes. We summarize below some of the most important terms of the notes. This summary is not a complete description of all the provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any trust and the related indenture in the sections of the prospectus entitled "Certain Information Regarding the Securities" and "The Indenture." We refer you to those sections.

Payments of Interest

         Interest on the principal balances of each class of notes will accrue at the related per annum interest rate shown on the cover page of this prospectus supplement and will be payable to the noteholders monthly on each payment date, commencing ________ __, 200_.

         Calculation of Interest Payable. Interest on the outstanding principal amount of each class of notes will accrue and shall be calculated as follows:

         [Actual/360. Interest on the Class [A-1] notes will accrue from and including the prior payment date (or the closing date, in the case of the first payment date) to but excluding the current payment date and be calculated on the basis of actual days elapsed and a 360-day year.]

         30/360. Interest on the [Class [A-2] notes, Class [A-3] notes and Class [A-4]] notes will accrue from and including the __th day of the calendar month preceding the payment date (or the closing date, in the case of the first payment date) to but excluding the __th day of the calendar month of that payment date and be calculated on the basis of a 360-day year of twelve 30-day months.

         Interest on Unpaid Interest. Interest on any note that is not paid on a payment date will be due on the next payment date, together with interest on that amount at the applicable interest rate, to the extent lawful.

         Priority of Interest Payments. Interest payments on all classes of notes will have the same priority. If on any payment date the trust has insufficient funds to make a full payment of interest on the notes, the trust will apply the funds available to pay interest on the notes ratably, based upon the aggregate amount of interest payable on each class of notes.

         Funds Available to Pay Interest. The trust will pay interest on the notes on each payment date from collections on the motor vehicle loans received during the prior calendar month and amounts withdrawn from the reserve account for that payment date less the portion of those amounts applied to the payment of the servicing fee and the administration fee.

         For a more detailed description of the priority of interest payments on the notes, refer to the section of this prospectus supplement entitled "Payments and Distributions."

Payments of Principal

         Calculation of Principal Payable. The trust will pay the principal of the notes on each payment date in an amount generally equal to the lesser of the amount available to pay the principal of the notes and

          o 100% of the Principal Distribution Amount for that payment date until the Class [A-1] notes have been paid in full and

          o __% of the Principal Distribution Amount for each payment date thereafter (or, in the case of the payment date on which the Class [A-1] notes are paid in full, __% of the remaining amount of the Principal Distribution Amount) until all of the notes have been paid in full unless

          o the balance in the reserve account on that payment date would drop below ___% of the aggregate principal balance of the motor vehicle loans as of the cutoff date, after giving effect to any withdrawals from the reserve account on that payment date, in which case, the targeted amount of principal payable to the noteholders will be 100% of the Principal Distribution Amount for that payment date and each payment date thereafter until the notes have been paid in full or the balance in the reserve account equals or exceeds the required amount

              or

          o the maturity of the notes has been accelerated after the occurrence of an event of default, in which case, the targeted amount of principal payable to the noteholders will be 100% of the Principal Distribution Amount for each payment date until the notes have been paid in full.

The Principal Distribution Amount for each payment date will generally equal the sum of

          o the principal collections on the motor vehicle loans received during the prior calendar month and

          o the aggregate principal balance of all motor vehicle loans designated as "defaulted receivables" during that calendar month, net of liquidation proceeds allocable to principal received during that month in respect of motor vehicle loans designated as "defaulted receivables" during prior months.

         The precise definition of Principal Distribution Amount is set forth in the section of this prospectus supplement entitled "Glossary of Terms." We refer you to that definition.

         A motor vehicle loan will be designated as a "defaulted receivable" when the servicer determines, based on its usual collection practices and procedures, that eventual payment in full of the motor vehicle loan is unlikely or when at least 10% of a scheduled payment is 240 or more days delinquent.

         The amount of the principal of the notes payable on the final scheduled payment date for any class of notes will equal the amount needed to repay the principal amount of that class of notes in full.

         If the full targeted amount of principal payable to the noteholders on any payment date is not paid, the shortfall will be included in the amount of principal payable to the noteholders on the next payment date.

         Priority of Principal Payments Prior to Acceleration of the Notes. The trust will pay the principal of the notes in the following order of priority:

          o    the Class [A-1] notes until they are paid in full,

          o    the Class [A-2] notes until they are paid in full,

          o    the Class [A-3] notes until they are paid in full and

          o    the Class [A-4] notes until they are paid in full.

         Priority of Principal Payments After Acceleration of the Notes. After an acceleration of the maturity of the notes following an event of default, the trust will pay the principal of [Class A-1 notes until the Class A-1 notes are paid in full and then the other classes of] notes ratably, based upon the outstanding principal amount of each [such] class of notes.

         Funds Available to Pay Principal. The trust will pay the principal of the notes on each payment date from collections on the motor vehicle loans received during the prior calendar month and amounts withdrawn from the reserve account for that payment date less the portion of those amounts applied to the payment of the servicing fee, the administration fee, interest on the notes and interest distributions in respect of the certificates. If the maturity of the notes has been accelerated following an event of default resulting from a payment default, the trust will not make any distributions in respect of interest on the certificates until after the notes have been paid in full.

         For a more detailed description of the priority of principal payments on the notes, refer to the section of this prospectus supplement entitled "Payments and Distributions."

         The trust's failure to pay principal of the notes of any class on any payment date will not be an event of default until the final scheduled payment date for that class of notes.

         Notes Might Not Be Paid in Full on Their Final Scheduled Payment Dates. The principal amount of any class of notes if not previously paid will be due on the final scheduled payment date relating to that class shown on the cover page of this prospectus supplement. The actual date on which the outstanding principal amount of any class of notes is paid may be earlier or later than the final scheduled payment date for that class of notes based on a variety of factors, including those described in the sections of this prospectus supplement and the prospectus entitled "Weighted Average Life of the Securities."

Prepayment

         The servicer may purchase the motor vehicle loans on any payment date after the Class [A-1] notes, the Class [A-2] notes and the Class [A-3] notes have been paid in full on which the aggregate principal balance of the motor vehicle loans has declined to __% or less of the aggregate principal balance of the motor vehicle loans as of the cutoff date. If the servicer purchases the motor vehicle loans, the trust will prepay the Class [A-4] notes in full.

         For a more detailed description of the right of the servicer to purchase the motor vehicle loans, refer to the section of the prospectus entitled "The Transfer and Servicing Agreements--Termination."

                               The Certificates

General

         The trust will issue the certificates under the trust agreement. We will file a copy of the trust agreement with the SEC after the trust issues the certificates. We summarize below some of the most important terms of the certificates. This summary is not a complete description of all the provisions of the trust agreement and the certificates. The following summary is a supplement to the description of the general terms and provisions of the certificates of any given trust and the related trust agreement in the sections of the prospectus entitled "Certain Information Regarding the Securities" and "The Transfer and Servicing Agreements." We refer you to those sections.

Distributions of Interest

         On each payment date, commencing on ________ __, 200_, the certificateholders will be entitled to receive the amount of interest that accrues on the Certificate Balance at the pass-through rate shown on the cover page of this prospectus supplement.

         Calculation of Interest Accrual. Interest in respect of the certificates will accrue from and including the __th day of the calendar month preceding the payment date (or the closing date, in the case of the first payment date) to but excluding the __th day of the calendar month of that payment date and be calculated on the basis of a 360-day year of twelve 30-day months.

         Interest on Unpaid Interest. Interest in respect of any certificate that is not distributed on a payment date will be due on the next payment date, together with interest on that amount at the pass-through rate, to the extent lawful.

         Funds Available for Interest Distributions; Subordination. The trust will make interest distributions in respect of the certificates on each payment date from collections on the motor vehicle loans received during the prior calendar month and amounts withdrawn from the reserve account for that payment date less the portion of those amounts applied to the payment of the servicing fee, the administration fee and interest on the notes. If the maturity of the notes has been accelerated following an event of default resulting from a payment default, the trust will not make any distributions in respect of interest on the certificates until after the notes have been paid in full.

         For a more detailed description of the priority of interest distributions in respect of the certificates, refer to the section of this prospectus supplement entitled "Payments and Distributions."

Distributions of Principal

         Calculation of Principal Distributable. On the payment date on which the trust pays the Class [A-1] notes in full and on each payment date thereafter until the notes have been paid in full, the trust will distribute principal in respect of the certificates in an amount equal to the lesser of

          o the amount available to the trust to make distributions of principal in respect of the certificates and

          o __% of the Principal Distribution Amount (or, in the case of the payment date on which the Class [A-1] notes are paid in full, __% of the remaining amount of the Principal Distribution Amount)

         unless

          o the balance in the reserve account on that payment date would drop below __% of the aggregate principal balance of the motor vehicle loans as of the cutoff date, after giving effect to any withdrawals from the reserve account on that payment date, in which case, the trust will not distribute principal in respect of the certificates until the notes have been paid in full or the balance in the reserve account equals or exceeds the required amount

              or

          o the maturity of the notes has been accelerated after the occurrence of an event of default, in which case, the trust will not distribute principal in respect of the certificates until the notes have been paid in full.

On each payment date after the notes have been paid in full, the trust will distribute principal in respect of the certificates in an amount equal to the lesser of

          o the amount available to the trust to make distributions of principal in respect of the certificates and

          o 100% of the Principal Distribution Amount (or, in the case of the payment date on which the notes are paid in full, 100% of the remaining amount of the Principal Distribution Amount).

         In addition, the amount of principal distributable in respect of the certificates on the final scheduled payment date for the certificates will equal the amount needed to reduce the Certificate Balance to zero.

         If the full targeted amount of principal distributable to the certificateholders on any payment date is not distributed, the shortfall will be included in the amount of principal distributable to the certificateholders on the next payment date.

         The Certificate Balance will be reduced on each payment date by

          o distributions in respect of principal to the certificateholders and

          o the amount that the sum of the aggregate principal amount of the notes and the Certificate Balance exceeds the aggregate principal balance of the motor vehicle loans as of the last day of the prior month, and increased on any payment date by the amount of principal distributed in respect of the certificates on that payment date relating to any prior non-cash reductions.

         Funds Available to Distribute Principal; Subordination. The trust will distribute principal in respect of the certificates on each payment date from collections on the motor vehicle loans received during the prior calendar month and amounts withdrawn from the reserve account for that payment date less the portion of those amounts applied to the payment of the servicing fee, the administration fee, interest on the notes, interest distributions in respect of the certificates and principal of the notes. If the maturity of the notes has been accelerated following an event of default, the trust will not make any distributions of principal in respect of the certificates until after the notes have been paid in full.

         For a more detailed description of the priority of principal distributions in respect of the certificates, refer to the section of this prospectus supplement entitled "Payments and Distributions."

         Certificate Balance Might Not Be Reduced to Zero on its Final Scheduled Payment Date. The trust is required to reduce the Certificate Balance to zero on the final scheduled payment date of the certificates shown on the cover page of this prospectus supplement. The actual date on which the Certificate Balance is reduced to zero may be earlier or later than the final scheduled payment date for the certificates based on a variety of factors, including those described in the sections of this prospectus supplement and the prospectus entitled "Weighted Average Life of the Securities."

Prepayment

         The servicer may purchase the motor vehicle loans on any payment date after the Class [A-1] notes, the Class [A-2] notes and the Class [A-3] notes have been paid in full on which the aggregate principal balance of the motor vehicle loans has declined to __% or less of the aggregate principal balance of the motor vehicle loans as of the cutoff date. If the servicer purchases the motor vehicle loans, the trust will distribute to certificateholders an amount equal to the Certificate Balance together with accrued and unpaid interest at the pass-through rate.

         For a more detailed description of the right of the servicer to purchase the motor vehicle loans, refer to the section of the prospectus entitled "The Transfer and Servicing Agreements--Termination."

Restrictions on Foreign Ownership

         Purchasers of certificates and their assignees will be deemed to represent that the beneficial owners of such certificates are not Foreign Investors.

         For a more detailed description of the restrictions on foreign ownership of the certificates, refer to the section of this prospectus supplement entitled "Material Federal Income Tax Consequences."

                          Payments and Distributions

Source of Funds

         The funds available to the trust to pay expenses and make payments on the securities on each payment date will equal the sum of the Total Distribution Amount for that payment date and any funds withdrawn from the reserve account for that payment date.

         The Total Distribution Amount for each payment date will generally consist of the following:

          o collections received on the motor vehicle loans during the prior calendar month, including net recoveries on motor vehicle loans that were charged off as losses in prior months and

          o proceeds of repurchases of motor vehicle loans by the seller or purchases of motor vehicle loans by the servicer.

         The precise definition of Total Distribution Amount is set forth in the section of this prospectus supplement entitled "Glossary of Terms." We refer you to that definition.

         In general, the servicer will be permitted to retain collections on the motor vehicle loans until the business day prior to each payment date. On that business day, the servicer will cause all collections on the motor vehicle loans and other amounts constituting the Total Distribution Amount for the payment date to be deposited in the collection account, together with any funds required to be withdrawn by the indenture trustee from the reserve account for the payment date. For a description of the circumstances under which the servicer would be required to deposit collections on the motor vehicle loans within 48 hours of receipt, refer to the section of the prospectus entitled "The Transfer and Servicing Agreements--Servicing -- Collections."

Priority of Payments and Distributions

         Prior to Acceleration of the Notes following a Payment Default. On each payment date, the trust will apply the Total Distribution Amount and any funds withdrawn from the reserve account to make payments and distributions in the following order of priority:

          o to the servicer, the servicing fee for the prior month and all unpaid servicing fees for prior months,

          o to the administrator, the administration fee for the prior month and all unpaid administration fees for prior months,

          o ratably to the holders of each class of notes, interest due on all the notes on that payment date,

          o to the holders of the certificates, interest distributable in respect of the certificates on that payment date,

          o to the noteholders, the amount of the principal of the notes payable on that payment date as described in the section of this prospectus supplement entitled "The Notes--Payments of Principal,"

          o to the certificateholders, the amount of principal distributable in respect of the certificates on that payment date as described in the section of this prospectus supplement entitled "The Certificates--Distributions of Principal" and

          o to the reserve account, any remaining portion of the Total Distribution Amount.

         After Acceleration of the Notes following a Payment Default. On each payment date after the maturity of the notes has been accelerated following an event of default resulting from a payment default, the trust will apply the Total Distribution Amount and any funds withdrawn from the reserve account to make payments and distributions in the following order of priority:

          o to the servicer, the servicing fee for the prior month and all unpaid servicing fees for other prior months,

          o to the administrator, the administration fee for the prior month and all unpaid administration fees for other prior months,

          o ratably to the holders of each class of notes, interest due on all the notes on that payment date,

          o to the noteholders, the outstanding principal amount of the notes,

          o to the holders of the certificates, interest distributable in respect of the certificates on that payment date,

          o    to the certificateholders, the Certificate Balance and

          o to the reserve account, any remaining portion of the Total Distribution Amount.

         Withdrawals from Reserve Account. The indenture trustee will withdraw funds from the reserve account, to the extent that funds are available for withdrawal, in respect of any payment date for which the Total Distribution Amount is insufficient to pay the servicing fee, the administration fee, principal and interest payable to the noteholders and principal and interest distributable in respect of the certificates. In no event will investment earnings on funds on deposit in the reserve account be available for withdrawal to pay these amounts.

                     The Transfer and Servicing Agreements

         We have summarized below some of the important terms of the sale and servicing agreement, the trust agreement and the administration agreement. A form of each of these agreements has been filed as an exhibit to the registration statement of which the attached prospectus forms a part. We will file a copy of each of these agreements with the SEC after we issue the securities. This summary is not a complete description of these agreements. The following summary supplements the description of the general terms and provisions of these agreements set forth in the prospectus.

Trust Accounts

         The trust will establish a collection account and the reserve account in the name of the indenture trustee for the benefit of the noteholders and the certificateholders. The servicer will establish a distribution account for the noteholders in the name of the indenture trustee for the benefit of the noteholders. The trustee will establish a distribution account for the certificateholders in the name of the trustee for the benefit of the certificateholders. Each of these accounts will be treated as a trust account as described in the section of the prospectus entitled "The Transfer and Servicing Agreements--Trust Accounts."

         Each of the collection account, the note distribution account and the certificate distribution account will be initially established in the trust department of The Chase Manhattan Bank. The Chase Manhattan Bank acting as the paying agent at the direction of the servicer will have the right to withdraw funds from those accounts for the purpose of making distributions to securityholders.

Servicing Compensation

         The servicer will be entitled to receive a servicing fee for each month payable on the following payment date. The servicing fee for each month will equal the sum of

          o the product of 1/12 of __% and the aggregate principal balance of the motor vehicle loans as of the last day of the prior month (or, in the case of the first payment date, as of the cutoff date) and

          o any late charges, credit-related extension fees or other administrative fees or similar charges allowed by applicable law collected by the servicer during that month.

In addition, the servicer will be entitled to receive investment earnings, net of losses and investment expenses, on funds deposited in the collection account.

         For a more detailed description of the fees and expenses of the servicer, refer to the section of the prospectus entitled "The Transfer and Servicing Agreements--Servicing--Servicing Compensation and Payment of Expenses."

Servicing Procedures

         The servicer will service the motor vehicle loans and will be obligated to make reasonable efforts to collect all payments due with respect to the motor vehicle loans. The servicer will be obligated to follow collection and servicing procedures consistent with the procedures it follows with respect to comparable motor vehicle loans that it services for itself and with prudent industry standards. In addition, the sale and servicing agreement will provide that the servicer may not

          o change the amount of any motor vehicle loan, other than allowing a prepayment of a scheduled payment that does not result in a deferral of any other scheduled payment,

          o    decrease the contract rate of any motor vehicle loan or

          o extend any motor vehicle loan beyond the final scheduled payment date for the certificates.

         If the servicer fails to comply with the terms of the sale and servicing agreement and such failure materially and adversely affects the interests of the securityholders in a motor vehicle loan, the servicer will be required to purchase the affected motor vehicle loan at a price equal to the unpaid principal balance owed by the obligor plus interest at the contract rate of interest through the last day of the month of repurchase. The purchase obligation will constitute the sole remedy available to the securityholders, the trust or the indenture trustee for any such uncured breach.

         Chase USA offers certain obligors or classes of obligors on an annual basis a one-month noncredit related extension of a regularly scheduled payment otherwise due under a motor vehicle loan. The sale and servicing agreement will establish criteria governing those extensions.

         For a more detailed description of the servicing procedures, refer to the section of the prospectus entitled "The Transfer and Servicing Agreements--Servicing--Servicing Procedures."

Reserve Account

         Funding of Reserve Account. The trust will establish the reserve account in the name of the indenture trustee for the benefit of the noteholders and certificateholders. The trust will fund the reserve account on the closing date by making an initial deposit of $________________ (___% of the aggregate principal balance of the motor vehicle loans as of the cutoff date), which is less than the amount that is required to be on deposit in the reserve account. The reserve account will thereafter be funded on each payment date with the portion of the Total Distribution Amount remaining after the payment of the servicing fee, the administration fee, interest and principal payable to the noteholders and interest and principal distributable in respect of the certificates as described in the section of this prospectus supplement entitled "Payments and Distributions."

         Withdrawals from Reserve Account. The indenture trustee will withdraw funds from the reserve account and deposit them into the collection account under the circumstances described in the section of this prospectus supplement entitled "Payments and Distributions."

On each payment date, the indenture trustee will withdraw from the reserve account and pay to the seller all investment earnings on funds on deposit in the reserve account earned since the prior payment date and any amounts on deposit in the reserve account, after giving effect to deposits and withdrawals made on that payment date, in excess of the Specified Reserve Account Balance on that payment date.

         The Specified Reserve Account Balance on each payment date will equal ___% of the aggregate principal balance of the motor vehicle loans as of the last day of the second preceding calendar month, but in any event will not be less than the lesser of

          o $__________ (__% of the aggregate principal balance of the motor vehicle loans as of the cutoff date) and

          o the aggregate principal balance of the motor vehicle loans as of the last day of the second preceding calendar month;

provided, that the Specified Reserve Account Balance will be calculated using a percentage of __% on any payment date for which the Average Net Loss Ratio exceeds ___% or the Average Delinquency Percentage exceeds ___%. If the seller desires to reduce the Specified Reserve Account Balance to a lesser amount and requests the rating agencies to confirm that such reduction in the Specified Reserve Account Balance will not adversely affect the ratings of any of the notes or the certificates and the rating agencies confirm that the reduction will not adversely affect the ratings of the securities issued by the trust, the seller will reduce the Specified Reserve Account Balance to a lesser amount.

         Funds in the Reserve Account will be Limited. Amounts in the reserve account are intended to enhance the likelihood of receipt by securityholders of the full amount of principal and interest payable to them and to decrease the likelihood that the securityholders will experience losses. However, the amount in the reserve account is limited and the reserve account could be depleted. If the amount required to be withdrawn from the reserve account to cover shortfalls in collections on the motor vehicle loans exceeds the amount of available cash in the reserve account, noteholders or certificateholders could incur losses or a temporary shortfall in the amounts distributed to them could result. Delays in payments could increase the average life of the notes or the certificates. Shortfalls in collections on the motor vehicle loans may result from, among other things, losses on the motor vehicle loans or the failure by the servicer to make any remittance under the sale and servicing agreement.

Administration Agreement

         The Chase Manhattan Bank, as the administrator, will enter into an administration agreement with the trust and the indenture trustee pursuant to which it will agree to perform certain administrative functions on behalf of the trust. The administrator will be entitled to receive an administration fee of $________ per month payable on the following payment date.

         Under the administration agreement the administrator may act directly or through its agents or attorneys pursuant to agreements entered into with any of them. The administrator will not be liable for the conduct or misconduct of its agents or attorneys if the administrator selected those agents or attorneys with due care.

         Chase USA will enter into an agreement with the administrator pursuant to which it will agree to perform certain of the duties of the administrator and to reimburse and indemnify the administrator for all expenses or liabilities the administrator may incur as a result of the administrator's entering into the administration agreement.

                           Money Market Eligibility

         The Class [A-1] notes will be eligible securities for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.]

                   Material Federal Income Tax Consequences

         The following is a general summary of the material United States federal income tax considerations that may be relevant to the purchase, ownership and disposition of the notes and the certificates by an investor who purchases the notes or the certificates pursuant to their original issuance at their original issue price. This summary is based upon the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder, administrative rulings or pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly retroactively. The following discussion does not deal with all aspects of U.S. federal income taxation, nor does it address U.S. federal income tax consequences that may be relevant to certain types of investors, such as financial institutions, insurance companies, dealers in securities or currencies, tax-exempt organizations, persons who hold the notes or certificates as part of a hedging, integrated or conversion transaction, constructive sale or straddle, traders in securities that have elected to mark their securities holdings to market or persons whose functional currency is not the U.S. dollar, who may be subject to special treatment under the tax code. In addition, the following discussion does not address the alternative minimum tax consequences of an investment in the notes or the certificates or the consequences of such an investment under state and local tax laws or foreign tax laws. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the U.S. federal income tax consequences discussed in this prospectus and opinions of counsel are not binding on the IRS or the courts. Thus, we can give you no assurance that the IRS will not take positions contrary to those described below. The opinions of Simpson Thacher & Bartlett, special counsel to Chase USA, described in this prospectus supplement will be based upon certain representations and assumptions, including, but not limited to, the assumption that all relevant parties will comply with the terms of the trust agreement and related documents.

         This summary is intended as an explanatory discussion of the possible effects of the classification of the trust as a partnership for U.S. federal income tax purposes for investors generally and related tax matters affecting investors generally, but does not purport to furnish information in the level of detail or with the attention to the investor's specific tax circumstances that would be provided by an investor's own tax adviser. Accordingly, investors should consult their own tax advisors to determine the federal, state, local, and other tax consequences that may be relevant to their purchase, ownership and disposition of the notes or the certificates based upon their particular facts and circumstances.

         If a partnership holds notes or certificates, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A noteholder or certificateholder that is a partner of a partnership holding notes or certificates should consult its own tax advisor.

         For purposes of the following discussion, except as otherwise provided herein, the terms "noteholder" and "certificateholder" refer, respectively, to the beneficial owner of a note or certificate. In addition, the discussion below assumes that noteholders and certificateholders will hold their notes and certificates as "capital assets" within the meaning of Section 1221 of the tax code. As used herein, a "U.S. noteholder" or "U.S. certificateholder" means a holder that is:

          o    a citizen or resident of the United States,

          o a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof,

          o an estate the income of which is subject to United States federal income taxation regardless of its source or

          o a trust (a) that is subject to the supervision of a court within the United States and the control of one or more Untied States persons as described in Section 7701(a)(30) of the tax code or (b) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

A "non-U.S. noteholder" or "non-U.S. certificateholder" is a holder that is not a U.S. noteholder or U.S. certificateholder.

Tax Characterization of the Trust

         In the opinion of Simpson Thacher & Bartlett, the trust will not be classified as an association (or publicly traded partnership) taxable as a corporation. This opinion is based on, among other things, certain facts and assumptions contained in such opinion and counsel's conclusion, based in part upon a representation of Chase USA, that the nature of the trust's income exempts it from the rule that certain publicly traded partnerships are taxable as corporations.

         Chase USA and the certificateholders, by their purchase of certificates, will agree to treat the trust as a partnership for all U.S. tax purposes with the assets of such partnership being the assets held by the trust (including the reserve account and all investment earnings thereon), the partners of the partnership being the certificateholders and Chase USA, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust, the certificateholders, the noteholders and Chase USA is not clear.

         A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of Chase USA or the trust.

The following discussion assumes that, for U.S. federal income tax purposes,
(i) the trust is properly classified as a partnership (other than a publicly traded partnership), (ii) the notes will be treated as debt of this partnership and (iii) the certificates represent equity interests in the partnership.

Tax Consequences to Noteholders

         Treatment of the Notes as Indebtedness. The trust and the noteholders, by their purchase of the notes, agree to treat the notes as debt for all U.S. tax purposes. In the opinion of Simpson Thacher & Bartlett, the notes will be characterized as debt for U.S. federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

         Interest Income on the Notes. It is anticipated that the notes will be sold at no more than the statutorily defined de minimis discount (i.e., 1/4% of the principal amount of a note multiplied by its weighted average to maturity) from their stated principal amount. In such case, the notes will not be considered to have been issued with original issue discount or OID in excess of the statutorily defined de minimis amount. Consequently, the stated interest thereon will be taxable to a noteholder as ordinary interest income at the time it is received or accrued in accordance with such noteholder's method of tax accounting. Under the applicable Treasury regulations, a holder of a note issued with a de minimis amount of OID must include gain attributable to such OID in income, on a pro rata basis, as principal payments are made on the note.

         Sale or Other Disposition. If a noteholder sells or otherwise disposes of a note in a taxable transaction, the former noteholder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition (less an amount equal to any accrued, unpaid interest not previously included in income which will be taxable as such) and the former noteholder's adjusted tax basis in the note. The long-term capital gains of individuals generally are eligible for reduced rates of taxation. Capital losses generally may be used only to offset capital gains.

         Non-U.S. Noteholders. Under present U.S. federal income tax law, and subject to the discussion below concerning backup withholding:

         (a) no withholding of U.S. federal income tax will be required with respect to the payment by the trust of principal or interest on a note owned by a non-U.S. noteholder, provided that the beneficial owner of the note (i) is not actually or constructively a "10-percent shareholder" of the trust (including a holder of 10% or more of the trust's outstanding certificates) or Chase USA, (ii) is not a "controlled foreign corporation" with respect to which the trust or Chase USA is a "related person" within the meaning of the tax code, (iii) is not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the tax code and (iv) satisfies the statement requirement (described generally below) set forth in Section 871(h) and
Section 881(c) of the tax code and the regulations thereunder; and

         (b) no withholding of U.S. federal income tax generally will be required with respect to any gain realized by a non-U.S. noteholder upon the sale, exchange or retirement of a note provided that, in the case of any gain representing accrued interest, the conditions described in (a) above are satisfied.

         To satisfy the requirement referred to in (a)(iv) above, the beneficial owner of such note, or a financial institution holding the note on behalf of such owner, must provide, in accordance with specified procedures, the U.S. entity that would otherwise be required to withhold U.S. taxes with a statement to the effect that the beneficial owner is not a U.S. person. These requirements will be met if (i) the beneficial owner provides his name and address, and certifies, under penalties of perjury that he, she or it is not a "U.S. person" (which certification may be made on an IRS Form W-8BEN or a successor form), or (ii) a beneficial owner holds the notes through certain foreign intermediaries and satisfies the certification requirements of applicable U.S. Treasury regulations. Special certification rules apply to certain non-U.S. noteholders that are entities rather than individuals.

         If a non-U.S. noteholder cannot satisfy the requirements of the "portfolio interest" exception described in (a) above, payments of premium, if any, and interest (including OID) made to a non-U.S. noteholder with respect to a note will be subject to a 30% U.S. withholding tax unless the beneficial owner of the note provides the U.S. entity otherwise required to withhold U.S. taxes with a properly executed (i) IRS Form W-8BEN (or successor form) claiming an exemption from, or reduction in the rate of, withholding under the benefit of an applicable tax treaty or (ii) IRS Form W-8ECI (or successor form) stating that the interest paid on the note is not subject to U.S. withholding tax because such interest income is effectively connected with the beneficial owner's conduct of a trade or business in the United States.

         If a non-U.S. noteholder is engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of such trade or business, the non-U.S. noteholder, although exempt from the U.S. withholding tax discussed above, will be subject to U.S. federal income tax on such interest on a net income basis in the same manner as if it were a U.S. person. In addition, if such non-U.S. noteholder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable tax treaty) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest on the note will be included in such foreign corporation's effectively connected earnings and profits.

         Any gain realized by a non-U.S. noteholder upon the sale, exchange or retirement of a note generally will not be subject to U.S. federal income tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. noteholder in the United States or (ii) in the case of gain recognized by a non-U.S. noteholder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange or retirement, and certain other conditions are met.

         Special rules may apply to certain non-U.S. noteholders, such as "controlled foreign corporations", "passive foreign investment companies" and "foreign personal holding companies", that are subject to special treatment under the tax code. Such non-U.S. noteholders should consult their own tax advisors to determine the U.S. federal, state and local and other tax consequences that may be relevant to their decision to purchase notes.

         Information Reporting and Backup Withholding. In general, information reporting requirements will apply to payments of principal, interest and premium, if any, paid on the notes and to the proceeds from the sale of a note paid to U.S. persons, other than certain exempt recipients (such as corporations). A 31% U.S. backup withholding tax will apply to such payments if the U.S. person fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

         No information reporting or backup withholding will be required with respect to payments made by the trust to a non-U.S. noteholder if a statement described in (a)(iv) above under the section entitled

"Non-U.S. Noteholders" has been received by the U.S. entity otherwise required to withhold U.S. taxes and such entity does not have actual knowledge that the beneficial owner is a U.S. person.

         In addition, backup withholding and information reporting will not apply if payments of principal, interest or premium (if any) on a note are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such note, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds from the sale of a note to the owner thereof. If, however, such nominee, custodian, agent or broker is, for U.S. federal income tax purposes, a U.S. person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or, if such nominee, custodian, agent or broker is a foreign partnership, in which one or more U.S. persons, in the aggregate, own more than 50% of the income or capital interests in the partnership or if the partnership is engaged in a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (i) such custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a U.S. person and certain other conditions are met or (ii) the beneficial owner otherwise establishes an exemption.

         Payments of principal, interest and premium (if any) on a note paid to the beneficial owner of a note by a U.S. office of a custodian, nominee or agent, or the payment by the U.S. office of a broker of the proceeds from the sale of a note, will be subject to both backup withholding and information reporting unless the beneficial owner (i) provides the statement referred to in (a)(iv) above and the payor does not have actual knowledge that the beneficial owner is a U.S. person or (ii) otherwise establishes an exemption.

         Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

         Possible Alternative Classification of the Notes. If, contrary to the opinion of Simpson Thacher & Bartlett, the IRS successfully asserted that one or more of the notes did not represent debt for U.S. federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deduction for interest expense on notes recharacterized as equity). Alternatively, the trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to non-U.S. holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements and individual holders might be subject to certain limitations on their ability to deduct their share of the trust expenses. See "Tax Consequences to Certificateholders" below.

Tax Consequences To Certificateholders

         Treatment of the Trust as a Partnership. As discussed above under the section entitled "Trust Treated as Partnership--Tax Characterization of the Trust," the following discussion assumes that for U.S. federal income tax purposes, (i) the trust will be treated as a partnership (other than a publicly traded partnership), (ii) the notes will be treated as debt of this partnership and (iii) the certificates represent equity interests in the partnership.

         Partnership Taxation. As a partnership, the trust will not be subject to U.S. federal income tax. Rather, each certificateholder will be required separately to take into account such certificateholder's allocable share of the trust's income, gains, losses, deductions and credits. The trust's income will consist primarily of interest and late and other administrative fees earned on the motor vehicle loans (including appropriate adjustments for market discount, OID and bond premium) and any gain realized upon the collection or disposition of motor vehicle loans. The trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions realized upon the collection or disposition of motor vehicle loans.

         The tax items of a partnership are allocable to the partners in accordance with the tax code, the relevant Treasury regulations promulgated thereunder and the partnership agreement (here, the trust agreement and related documents). However, inasmuch as the trust's payment of the interest rate applicable to the certificates is payable to the certificateholders without regard to the income of the trust, the trust intends to treat payments of such amounts to certificateholders as "guaranteed payments" within the meaning of Section 707(c) of the tax code. Under such treatment payments will be considered ordinary income to a certificateholder but may not be considered interest income for U.S. federal income tax purposes.

         In the event that such tax treatment is not respected, the trust agreement provides that the certificateholders will be allocated gross income of the trust for each calendar month equal to the sum of (i) the amount of interest that accrues on the certificates for such calendar month, (ii) an amount equivalent to interest that accrues during such period on amounts previously due on the certificates but not yet distributed and (iii) any gross income of the trust attributable to discount on the motor vehicle loans that corresponds to any excess of the principal amount of the certificates over their initial issue price. All remaining income of the trust will be allocated to Chase USA. All deductions and losses also will be allocated to Chase USA.

         No assurance can be given that the IRS would not require the trust to allocate a greater amount of gross or net income to the certificateholders. Moreover, even under the foregoing method of allocation (and also under the rules applicable to the tax treatment of guaranteed payments, which is the trust's primary U.S. federal income tax reporting position), certificateholders will realize income equal to the entire interest rate on the certificates even though the trust may not have sufficient cash to make current cash distributions with respect to such income. Thus, cash method certificateholders will be required effectively to report income from the certificates on an accrual basis and all certificateholders will be liable for the U.S. federal income taxes due on their allocable share of the trust's income even if they have not received any cash distributions from the trust with respect to such income. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders, certificateholders purchasing certificates at different times and at different prices may be required to recognize an amount of taxable income that is greater or less than the amount reported to them by the trust. See "Allocations between Transferors and Transferees" below.

         A significant portion of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the tax code.

         The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each motor vehicle loan, the trust might be required to incur additional expense.

         Discount and Premium. Chase USA anticipates that the motor vehicle loans transferred to the trust will not have been issued with OID. In such case, the trust should not have to accrue any OID income. However, the purchase price paid by the trust for the motor vehicle loans may be greater or less than the remaining principal balance of the motor vehicle loans at the time of purchase. If so, the motor vehicle loans will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.)

         If the trust acquires the motor vehicle loans at a market discount or premium, the trust will elect to include any such discount in income currently as it accrues over the life of the motor vehicle loans or to offset any such premium against interest income on the motor vehicle loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

         Section 708 Termination. Under Section 708 of the tax code, the trust will be deemed to terminate for U.S. federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If such a termination occurs, the trust would be considered to have transferred all of its assets and liabilities to a new trust and then to have immediately liquidated and distributed the interests in the new trust to the continuing certificateholders. The trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. Consequently, the trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements.

         Disposition of Certificates. Generally, subject to a number of specific exceptions, a certificateholder will recognize capital gain or loss on a sale or other taxable disposition of certificates in an amount equal to the difference between the amount realized by the certificateholder on such sale or disposition and the certificateholder's tax basis in such certificates. A certificateholder's tax basis in a certificate generally will equal the certificateholder's cost therefor increased by the certificateholder's allocable share of trust income and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the certificateholder's allocable share of the notes and other liabilities of the trust. A certificateholder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

         Any gain on the sale of a certificate attributable to the certificateholder's share of unrecognized accrued market discount on the motor vehicle loans generally would be treated as ordinary income to the certificateholder and would give rise to special tax reporting requirements. In order to avoid this tax treatment and the resulting special tax reporting requirements related thereto, the trust will elect to include market discount in income as it accrues.

         If a certificateholder is required to recognize an aggregate amount of income over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess generally will give rise to a capital loss upon the retirement of the certificates. The deductibility of capital losses is subject to limitations.

         Allocations Between Transferors and Transferees. In general, the trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, an investor purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the certificateholder's interest), taxable income or losses of the trust might be reallocated among the certificateholders. The trustee is authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a certificateholder sells its certificates at a profit (or loss), the purchasing certificateholder will have a higher (or lower) tax basis in the certificates than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher (or lower) basis unless the trust were to file an election under Section 754 of the tax code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, the trust will not make such an election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

         Administrative Matters. The trustee will be required to keep complete and accurate books for the trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trustee will file or cause to be filed a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trustee will provide or cause to be provided the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, certificateholders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the certificateholder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the tax code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing and (z) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

         Chase USA will be designated as the tax matters partner in the trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The tax code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could result in an audit of a certificateholder's U.S. federal income tax returns and, consequently, to adjustments of items not related to the certificateholder's allocable share of the income and losses of the trust.

         Tax Consequences to Non-U.S. Certificateholders. Under the terms of the trust agreement, the certificates may not be acquired by or for the account of an individual or entity that is not a U.S. person as defined in
Section 7701(a)(30) of the tax code, and any transfer of a certificate to a person that is not a U.S. person shall be void. Moreover, the trust will withhold on any amounts allocable or payable to a non-U.S. certificateholder at a rate of 35% for non-U.S. certificateholders that are taxable as corporations and 39.6% for all other non-U.S. certificateholders. In determining a certificateholder's withholding status, the U.S. entity otherwise required to withhold U.S. taxes may rely on IRS Forms W-8, IRS Form W-9 or a certificateholder's certification of nonforeign status signed under penalties of perjury.

         Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates generally will be subject to the 31% U.S. backup withholding tax if the certificateholder fails to comply with certain identification procedures or otherwise fails to establish an exemption.

                            State Tax Consequences

         The above discussion does not address the tax treatment of the trust, the notes, the certificates, noteholders or certificateholders under any state tax laws. You are urged to consult with your own tax advisors regarding the state tax treatment of the trust as well as any state tax consequences to you, particularly in the case of financial institutions, of purchasing, holding and disposing of your notes or certificates.

                     Employee Benefit Plan Considerations

General

         Before investing in the notes or certificates, fiduciaries of Plans should consider, among other matters:

          o    ERISA's fiduciary standards or similar standards under Similar
               Laws,

          o whether such investment in the notes or certificates by the Plan satisfies the prudence and diversification requirements of ERISA or applicable standards under Similar Laws, taking into account the overall investment policy of the Plan, the composition of the Plan's portfolio and any limitations on the marketability of the notes and certificates,

          o whether such fiduciaries have authority to make such investment in the notes or certificates under the applicable Plan investment policies and governing instruments, and

          o rules under ERISA and the tax code or similar standards under Similar Laws that prohibit plan fiduciaries from causing a Plan to engage in certain "prohibited transactions."

         Under the Plan Assets Regulation issued by the U.S. Department of Labor, or the DOL, if a Plan subject to ERISA invests in an "equity interest" of an entity that is neither a publicly-offered security nor a security issued by an investment company registered under the Investment Company Act of 1940, the Plan's assets will include both the equity interest and an undivided interest in each of the entity's underlying assets, unless it is established that the entity is an operating company or that equity participation in the entity by benefit plan investors is not significant. An "equity interest" is an interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. If the underlying assets of the trust or Chase USA were deemed to be "plan assets" of Plans under ERISA, this would result, among other things, in
(i) the application of the prudence and other fiduciary responsibility standards of ERISA to activities engaged in by Chase USA, the trustee, and others and (ii) the possibility that certain transactions in which Chase USA, the trustee and others might seek to engage could constitute "prohibited transactions" under ERISA and the tax code. If a prohibited transaction occurs for which no exemption is available, Chase USA, the trustee and any other fiduciary that has engaged in the prohibited transaction could be required (i) to restore to the Plan any profit realized on the transaction and (ii) to reimburse the Plan for any losses suffered by the Plan as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the tax code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100% of the amount involved. Plan fiduciaries who decide to invest in the notes or certificates could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment or as co-fiduciaries for actions taken by or on behalf of Chase USA or the trust. With respect to an individual retirement account, or IRA, that invests in the notes or certificates, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status.

The Notes

         Although there can be no assurances, since there is little authority on the subject, we believe that the notes will not constitute equity interests under the Plan Assets Regulation because the notes (a) should be treated as indebtedness under local law and as debt, rather than equity, for tax purposes (see "Material Federal Income Tax Consequences--Tax Consequences to Noteholders" in this prospectus supplement), and (b) should not be deemed to have any "substantial equity features." Therefore, the motor vehicle loans and other assets included as assets of the trust should not be deemed to be "plan assets" of the investing Plans. Those conclusions are based, in part, upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes (which are highly rated by the rating agencies) will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. However, we cannot assure you that the notes would be characterized by the DOL or others as indebtedness on the date of issuance or at any given time thereafter. Accordingly, before purchasing the notes, a fiduciary or other Plan investor should itself confirm that the notes constitute indebtedness, and have no substantial equity features, for purposes of the Plan Assets Regulation.

         Section 406 of ERISA and Section 4975 of the tax code prohibit Plans subject to Title I of ERISA or Section 4975 of the tax code from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the tax code. The acquisition and/or ownership of the notes by a Plan with respect to which Chase USA, the trustee, the indenture trustee, the owner of the certificates or others involved with the notes, or any of their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the tax code, unless the notes are acquired and are held in accordance with an applicable statutory, regulatory, class or individual prohibited transaction exemption. In this regard, the DOL has issued prohibited transaction class exemptions, which are called PTCEs, that may apply to the acquisition and holding of the notes. These class exemptions include, among others, PTCE 84-14 respecting transactions effected by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting insurance company general accounts and PTCE 96-23 respecting transactions effected by in-house asset managers.

         Similar Laws governing the investment and management of the assets of governmental, church and non-U.S. Plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the tax code discussed above. Accordingly, fiduciaries of such governmental, church and non-U.S. Plans, in consultation with their advisors, should consider the impact of any applicable Similar Laws on investments in the notes and the considerations described above, if applicable.

         The notes may not be purchased with plan assets of any Plan if any of Chase USA, the indenture trustee, the trustee or any of their respective affiliates

          o has investment or administrative discretion with respect to the plan assets used to effect such purchase,

          o has authority or responsibility to give, or regularly gives, investment advice with respect to such plan assets, for a fee and pursuant to an agreement or understanding that such advice
               (i) will serve as a primary basis for investment decisions with respect to such plan assets, and (ii) will be based on the particular investment needs of such Plan, or

          o    is an employer maintaining or continuing such Plan.

Any fiduciary proposing to invest in the notes for or on behalf of a Plan, directly or indirectly, should consult with counsel for the Plan and each fiduciary investing in a note will be deemed to represent that its purchase and holding of the notes (i) are eligible for exemptive relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, or, if the Plan is not subject to ERISA or Section 4975 of the tax code, does not and will not constitute or result in a non-exempt prohibited transaction, or otherwise trigger any penalties or liabilities under, or violate in any way, any other applicable Similar Laws, and (ii) will satisfy the applicable fiduciary requirements imposed under ERISA and any other applicable Similar Laws.

The Certificates

         The following is a summary of certain considerations associated with an investment in the certificates by Plans subject to Title I of ERISA and
Section 4975 of the tax code.

         Section 406 of ERISA and Section 4975 of the tax code prohibit Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the tax code. Because the certificates will constitute "equity interests" under the Plan Assets Regulation and there can be no assurance that any exception under that regulation will apply, it is likely that an investment by Plans in certificates will cause the assets of the trust to be "plan assets." The acquisition and/or ownership of certificates by a Plan with respect to which Chase USA, the trustee, the indenture trustee, or others involved with the certificates, or any of their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the tax code, unless the certificates are acquired and are held in accordance with an applicable statutory, regulatory, class or individual prohibited transaction exemption.

         The DOL has granted to ____________ the Exemption, which exempts from certain of the prohibited transaction rules and the related excise tax provisions of Section 4975 of the tax code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by certain qualifying issuers holding investment pools that consist of only certain receivables, loans, and other obligations, and the related servicing, operation and management of the issuers, provided the conditions and requirements of the Exemption are satisfied. The receivables covered by the Exemption include retail installment sales contracts, purchase money notes and other notes secured by automobiles and light-duty trucks such as the motor vehicle loans to be held by the trust. Among the general conditions that must be satisfied for the Exemption to apply are the following:

          o the acquisition of the securities by a Plan is on terms, including the price for the securities, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party,

          o the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the issuer unless the investment pool contains certain types of collateral, such as consumer loans fully secured by motor vehicles,

          o the securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories (four, in a transaction in which the investment pool contains certain types of collateral, such as consumer loans fully secured by motor vehicles) from either Moody's Investors Service, Inc., Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or Fitch, Inc.,

          o the trustee must not be an affiliate of any other member of the Restricted Group,

          o the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities,

          o the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of such loans,

          o the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under any servicing agreement,

          o the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended, and

          o for certain types of issuers, the documents establishing the issuer and governing the transaction must contain certain provisions intended to protect the assets of the issuer from creditors of the sponsor.

         The Exemption defines the term "reasonable compensation" by reference to DOL Regulation Section 2550.408c-2, which states that whether compensation is reasonable depends upon the particular facts and circumstances of each case. Each fiduciary of a Plan considering the purchase of a certificate should satisfy itself that all amounts paid to or retained by the underwriter and the servicer represent reasonable compensation for purposes of the Exemption if the Exemption is being relied upon.

         Furthermore, in order for its securities to qualify under the Exemption, an issuer must meet certain requirements, including the following:

          o the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools,

          o securities in such other investment pools must have been rated in one of the three highest rating categories (four, in a transaction which the investment pool contains certain types of collateral, such as consumer loans fully secured by motor vehicles) of either Moody's Investors Service, Inc., Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or Fitch, Inc. for at least one year prior to the Plan's acquisition of the securities and

          o securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of securities.

         The Exemption generally does not apply to Plans sponsored by a member of the Restricted Group. Moreover, the Exemption provides certain Plan fiduciaries relief from certain self-dealing/conflict of interest prohibited transactions that may arise when the fiduciary causes a Plan to acquire securities of an issuer holding obligations on which the fiduciary or its affiliate is obligor only if, among other requirements:

          o in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group,

          o such fiduciary or its affiliate is an obligor with respect to 5% or less of the fair market value of the obligations contained in the investment pool,

          o the Plan's investment in securities of any class does not exceed 25% of all of the securities of the class outstanding at the time of the acquisition and

          o immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

         The rating of a security may change. If the rating of a security declines below the lowest permitted rating, the security will no longer be eligible for exemptive relief under the Exemption and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the security when it had a permitted rating would not be required by the Exemption to dispose of it).

         The Exemption will apply to the acquisition and the holding of the certificates only if all of the conditions to application of the Exemption are satisfied. Before purchasing a certificate, a Plan fiduciary should make its own determination as to the availability of the relief provided by the Exemption. In particular, a fiduciary of any Plan considering an investment in the certificates must ascertain that the Plan is an "accredited investor", as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended, and that, at the time of the acquisition, the certificates are rated BBB- or higher by Moody's Investors Service, Inc., Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or Fitch, Inc.

Taxation of Tax-Exempt Investors

         A Plan that is exempt from the U.S. federal income tax under Section 501(a) of the tax code is nevertheless subject to federal income taxation to the extent that its income is "unrelated business taxable income," or UBTI, within the meaning of Section 512 of the tax code. All or a portion of the income in respect of certificates and other equity interests of a trust that has issued debt obligations is "debt-financed income," within the meaning of
Section 514 of the tax code, and is therefore UBTI. Any potential investor that is exempt from the U.S. federal income tax under Section 501(a) of the tax code should consult counsel concerning the taxation of an investment in the certificates.

         Each Plan fiduciary should consult with its legal advisor concerning the considerations discussed above before making an investment in the certificates, including the applicability of a PTCE or the Exemption. As indicated above, Similar Laws governing the investment and management of the assets of governmental, non-U.S., and other Plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and/or the tax code. Accordingly, fiduciaries of such Plans, in consultation with their advisors, should consider the impact of applicable Similar Laws on an investment in the certificates and the considerations discussed above, as applicable. In addition, the general fiduciary requirements which apply to investments in the notes apply as well to investments in the certificates, and each purchaser and holder of certificates will be deemed to have represented and warranted that its purchase and holding of a certificate or any interest therein satisfies such requirements.

         For further information, refer to the section of the prospectus entitled "Employee Benefit Plan Considerations."

                                 Underwriting

Note Underwriting Agreement

           Subject to the terms and conditions set forth in an underwriting agreement with respect to the notes, Chase USA has agreed to sell to the underwriters named below, and each of the those underwriters has severally agreed to purchase, the principal amount of notes of each class set forth opposite its name below:


                            Principal Amount        Principal Amount       Principal Amount       Principal Amount
Note Underwriters         of Class [A-1] Notes    of Class [A-2] Notes   of Class [A-3] Notes   of Class [A-4] Notes
-----------------         --------------------    --------------------   --------------------   --------------------
_________________.......     $ _____________        $ _____________         $ _____________        $  ____________
                               _____________          _____________           _____________           ____________
                               _____________          _____________           _____________           ____________
                             ---------------        ---------------         ---------------        ---------------
     Total..............     $ _____________        $ _____________         $ _____________        $  ____________
                             ===============        ===============         ===============        ===============

         In the underwriting agreement with respect to the notes, the several underwriters have agreed, subject to the terms and conditions therein, to purchase all the notes if any notes are purchased.

         Chase USA has been advised by the underwriters that they propose initially to offer the notes to the public at the prices set forth on the cover page of this prospectus supplement. After the initial public offering, such public offering prices may change.

         The underwriting discounts and commissions, the selling concessions that the underwriters of the notes may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the aggregate initial principal amount of each class of notes shall be as follows:


                          UNDERWRITING DISCOUNT   SELLING CONCESSIONS       REALLOWANCE NOT
                             AND COMMISSIONS         NOT TO EXCEED             TO EXCEED
                             ---------------        ---------------         --------------
Class [A-1] Notes...          _____________%         _____________%          _____________%
Class [A-2] Notes...          _____________          _____________           _____________
Class [A-3] Notes...          _____________          _____________           _____________
Class [A-4] Notes...          _____________          _____________           _____________
                             ---------------        ---------------         --------------


Certificate Underwriting Agreement

         Subject to the terms and conditions set forth in an underwriting agreement with respect to the certificates, Chase USA has agreed to sell to _______________, as underwriter of the certificates, and _________________ has agreed to purchase, the entire principal amount of the certificates.

         In the underwriting agreement with respect to the certificates, the underwriter of the certificates has agreed, subject to the terms and conditions therein, to purchase all of the certificates if any certificates are purchased.

         Chase USA has been advised by the underwriter of the certificates that it proposes initially to offer the certificates to the public at the price set forth on the cover page of this prospectus supplement. After the initial public offering, such public offering price may change.

         The underwriting discounts and commissions, the selling concessions that the underwriter of the certificates may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the initial certificate balance shall be as follows:


                            UNDERWRITING DISCOUNT         SELLING CONCESSIONS            REALLOWANCE NOT
                               AND COMMISSIONS               NOT TO EXCEED                  TO EXCEED
                               ---------------               -------------                  ---------
Certificates........         $ _____________            $ _____________                $  ____________


Proceeds to Chase USA

         Chase USA will receive the proceeds listed below, after payment of the underwriting discounts and commissions listed below and estimated expenses of $___________:

                                                            Proceeds to Chase USA as        Underwriting
                                                               % of the principal          discounts and
                                 Proceeds to Chase USA      amount of the securities        commissions
                                 ---------------------      ------------------------        -----------

Class [A-1] Notes.....            $_________________          $______________            $________________
Class [A-2] Notes.....            $_________________          $______________            $________________
Class [A-3] Notes.....            $_________________          $______________            $________________
Class [A-4] Notes.....            $_________________          $______________            $________________
Certificates..........            $_________________          $______________            $________________



General

         Until the distribution of the notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

         If the underwriters create a short position in the securities in connection with this offering (i.e., they sell more securities than the aggregate initial principal amount set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing securities in the open market.

         The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of such securities, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those securities as part of the offering.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

         Neither the seller nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above might have on the price of the securities. In addition, neither the seller nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, if commenced, will not be discontinued without notice.

         The notes and the certificates are new issues of securities and there currently is no secondary market for the securities or the certificates. The underwriters for the securities expect to make a market in the securities but will not be obligated to do so. We cannot assure you that a secondary market for the securities will develop. If a secondary market for the securities does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your notes or certificates.

         The indenture trustee may, from time to time, invest the funds in the collection account and the reserve account in investments acquired from or issued by the underwriters.

         In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with Chase USA and its affiliates.

         Chase USA has agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect thereof.

         The closings of the sale of each class of the notes and the certificates are conditioned on the closing of the sale of each other class of notes and those certificates.

         [This prospectus supplement and the attached prospectus may be used by J.P. Morgan Securities Inc. in connection with offers and sales related to market-making transactions in the securities. J.P. Morgan Securities Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. J.P. Morgan Securities Inc. has no obligation to make a market in the securities and any such market-making may be discontinued at any time without notice, in its sole discretion. J.P. Morgan Securities Inc. is among the underwriters participating in the initial distribution of the securities.]

         Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a prospectus, Chase USA or such underwriter will promptly deliver, without charge, a paper copy of this prospectus supplement and the prospectus.

                                 Legal Matters

         Certain legal matters relating to the issuance of the securities will be passed upon for Chase USA by Simpson Thacher & Bartlett, New York, New York. Certain legal matters relating to the issuance of the certificates will be passed upon for Chase USA by Richards, Layton & Finger, P.A. and certain other legal matters will be passed upon for Chase USA by Jeff Levine, Esq., a ______________________ of _________________, and for the Underwriters by
Sidley Austin Brown & Wood LLP, New York, New York. From time to time Simpson Thacher & Bartlett, Sidley Austin Brown & Wood LLP and Richards, Layton & Finger, P.A. provide legal services to Chase USA and its affiliates.

                               Glossary of Terms

         Additional defined terms used in this prospectus supplement are defined in the prospectus.

         ABS means the Absolute Prepayment Model which we use to measure prepayments on motor vehicle loans and which we describe under "Weighted Average Life of the Securities."

         ABS Tables means the tables captioned "Percent of Initial Note Principal Amount at Various ABS Percentages" and "Percent of Initial Certificate Balance at Various ABS Percentages" included under "Weighted Average Life of the Securities."

         Aggregate Net Losses means, for any payment date, the amount equal to the aggregate principal balance of all motor vehicle loans that were designated "defaulted receivables" during the related Collection Period minus the Liquidation Proceeds allocable to principal collected during such Collection Period with respect to any motor vehicle loans previously designated as "defaulted receivables."

         Available Interest means, for any payment date, the sum of the portion of collections on the motor vehicle loans received during the related Collection Period allocated to interest and that portion of the repurchase amounts received with respect to the motor vehicle loans repurchased by the seller or purchased by the servicer during the related Collection Period that would have been treated as Available Interest if the obligor thereof had prepaid such motor vehicle loans in full on the date as of which such motor vehicle loans were repurchased or purchased.

         Available Principal means, for any payment date, the sum of the portion of collections on the motor vehicle loans during the related Collection Period allocated to the principal balance of the motor vehicle loans and that portion of the repurchase amounts received with respect to the motor vehicle loans repurchased by the seller or purchased by the servicer during the related Collection Period that would have been treated as Available Principal if the obligor thereof had prepaid such motor vehicle loans in full on the date as of which such motor vehicle loans were repurchased or purchased.

         Average Delinquency Percentage means, for any payment date, the average of the Delinquency Percentages for such payment date and the preceding two payment dates.

         Average Net Loss Ratio means, for any payment date, the average of the Net Loss Ratios for such payment date and the preceding two payment dates.

         Certificate Balance means $________________ as of the closing date and, thereafter, will be an amount equal to the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to certificateholders. The Certificate Balance shall also be reduced on any payment date by the excess, if any, of (i) the sum of the Certificate Balance and the outstanding principal amount of the notes (in each case after giving effect to payments and distributions on that payment date), over (ii) the aggregate principal balance of the motor vehicle loans as of the close of business on the last day of the preceding Collection Period. Thereafter, the Certificate Balance will be increased on any payment date to the extent that any portion of the Total Distribution Amount on such payment date is available to make distributions of principal shortfalls carried over from prior payment dates in respect of the certificates.

         Collection Period means, with respect to the first payment date, the period from and including the cutoff date to and including __________ ____, 200__ and, with respect to each subsequent payment date, the calendar month preceding the calendar month in which such payment date occurs.

         Delinquency Percentage means, for any payment date, the sum of the outstanding principal balances of all motor vehicle loans which are 60 days or more delinquent (including motor vehicle loans, which are not designated as "defaulted receivables," relating to financed vehicles that have been repossessed), as of the close of business on the last day of the Collection Period immediately preceding such payment date, determined in accordance with the servicer's normal practices, such sum expressed as a percentage of the aggregate principal balance of the motor vehicle loans as of the close of business on the last day of such Collection Period.

         Exemption means the individual administrative exemption granted by the U.S. Department of Labor to ___________________.

         Foreign Investor means any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof,
(iii) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust (a) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in Section 7701(a)(30) of the tax code or (b) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

         Liquidation Proceeds means with respect to any motor vehicle loan,
(i) insurance proceeds, (ii) the monies collected during a Collection Period from whatever source on a defaulted receivable and (iii) proceeds of a financed vehicle sold after repossession, in each case, net of any liquidation expenses and payments required by law to be remitted to the obligor.

         Net Loss Ratio means, for any payment date, the ratio expressed as an annualized percentage of (i) the Aggregate Net Losses for such payment date, to (ii) the average of the aggregate principal balance of the motor vehicle loans on the last day of the second Collection Period preceding the Collection Period in which such payment date occurs and the aggregate balance of the motor vehicle loans on the last day of the Collection Period preceding the Collection Period in which such payment date occurs.

         Principal Distribution Amount means, for any payment date, the sum of the following amounts, without duplication, for such payment date: (i) Available Principal and (ii) the aggregate principal balance (net of liquidation proceeds received during the related Collection Period and applied to principal) of all motor vehicle loans designated as "defaulted receivables" in that Collection Period.

         Restricted Group means, for purposes of the Exemption, the underwriter, the trustee, the seller, the servicer, any insurer with respect to the loans, and any obligor with respect to loans included in the investment pool constituting more than 5% of the aggregate unamortized principal balance of the assets in the investment pool and the affiliates of any of those parties.

         Specified Reserve Account Balance means, on any payment date, [___]% of the aggregate principal balance of the motor vehicle loans as of the last day of the second Collection Period preceding the Collection Period in which such payment date occurs, but in any event will not be less than the lesser of
(i) ___________ ([___]% of the aggregate principal balance of the motor vehicle loans as of the cutoff date) and (ii) the aggregate principal balance of the motor vehicle loans; provided, that the Specified Reserve Account Balance will be calculated using a percentage of [___]% on any payment date (beginning with the _________ payment date) for which the Average Net Loss Ratio exceeds [____]% or the Average Delinquency Percentage exceeds [_____]%.

         Total Distribution Amount means, for any payment date, the sum of Available Interest and Available Principal for that payment date. The Total Distribution Amount for any payment date will exclude all payments and proceeds (including any liquidation proceeds and any amounts received from dealers with respect to motor vehicle loans) of (i) any motor vehicle loans repurchased by the seller or purchased by the servicer, the repurchase amount of which has been included in the Total Distribution Amount for a prior payment date and (ii) investment earnings and any late fees.

                             Prospectus Supplement




                               $_______________



                    CHASE MANHATTAN AUTO OWNER TRUST 200_-_

                       $____________ Asset Backed Notes

                       $_____ Asset Backed Certificates




                CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
                              Seller and Servicer



                           Underwriters of the Notes




                       Underwriters of the Certificates





You should rely only on the information provided in the prospectus and this prospectus supplement. We have not authorized anyone to provide you with other or different information. You should not assume that the information in the prospectus or this prospectus supplement is accurate on any date other than the dates stated on the respective covers.

We are not offering the notes or the certificates in any state where the offer is not permitted.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes or the certificates will deliver a prospectus supplement and prospectus until _____________ (90 days after the date of this prospectus supplement).

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus and the attached prospectus supplement are not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                          Chase Manhattan Auto Trusts

                              Asset Backed Notes

                           Asset Backed Certificates

                Chase Manhattan Bank USA, National Association
                              Seller and Servicer

Before you purchase any of these securities, be sure to read the risk factors beginning on page __ of this prospectus and the risk factors set forth in the related prospectus supplement.

A security is not a deposit and neither the securities nor the underlying motor vehicle loans are insured or guaranteed by the FDIC or any other governmental authority.

The notes and the certificates will represent obligations of or interests in the trust only and will not represent obligations of or interests in the trust only and will not represent obligations of or interests in Chase Manhattan Bank USA, National association, or any of its affiliates.

Each trust--

   o will issue asset-backed notes and/or asset-backed certificates of this prospectus and the risk in one or more classes, rated in one of the four highest rating factors set forth in the related categories by at least one nationally recognized statistical prospectus supplement. rating organization,

   o    will own--

          o a pool of motor vehicle loans secured by new or used automobiles or light-duty trucks,

          o    collections on those motor vehicle loans,

          o security interests in the vehicles financed by those motor vehicle loans and

          o    funds in the accounts of the trust and

          o may have the benefit of some form of credit or payment or enhancehment

The main sources of funds for making payments on a trust's securities or will be collections on its motor vehicle loans and any enhancement that the trust may have.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any related prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is July 2, 2001

                             Table of Contents

                                                                           Page
                                                                           ----

Reading this Prospectus and the Attached Prospectus Supplement ..............1

Where You Can Find Additional Information....... ............................1

Incorporation of Certain Documents by Reference. ............................1

Summary........................................ .............................3

Risk Factors.................................... ............................7

     Interests of other persons in the financed vehicles could reduce the funds available to make payments on your securities............7
     Our insolvency could result in accelerated, delayed or reduced payments to you....................................................7
     Only the assets of the trust are available to pay your securities.......8
     Delays in collecting payments could occur if we cease to be the servicer.......................................................8
     Subordination may cause some classes of securities to bear additional credit risk...........................................  9
     Prepayments on the motor vehicle loans may adversely affect the average life of and rate of return on your securities..............9
     You  may suffer losses on your securities because Chase USA as servicer will hold collections and commingle them with its own funds.........................................................10
     Additional motor vehicle loans may have different characteristics than the initial pool of motor vehicle loans .....................10
     You  may experience a prepayment of your securities as a result of pre-funding.......................................................10
     You  may suffer losses because you have limited control over the actions of the trust..........................................10

The Trusts..................................................................11

Chase USA...................................................................12

The Motor Vehicle Loans.....................................................12

     General................................................................12
     Delinquency and Loan Loss Information..................................14
     Origination and Servicing of Motor Vehicle Loans.......................14
     Underwriting of Motor Vehicle Loans....................................16
     Insurance..............................................................18
     Collection Procedures..................................................18

Weighted Average Life of the Securities.....................................20

How You Can Compute Your Portion of the Amount Outstanding of Your
     Securities.............................................................21

Use of Proceeds.............................................................22

Principal Documents.........................................................22

Payments On The Securities..................................................24

Certain Information Regarding the Securities................................25

     Fixed Rate Securities..................................................25
     Floating Rate Securities...............................................25
     Book-Entry Registration................................................26
     Definitive Securities..................................................30
     List of Securityholders................................................31
     Reports to Securityholders.............................................32

The Indenture...............................................................33

     Events of Default......................................................33
     Certain Covenants......................................................35
     Modifications of the Indenture.........................................36
     The Indenture Trustee..................................................37

Transfer and Servicing Agreements...........................................38

     Sale and Assignment of Motor Vehicle Loans.............................38
     Trust Accounts.........................................................40
     Servicing..............................................................41
     Distributions..........................................................46
     Credit and Cash Flow Enhancement.......................................46
     Statements to Trustees and Trust.......................................47
     Amendments of Transfer and Servicing Agreements........................47
     Continuing Obligations of Indenture Trustee............................48

     Termination............................................................48
     Administration Agreement...............................................48

Material Legal Aspects of the Motor Vehicle Loans...........................49

     Security Interests in the Motor Vehicle Loans..........................49
     Security Interests in the Financed Vehicles............................49
     Certain Matters Relating to Receivership...............................51
     Consumer Protection Laws...............................................52

Employee Benefit Plan Considerations........................................52

Plan of Distribution........................................................54

Ratings.....................................................................55

Legal Matters...............................................................55

Glossary of Terms For Prospectus............................................56

                   Reading this Prospectus and the Attached
                             Prospectus Supplement

         We provide information on your securities in two separate documents that offer varying levels of detail:

          o this prospectus provides general information, some of which may not apply to a particular series of securities, including your securities, and

          o the attached prospectus supplement will provide a summary of the specific terms of your securities.

         If the terms of the securities described in this prospectus vary with the attached prospectus supplement, you should rely on the information in the prospectus supplement.

         We include cross references to sections in these documents where you can find further related discussions. Refer to the table of contents in the front of each document to locate the referenced sections.

          You will find a glossary of defined terms used in this prospectus on page __.

         You should rely only on the information contained in this prospectus and the attached prospectus supplement, including any information incorporated by reference. We have not authorized anyone to provide you with different information. The information in this prospectus or the attached prospectus supplement is only accurate as of the dates on their respective covers.

         In this prospectus, the terms "we", "us" and "our" refer to Chase Manhattan Bank USA, National Association.

                   Where You Can Find Additional Information

         We have filed a registration statement with the SEC, under the Securities Act of 1933, as amended. This prospectus is part of the registration statement but the registration statement includes additional information.

         You may inspect and copy the registration statement at:

          o the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 (telephone:
               1-800-732-0330),

          o the SEC's regional office at Citicorp Center, 500 West Madison Street, 14th Floor, Chicago Illinois 60661 and

          o the SEC's regional office at Seven World Trade Center, New York, New York 10048.

Also, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

                Incorporation of Certain Documents by Reference

         The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement. We incorporate by reference any future annual, monthly or special SEC reports and proxy materials filed by or on behalf of a trust until we terminate our offering of the securities issued by that trust.

Copies of the Documents

         You may receive a free copy of any or all of the documents incorporated by reference in this prospectus or incorporated by reference into the attached prospectus supplement if:

          o    you received this prospectus and

          o you request copies from our affiliate, The Chase Manhattan Bank, Attention: Investor Relations, 270 Park Avenue, New York, New York 10017 (telephone: (212) 270-6000).

This offer only includes the exhibits to documents if those exhibits are specifically incorporated by reference in those documents. You may also read and copy these materials at the public reference facilities of the SEC in Washington, D.C. referred to above.

                                    Summary

         The following summary is a short description of the main structural features that a trust's securities may have. For that reason, this summary does not contain all of the information that may be important to you or that describes all of the terms of a security. To fully understand the terms of a trust's securities, you will need to read both this prospectus and the related prospectus supplement, in their entirety.


The Trusts


We will form a separate trust to issue each series of securities. Each trust will be created by an agreement between us and a trustee.

The Seller and the Servicer


Chase USA is the seller and the servicer of the motor vehicle loans. We are a wholly-owned subsidiary of J.P. Morgan Chase & Co. Our activities are predominantly related to consumer lending. Chase USA, The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York are the principal banking subsidiaries of J.P. Morgan Chase & Co.

Chase USA, together with its affiliates, is engaged in the automotive financing and automotive loan servicing business.

Trustee


The prospectus supplement will name the trustee for the trust.

Indenture Trustee


If the trust issues notes, the prospectus supplement will name the indenture trustee.

Securities


A trust's securities may include one or more classes of notes and/or certificates. You will find the following information about each class of securities in the related prospectus supplement:

          o    its principal amount,

          o its interest rate, which may be fixed or variable or a combination of fixed and variable rates,

          o the timing, amount and priority or subordination of payments of principal and interest,

          o    the method for calculating the amount of principal payments,

          o    its final payment date and

          o whether and when it may be redeemed prior to its final payment date.

Some classes of securities may be entitled to:

          o principal payments with disproportionate, nominal or no interest payments or

          o interest payments with disproportionate, nominal or no principal payments.

The prospectus supplement will identify any class of securities issued by a trust that is not being offered to the public.

Optional Prepayment


Generally, the servicer will have the option to purchase the motor vehicle loans of each trust on any payment date when the aggregate principal balance of the motor vehicle loans sold to the trust has declined to the percentage specified in the prospectus supplement or less of the initial principal balance. Upon the purchase of the motor vehicle loans, the securities of that trust will be prepaid in full.

The Motor Vehicle Loans and Other Trust Property


The motor vehicle loans included in each trust will be retail installment sale contracts and purchase money notes and other notes secured by new and used automobiles and light-duty trucks and other property, including:

          o the rights to receive payments made on the motor vehicle loans on and after the cutoff date specified in the related prospectus supplement,

          o security interests in the vehicles financed by the motor vehicle loans and

          o    any proceeds from claims on various related insurance policies.

You will find a description of the characteristics of the trust's motor vehicle loans in the prospectus supplement.

For a more detailed description of the motor vehicle loans, including the criteria they must meet in order to be included in a trust, and the other property supporting the securities, refer to the section of this prospectus entitled "The Motor Vehicle Loans."

Other Property of the Trust


In addition to the motor vehicle loans, each trust will own amounts on deposit in various trust accounts, which may include:

          o    an account into which collections are deposited,

          o an account securing obligations under a cash collateral guaranty providing credit enhancement,

          o an account to fund post-closing purchases of additional motor vehicle loans,

          o an account providing yield enhancement to the motor vehicle loans or

          o a reserve account or other account providing credit enhancement.

Purchase of Motor Vehicle Loans After the Closing Date


If a trust has not purchased all of its motor vehicle loans at the time you purchase your securities, it will purchase the remainder of its motor vehicle loans from Chase USA over a period specified in the prospectus supplement.

Credit or Payment Enhancement


The prospectus supplement will specify the credit or payment enhancement, if any, for each trust. Credit or payment enhancement may consist of one or more of the following:

          o    subordination of one or more classes of securities,

          o a cash collateral guaranty secured by a cash collateral account,

          o    a reserve account,

          o    a yield supplement agreement or account,

          o overcollateralization, i.e., the amount by which the principal amount of the motor vehicle loans exceeds the principal amount of all of the trust's securities,

          o    a letter of credit or other credit or liquidity facility,

          o    a surety bond,

          o    a guaranteed investment contract,

          o    swaps or other interest rate protection agreements,

          o    repurchase obligations,

          o other agreements with respect to third party payments or other support or

          o    cash deposits or other arrangements.

Limitations or exclusions from coverage could apply to any form of credit or payment enhancement. The prospectus supplement will describe the credit or payment enhancement and related limitations and exclusions applicable to securities issued by a trust. Enhancements cannot guarantee that losses will not be incurred on the securities.

For more information about credit enhancement refer to the section of this prospectus entitled, "Transfer and Servicing Agreements -- Credit and Cash Flow Enhancement."

Transfer and Servicing of the Motor Vehicle Loans


We will transfer a pool of motor vehicle loans to a trust under an agreement. We will agree with the trust to be responsible for servicing, managing, maintaining custody of and making collections on the motor vehicle loans.

For more information about the sale and servicing of the motor vehicle loans refer to the section of this prospectus entitled "Transfer and Servicing Agreements -- Sale and Assignment of Motor Vehicle Loans."

Servicing Fees


Each trust will pay the servicer a servicing fee based on the outstanding balance of the motor vehicle loans. The amount of the servicing fee will be in the related prospectus supplement. The servicer will also be entitled to retain as supplemental servicing compensation the fees and charges paid by obligors. In addition, if set forth in the related prospectus supplement, the servicer will be entitled to receive investment income on amounts on deposit in the trust's accounts.

For more information on servicing compensation refer to the section of this prospectus entitled "Transfer and Servicing Agreements -- Servicing -- Servicing Compensation and Payment of Expenses" and the corresponding section in the attached prospectus supplement.

Servicer Advances


The servicer may make advances of delinquent payments on the motor vehicle loans. The related prospectus supplement will describe the terms and conditions of those advances.

If the servicer makes advances, it will be entitled to reimbursement from other collections of the trust for advances that are not repaid out of collections of the related delinquent payments.

Tax Status


Unless the related prospectus supplement specifies that a trust will be classified as a grantor trust, Simpson Thacher & Bartlett, special tax counsel, will deliver an opinion to the effect that, for federal income tax purposes:

          o    any notes issued by the trust will be treated as debt and

          o the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation.

Alternative characterizations of the trust and the certificates issued by the trust are possible, but would not result in materially adverse tax consequences to holders of the certificates.

If the related prospectus supplement specifies that a trust will be classified as a grantor trust, Simpson Thacher & Bartlett, special tax counsel, will deliver an opinion to the effect that the trust will be treated as a grantor trust for federal income tax purposes and not as an association or other entity taxable as a corporation.

The opinions referred to in the preceding two paragraphs will be filed with the SEC as an exhibit to a current report filed on Form 8-K at the time the related securities are sold.

For additional information concerning the application of federal tax laws to your securities refer to the section of the attached prospectus supplement entitled "Material Federal Income Tax Considerations."

Employee Benefit Plan Considerations


If you are investing the assets of an employee benefit plan, arrangement or account that is subject to ERISA, the tax code or any similar laws or regulations, or an entity whose underlying assets are considered to include the assets of any employee benefit plan, arrangement or account, you should carefully review the matters discussed in the section of this prospectus and in the section of the attached prospectus supplement entitled "Employee Benefit Plan Considerations" before investing in the securities.

Form and Denomination


Your securities may be issued in definitive form or in book-entry form. If they are issued in book-entry form, you will not receive your securities in definitive form. You may purchase securities in the denominations set forth in the prospectus supplement.

For additional information concerning the form of your securities refer to the section of this prospectus entitled "Certain Information Regarding the Securities -- Book-Entry Registration" and "--Definitive Securities."

                                 Risk Factors

         You should consider the following risk factors in deciding whether to purchase any of the securities.

Interests of other persons in the financed vehicles could reduce the funds available to make payments on your securities.

         If another person acquires a security or other interest in a financed vehicle that is superior to the trust's security interest in the vehicle, some or all of the proceeds from the sale of the vehicle may not be available to make payments on the securities.

         The trust's security interest in the financed vehicles could be impaired for one or more of the following reasons:

          o Chase USA, or if the motor vehicle loan was originated by an affiliate of Chase USA, that affiliate, might fail to perfect its security interest in the related financed vehicle,

          o another person may acquire an interest in a financed vehicle that is superior to the trust's security interest through fraud, forgery, negligence or error because neither Chase USA nor the trustee will amend the certificate of title or ownership to identify the trust as the new secured party,

          o the trust may not have a security interest in the financed vehicles in certain states because the certificates of title for the financed vehicles will not be amended to reflect the assignment of a security interest in the financed vehicles to the trust and may not have been amended to reflect an earlier assignment of a security interest in the financed vehicles to Chase USA by the affiliate of Chase USA who originated the related motor vehicle loan,

          o holders of some types of liens, such as tax liens or mechanics liens, may have priority over the trust's security interest and

          o the trust may lose its security interest in financed vehicles confiscated by the government.

         Chase USA will not be required to repurchase a motor vehicle loan if the security interest in the related financed vehicle or the motor vehicle loan becomes impaired after it sold the motor vehicle loan to the trust.

Our insolvency could result in accelerated, delayed or reduced payments to you.

         We are chartered as a national banking association and are subject to regulation and supervision by the Office of the Comptroller of the Currency. If we become insolvent, are in an unsound condition or engage in violations of our bylaws or regulations, the Comptroller is authorized to appoint the FDIC, as conservator or receiver. Under these circumstances, the FDIC could:

          o require the trustee to go through an administrative claims procedure to establish its rights to payments collected on the motor vehicle loans,

          o request a stay of proceedings with respect to the trust's claims against us or

          o repudiate without compensation our ongoing obligations under a sale and servicing agreement or pooling and servicing agreement, such as our duty to collect payments or otherwise service the motor vehicle loans.

         If the FDIC were to take any of those actions, payments of principal and interest on your securities could be delayed or reduced.

         By statute, the FDIC as conservator or receiver is authorized to repudiate any "contracts" of Chase USA upon payment of "actual direct compensatory damages." This authority may be interpreted by the FDIC to permit it to repudiate the transfer of motor vehicle loans to a trust. Under a recently enacted FDIC regulation, however, the FDIC as conservator or receiver will not reclaim, recover or recharacterize a bank's transfer of financial assets if certain conditions are met, including that the transfer qualifies for sale accounting treatment, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. We believe the new FDIC regulation will apply to the transfer of motor vehicle loans to a trust in the manner contemplated by this prospectus and intend on satisfying the conditions of the regulation.

         If a condition required under the FDIC regulation, or other statutory or regulatory requirement applicable to the transaction, were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize Chase USA's transfer of the motor vehicle loans to the trust. In that event the trust could be limited to seeking recovery based upon its security interest in the motor vehicle loans. The FDIC's statutory authority has been interpreted by the FDIC and at least one court to permit the repudiation of a security interest upon payment of actual direct compensatory damages measured as of the date of conservatorship or receivership. These damages do not include lost profits or opportunity, and no damages would be paid for the period between the date of conservatorship or receivership and the date of repudiation. The FDIC could delay its decision whether to recognize Chase USA's transfer of the motor vehicle loans for a reasonable period following its appointment as conservator or receiver for the bank. If the FDIC were to refuse to recognize Chase USA's transfer of the motor vehicle loans, payments of principal and interest on your securities could be delayed or reduced.

Only the assets of the trust are available to pay your securities.

         Neither we nor any of our affiliates are obligated to make any payments in respect of the securities of a trust or the motor vehicle loans owned by a trust. Therefore, you must rely solely on the assets of the trust for repayment of your securities. If these assets are insufficient, you may suffer losses on your securities.

         The assets of a trust will consist solely of its motor vehicle loans and, to the extent specified in the prospectus supplement, various deposit accounts and any credit or payment enhancement.

         Amounts on deposit in any account providing credit enhancement or other credit enhancement provided will be limited and subject to depletion. The amount required to be on deposit in any account providing credit enhancement or any other credit enhancement will be limited in amount. If the amount is depleted to cover shortfalls in distributions of principal and interest on your securities, the trust will depend solely on collections on the motor vehicle loans and any other credit or payment enhancement to make payments on your securities. In addition, the minimum required balance in an account providing credit enhancement may decrease as the outstanding balance of the motor vehicle loans decreases.

         You may suffer losses upon a liquidation of the motor vehicle loans if the proceeds of the liquidation are less than the amounts due on the outstanding securities. Under the circumstances described in this prospectus, the motor vehicle loans of a trust may be sold after the occurrence of an event of default. The related securityholders will suffer losses if the trust sells the motor vehicle loans for less than the total amount due on its securities. We cannot assure you that sufficient funds would be available to repay those securityholders in full.

Delays in collecting payments could occur if we cease to be the servicer.

         If we were to cease acting as the servicer, the processing of payments on the motor vehicle loans and information relating to collections could be delayed, which could delay payments to you. We can be removed as servicer if we default on our servicing obligations as described in this prospectus. We may also resign as servicer under the circumstances described in this prospectus.

Subordination may cause some classes of securities to bear additional credit risk.

         The rights of the holders of any class of securities to receive payments of interest and principal may be subordinated to one or more other classes of securities.

         Holders of subordinated classes of securities will bear more credit risk than senior classes. Subordination may take the following forms:

          o interest payments on any date on which interest is due may first be allocated to the more senior classes,

          o principal payments on the subordinated classes might not begin until the principal of the more senior classes is repaid in full,

          o principal payments on the more senior classes may be made on a payment date before interest payments on the subordinated classes are made,

          o subordinated classes bear the risk of losses on the motor vehicle loans and the resulting cash shortfalls before the more senior classes and

          o if the trustee sells the motor vehicle loans after an event of default, the net proceeds of that sale may be allocated first to pay principal and interest on the more senior classes.

         The timing and priority of payment, seniority, allocations of losses and methods of determining payments on the respective classes of securities of any trust will be described in the related prospectus supplement.

Prepayments on the motor vehicle loans may adversely affect the average life of and rate of return on your securities.

         Faster than expected prepayments on the motor vehicle loans will cause the trust to make payments on its securities earlier than expected. You may not be able to reinvest the principal repaid to you at a rate of return that is equal to or greater than the rate of return on your securities. We cannot predict the effect of prepayments on the average life of your securities.

         All the motor vehicle loans by their terms may be prepaid at any time. Prepayments include:

          o    prepayments in whole or in part by the obligor,

          o    liquidations due to default,

          o partial payments with proceeds from physical damage, credit life and disability insurance policies,

          o a required repurchase of a motor vehicle loan by Chase USA as seller or servicer resulting from a breach of representation, warranty or covenant and

          o an optional repurchase of a trust's motor vehicle loans by Chase USA as servicer when their aggregate principal balance is equal to or less than the percentage of the initial aggregate principal balance specified in the related prospectus supplement.

         A variety of economic, social and other factors will influence the rate of optional prepayments on the motor vehicle loans and the rate of defaults.

         The final payment of each class of securities is expected to occur prior to its final scheduled payment date because of the prepayment and purchase considerations set forth above. If sufficient funds are not available to pay any class of notes in full on its final payment date, an event of default will occur and final payment of that class of notes will occur later than its final payment date.

         In addition, Chase USA as servicer may, on a case-by-case basis, permit extensions of the due dates of payments on the motor vehicle loans in accordance with its normal and customary servicing practices and procedures. Deferral or extensions may increase the weighted average life of the securities. The servicer will not be permitted to grant an extension or deferral if as a result the final scheduled payment date on a motor vehicle loan would fall on or after the final payment date of the related securities unless the servicer purchases the affected motor vehicle loan.

You may suffer losses on your securities because Chase USA as servicer will hold collections and commingle them with its own funds.

         Provided that the conditions established by the rating agencies rating the securities issued by a trust are satisfied, the servicer will generally be permitted to hold with its own funds collections received from obligors on the motor vehicle loans held by that trust until the day prior to the next date on which distributions are made on the securities issued by that trust. During this time, the servicer may invest those amounts at its own risk and for its own benefit and need not segregate them from its own funds. If it is unable for any reason to pay these amounts to the trust on the payment date, you might incur a loss on your securities.

Additional motor vehicle loans may have different characteristics than the initial pool of motor vehicle loans.

         A trust may not have purchased all of its motor vehicle loans at the time you purchase your securities. It may purchase the remainder of its motor vehicle loans from Chase USA over a period specified in the related prospectus supplement. The additional motor vehicle loans will not be required to have any particular characteristics. The additional motor vehicle loans may be originated by Chase USA at a later date using criteria different from those applied to the initial pool of motor vehicle loans and may be of a different credit quality and seasoning. In addition, following the transfer of the additional motor vehicle loans to the trust, the characteristics of the pool of motor vehicle loans held by the trust may vary from those of the initial motor vehicle loans. As a result the overall credit quality of the motor vehicle loan pool may decline. Any resulting increase in defaults will result in an increased rate of prepayments and a greater risk of loss.

You may experience a prepayment of your securities as a result of pre-funding.

         If the principal amount of additional motor vehicle loans transferred to a trust during the funding period specified in the prospectus supplement is less than the amount set aside in a pre-funding account on the closing date to purchase additional motor vehicle loans, the amount remaining in that account at the end of the funding period will be applied to the prepayment of the securities issued by the trust. The amount remaining in the pre-funding account at the end of the funding period will depend on Chase USA's ability to generate a sufficient amount of additional motor vehicle loans during the funding period. Any premium paid to you with any prepayment may not be sufficient to compensate you for any difference between the yield on your securities and the yield at which you may reinvest the prepayment proceeds.

You may suffer losses because you have limited control over the actions of the trust.

         A trust issuing notes will pledge its property to the indenture trustee to secure payment of the notes, including its rights under the sale and servicing agreement. As a result, the indenture trustee, not the holders of the certificates issued by the trust, will have the right to take certain actions in connection with the administration of the trust property, including, under certain circumstances, selling the motor vehicle loans at the direction of the noteholders. In addition, the noteholders will have the right to waive the occurrence of a servicer default and to terminate Chase USA as servicer upon the occurrence of a servicer default. The holders of the certificates will not have these rights until the notes have been paid in full.

                                  The Trusts

         We will establish a separate trust pursuant to a trust agreement or a pooling and servicing agreement in connection with the issuance of each series of asset-backed notes and/or asset-backed certificates.

         The property of each trust will include:

          o a pool of motor vehicle loans and all payments due or received from the obligors under those motor vehicle loans on and after the cutoff date specified in the related prospectus supplement,

          o amounts from time to time on deposit in trust accounts established and maintained pursuant to the related sale and servicing agreement or pooling and servicing agreement,

          o security interests in the vehicles financed by the motor vehicle loans,

          o our rights to proceeds of breach of representation and warranty claims against the dealers from whom we acquired the motor vehicle loans,

          o an assignment of our right to receive proceeds from claims on theft and physical damage, credit life and credit disability insurance policies covering the vehicles financed by the motor vehicle loans, or the obligors under the motor vehicle loans, as the case may be,

          o vehicles financed by the motor vehicle loans that have been repossessed by the servicer on behalf of the trust and

          o    any and all proceeds of the above property.

         If provided in the related prospectus supplement, the property of a trust may include monies on deposit in a pre-funding account to be used to purchase additional motor vehicle loans from Chase USA from time to time during the funding period specified in the prospectus supplement.

         If provided in the related prospectus supplement, the trustee of a trust classified as a grantor trust will have the right to demand payments under a cash collateral guaranty under the circumstances described in the prospectus supplement. Each cash collateral guaranty will be secured by a cash collateral account held in the name of a cash collateral trustee.

         If provided in the related prospectus supplement, the property of a trust not classified as a grantor trust may include a reserve account maintained in the name of the related indenture trustee, a yield supplement agreement and/or a yield supplement account or other form of credit enhancement. The property of a trust classified as a grantor trust may not include a yield supplement account, but a yield supplement account may be held by another trust or a trustee for the benefit of the holders of the related securities.

         On or before the closing date of a trust, we will transfer a pool of motor vehicle loans having an aggregate principal balance specified in the related prospectus supplement to the trust in exchange for the securities issued by that trust. If provided in the related prospectus supplement, we will convey to the trust additional motor vehicle loans and the related property having an aggregate principal balance approximately equal to the amount deposited in the pre-funding account on the closing date as frequently as daily during the funding period specified in the prospectus supplement. These motor vehicle loans will also be assets of the trust.

         The trustee for each trust will be specified in the related prospectus supplement. The trustee's liability in connection with the issuance and sale of the securities issued by the trust is limited solely to the express obligations of the trustee set forth in the related trust agreement and sale and servicing agreement or the related pooling and servicing agreement, as applicable. The trustee under each trust agreement or pooling and servicing agreement, as applicable, will perform administrative functions.

         A trustee may resign at any time by giving the servicer, in the case of a grantor trust, or the administrator, in the case of a trust issuing notes, written notice of its resignation. The servicer or administrator, as the case may be, will be obligated to appoint a successor trustee. The servicer or administrator, as applicable, may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the related pooling and servicing agreement or trust agreement, as applicable, becomes legally unable to act or becomes insolvent. In these circumstances, the servicer or the administrator will be obligated to appoint a successor trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. The servicer or the administrator, as applicable, will be obligated to indemnify the trustee. If the servicer or the administrator does not provide indemnification to the trustee, the trustee may be indemnified from the assets of the related trust. No indemnification will be permitted to be paid on any payment date until the holders of the securities issued by the trust and the servicer have been paid all amounts otherwise due to them on that date and the amount on deposit in any enhancement account equals its required amount.

         The principal offices of each trust and the entity named as trustee of that trust will be specified in the related prospectus supplement.

                                   Chase USA

         Chase USA, a wholly-owned subsidiary of JP Morgan Chase & Co., was formed in 1982 and is headquartered in Newark, Delaware. Chase USA is currently chartered as a national bank and as such is regulated primarily by the United States Comptroller of the Currency. Chase USA's activities are predominantly related to credit card lending and other forms of consumer lending.

         The principal executive office of Chase USA is located at 200 White Clay Center Drive, Newark, Delaware 19711, telephone number (302) 575-5000.

         On December 31, 2000, J.P. Morgan & Co. Incorporated and The Chase Manhattan Corporation completed their merger, with the surviving corporation being named J.P. Morgan Chase & Co. The Chase Manhattan Bank, Chase USA and Morgan Guaranty Trust Company of New York are the principal banking subsidiaries of J.P. Morgan Chase & Co.

                            The Motor Vehicle Loans

General

         Chase USA, together with its affiliates, is engaged in the automotive financing and automotive loan servicing business. Chase USA, The Chase Manhattan Bank and/or one or more of their affiliates engaged in the automotive finance business may originate the motor vehicle loans to be transferred to a trust.

         The motor vehicle loans include motor vehicle retail installment sales contracts relating to new or used automobiles and light-duty trucks purchased from dealers who regularly originate and sell these contracts to the originating banks in accordance with approved dealer agreements. The motor vehicle loans may also include purchase money loans secured by financed vehicles made by the originating banks directly or pursuant to arrangements with dealers made pursuant to approved dealer agreements. The motor vehicle loans to be held by each trust will be selected from the motor vehicle loans that Chase USA originates itself and from those that Chase USA acquires from its affiliates. Selection will be based upon several criteria, including, unless otherwise provided in the related prospectus supplement, that each motor vehicle loan:

          o was acquired from or made through a dealer located in the United States or made directly by the originating bank without the involvement of a dealer,

          o is secured by a financed vehicle that, as of the cutoff date specified in the related prospectus supplement, had not been repossessed without reinstatement,

          o has not been identified on our computer files as relating to an obligor who was in a bankruptcy proceeding as of the cutoff date specified in the related prospectus supplement,

          o if not a Final Payment Receivable, provides for fully amortizing level scheduled monthly payments, other than the last payment, which may be different from the level payments, and for accrual of interest at a fixed rate,

          o    is an Actuarial Receivable or a Simple Interest Receivable and

          o satisfies the other criteria, if any, set forth in the related sale and servicing agreement or pooling and servicing agreement, as applicable, and described in the related prospectus supplement.

         We will not use any selection procedures that we believe to be materially adverse to you in selecting the motor vehicle loans to be transferred to a trust.

         If we transfer any Final Payment Receivables to a trust, we will transfer to the trust only the principal and interest payments due prior to the final scheduled payment and not the final scheduled payment. We will retain the final scheduled payment. However, in the case of a trust that is not classified as a grantor trust, we will have the option to transfer the final scheduled payments of the Final Payment Receivables to the trust and to cause that trust to issue certificates representing interests in, or notes secured by, those final scheduled payments.

         All of the motor vehicle loans will be prepayable at any time without penalty and will contain due-on-sale provisions that require the obligors to repay the motor vehicle loans when the related financed vehicles are sold. If an obligor prepays a Simple Interest Receivable in full, the obligor is required to pay interest only to the date of prepayment. If an obligor prepays an Actuarial Receivable in full, with minor variations based upon state law, the obligor is entitled to a rebate calculated on the basis of a constant interest rate.

         If we repossess and sell the financed vehicle securing a delinquent motor vehicle loan, we will apply the amounts recovered in accordance with our normal and customary servicing practices and procedures. We reserve the right to change our policies with respect to the application of amounts recovered from motor vehicle loans that we liquidate and financed vehicles that we repossess and sell.

         We will provide information with respect to each pool of motor vehicle loans transferred to a trust in the related prospectus supplement, including, to the extent appropriate:

          o    the composition of the motor vehicle loans,

          o the distribution by the annual contract rate of interest and by the states of origination of those motor vehicle loans,

          o the portion of the pool consisting of Actuarial Receivables, Simple Interest Receivables and any portions consisting of Final Payment Receivables and

          o the portion of the pool secured by new financed vehicles and the portion of the pool secured by used financed vehicles.

         If a trust includes a pre-funding account, we will be obligated to sell, subject to availability, and the trust will be obligated to purchase, subject to the satisfaction of certain conditions, additional motor vehicle loans and the related property having an aggregate principal balance approximately equal to the amount deposited in the pre-funding account on the closing date. The additional motor vehicle loans that we transfer to the trust will be required to satisfy the eligibility criteria specified in the related pooling and servicing agreement or sale and servicing agreement, as applicable, at the time of its addition. Except for those criteria, there will be no required characteristics of the additional motor vehicle loans. Therefore, following the transfer of additional motor vehicle loans to the trust, the overall characteristics of the pool of motor vehicle loans held by the trust may vary from those of the initial pool of motor vehicle loans transferred to the trust. Those additional motor vehicle loans may be originated at a later date using credit criteria different from those which were applied to the initial pool of motor vehicle loans and may be of a different credit quality and seasoning. If a trust includes a pre-funding account, the related prospectus supplement will also describe the effects the addition of motor vehicle loans may have on the pool of motor vehicle loans included in the trust. If a trust acquires additional motor vehicle loans, regular periodic reports regarding those loans will be included under Item 5 in each current report filed by or on behalf of the trust on Form 8-K with the SEC pursuant to the Securities Exchange Act of 1934, as amended.

Delinquency and Loan Loss Information

         We will provide information in each prospectus supplement concerning the delinquencies, loan losses and recoveries for the Chase Auto Portfolio as of the dates and for the periods set forth in the related prospectus supplement. We cannot assure you that the delinquency and loan loss experience on any pool of motor vehicle loans transferred to a trust will be comparable to prior experience or to the information with respect to the Chase Auto Portfolio in the prospectus supplement.

         The Chase Auto Portfolio has included from time to time motor vehicle loans that were originated by affiliates of Chase USA or its predecessors using origination criteria that were different but not materially different from the then existing underwriting criteria of Chase USA or its predecessors. We believe that the delinquency and loan loss experience for any period presented in a prospectus supplement without the inclusion of those motor vehicle loans would not be materially different from the delinquency and loan loss experience that will be set forth in the prospectus supplement.

         If specified in the related prospectus supplement, we may transfer to a trust motor vehicle loans that were made directly to obligors without the involvement of dealers acting pursuant to dealer agreements with Chase USA or one of its affiliates. However, the Chase Auto Portfolio does not include motor vehicle loans made directly by Chase USA and its affiliates to obligors without the involvement of dealers and as a result the delinquency and loan loss experience of the Chase Auto Portfolio included in the related prospectus supplement will not include the delinquency and loan loss experience for those motor vehicle loans. We believe that the delinquency and loan loss experience for those motor vehicle loans will not be materially different from the delinquency and loan loss experience for the Chase Auto Portfolio.

Origination and Servicing of Motor Vehicle Loans

         Chase USA purchases motor vehicle retail installment sales contracts relating to new or used automobiles from dealers who regularly originate those contracts pursuant to the terms of approved dealer agreements. The dealers assign the contracts to Chase USA pursuant to standard form assignments. Chase USA also makes purchase money loans secured by financed vehicles directly or pursuant to arrangements with dealers made pursuant to approved dealer agreements. Chase USA enters into dealer agreements with dealers based upon a review of the dealer, including in some cases, a financial review, and a review of the dealer's reputation and prior experience with the dealer and its key management. Generally, the dealers selling new financed vehicles are franchised by the manufacturer of those vehicles.

         Chase USA currently makes or purchases motor vehicle loans made indirectly with the involvement of dealers throughout the United States. Each dealer makes representations and warranties to Chase USA with respect to the motor vehicle loans, the obligors on the motor vehicle loans and the security interests in the related financed vehicles. These representations and warranties typically include, among others, that:

          o    to the best of the dealer's knowledge,

               o no statements made or furnished by the obligor, the dealer or any other person are untrue or incomplete,

               o the obligor has not financed any down payment for the financed vehicle,

               o the obligor is a bona fide applicant having legal capacity to contract for a motor vehicle loan,

               o the signature of the obligor on all documents is genuine and

               o the amount stated in the motor vehicle loan to be due will in fact be due and payable at the time or times provided, free of any claims, defenses, setoffs or counterclaims,

          o the dealer had indefeasible title to the financed vehicle immediately prior to the purchase by the obligor, and had the right and authority to sell the vehicle to the obligor, free and clear of all liens and encumbrances,

          o the dealer will secure and perfect for Chase USA a security interest in the financed vehicle, free and clear of any liens or encumbrances and

          o the description of the financed vehicle in the motor vehicle loan is true and complete and the financed vehicle will be or has been duly delivered to and accepted without revocation by the obligor.

Generally, these representations and warranties do not relate to the creditworthiness of the obligors or the ability to collect payments due on the motor vehicle loans.

         Upon breach of any representation or warranty made by a dealer, Chase USA has a right of recourse against that dealer to require it to purchase or repurchase the related motor vehicle loan. Generally, in determining whether to exercise any right of recourse, Chase USA considers the prior performance of the dealer, as well as other business and commercial factors. As servicer Chase USA will be obligated to enforce its rights under the dealer agreements relating to the motor vehicle loans transferred to a trust in accordance with its customary practices. As seller Chase USA will convey the right to any proceeds received upon enforcement of those rights to the related trust under the pooling and servicing agreement or sale and servicing agreement, as applicable. It will make no representations as to the financial condition of any of the dealers to which it may have recourse. We cannot assure you as to the ability of any dealer to perform its obligations to Chase USA under a dealer agreement.

         Chase USA and the other originating banks make direct motor vehicle loans to obligors at their branches or by accepting applications by phone. Since dealers do not originate these motor vehicle loans under dealer agreements, the representations and warranties customarily made by the dealers in the dealer agreements are not made with respect to these motor vehicle loans. However, the dealers and others selling the financed vehicles to the obligors make more limited representations and warranties regarding the motor vehicle loans and the related financed vehicles by accepting the proceeds of the motor vehicle loans under a restrictive endorsement. These representations and warranties include a representation that the financed vehicle is free and clear of all liens, security interests and other claims and a warranty that the dealer, or the obligor, if the seller of the vehicle is not a dealer, will apply for a certificate of title for the financed vehicle showing only the obligor as the owner of the financed vehicle and perfect a first priority security interest in the financed vehicle in favor of the originating bank. If a motor vehicle loan is made in connection with the refinancing of an existing loan, no one other than the obligor will make any representations or warranties with respect to the financed vehicle and the obligor alone will be responsible for securing and perfecting the originating bank's security interest in the financed vehicle.

         Chase USA and the other originating banks also make motor vehicle loans to obligors by accepting loan applications via a number of internet sites offering online shopping and financing. These motor vehicle loans are not made by dealers acting pursuant to dealer agreements. However, where the financed vehicle is paid for with a site draft containing a restrictive endorsement, the dealer selling the financed vehicle and the internet provider make the same limited representations and warranties regarding the motor vehicle loan and the related financed vehicle that are made by a dealer accepting the proceeds of a direct motor vehicle loan under a restrictive endorsement described above. Motor vehicle loans not funded by site drafts containing restrictive endorsements are funded by the originating bank through the internet provider. In those cases, the internet provider makes similar limited representations and warranties regarding the motor vehicle loans and the related financed vehicles.

         Chase USA, as servicer, directly and through one or more of its affiliates, will service the motor vehicle loans transferred to each trust consistent with its servicing policies and practices. Chase USA and its affiliates perform the following functions on a centralized basis:

          o    payment of motor vehicle loan proceeds to dealers,

          o    customer service,

          o    document files and computerized record keeping,

          o    vehicle title processing and

          o    automated collections.

Chase USA and its affiliates perform other servicing functions on a regionalized basis through several regional dealer service centers. The servicing functions performed by the dealer service centers include

          o    aspects of automobile dealer liaison,

          o    dealer sales,

          o    customer service,

          o    credit underwriting,

          o    documentation reviews,

          o    collections and

          o    other services.

An outside service provider enters credit application data relating to indirect motor vehicle loans into the servicer's loan origination system.

         Chase USA may change its servicing policies and practices over time in accordance with its business judgment.

Underwriting of Motor Vehicle Loans

         We evaluate each applicant for a motor vehicle loan individually through the appropriate dealer service center based on our uniform underwriting standards. These underwriting standards are intended to assess the applicant's ability to repay the motor vehicle loan and the adequacy of the financed vehicle as collateral, based upon a review of the information contained in a loan application form that generally lists the applicant's income, deposit accounts, liabilities, credit history, employment history and a description of the financed vehicle intended to secure the motor vehicle loan. We consider the following criteria, among others, in evaluating individual applications:

          o the obligor's stability, with specific regard to the obligor's length of residence in the area and length of employment,

          o the obligor's payment history based on our direct knowledge or as provided by various credit reporting agencies with respect to present and past debt,

          o    a debt-service-to-gross-monthly-income ratio test,

          o a loan-to-value ratio test taking into account the age, type and market value of the financed vehicle and

          o    a credit bureau score.

          The amount advanced under any motor vehicle loan generally will not exceed

          o for a new financed vehicle, 110% to 125% of the manufacturer's suggested retail price or

          o for a used financed vehicle, 85% to 120% of the "average trade" value stated in the most recently published National Automobile Dealer's Association Official Used Car Price Guide for the applicable region, plus taxes and title and license fees on the financed vehicle. However, the maximum amount advanced on a motor vehicle loan may vary depending on a number of factors, including the term of the motor vehicle loan and the model and year of the financed vehicle. These adjustments are made to insure that the financed vehicle constitutes adequate collateral to secure the motor vehicle loan.

         In addition, whether a financed vehicle is new or used, we will also finance credit life, accident and health insurance and service warranties under a motor vehicle loan. Our general policy has been to reject applications for motor vehicle loans where the prospective obligor's debt-service-to-gross-monthly-income ratio exceeds 40%.

         We use an empirically based credit scoring process to objectively index the applicant's creditworthiness. We created this scoring process using historical information from our database of motor vehicle loans owned or serviced by us or one of our affiliates . Through credit scoring, we evaluate credit profiles in order to satisfactorily quantify credit risk. The credit scoring process entails the use of statistics to correlate common characteristics with credit risk. We periodically review and update the credit scoring process that we use to ensure its validity. In addition to our scoring process, we use consumer reporting agency scores to assist in the underwriting process. In January 1998, we introduced custom credit scorecards to enhance the underwriting process.

         We use an automated approval and declination process for certain applications based on selection criteria that were statistically derived from our database of motor vehicle loans owned or serviced by us or one of our affiliates. A credit analyst reviews applications that are not automatically approved or denied. Except for the applications that are automatically approved or denied, our scoring process and consumer reporting agency scores are intended to provide a basis for lending decisions but are not meant to supersede the judgment of the credit analyst. We approve motor vehicle loans that vary from our standard credit guidelines, both before and after implementation of the credit scoring process, but approval of those motor vehicle loans generally requires concurrent approval of a second designated senior credit analyst or credit manager. Motor vehicle loans that do not comply with all of our guidelines must have strong compensating factors that indicate a high ability of the applicant to repay the loan. Generally these motor vehicle loans are made where the obligor has made a down payment and the amount financed is lower than the maximum amount permitted by our guidelines.

         We perform detailed analysis of our portfolio to evaluate the effectiveness of our credit guidelines and scoring process. If external economic factors, credit delinquencies or credit losses change, we adjust the credit guidelines to maintain a level of asset quality that we deem acceptable. Each day, the credit manager and credit supervisors of each of our dealer service centers review a computer selected group of motor vehicle loans to ensure that credit analysts are following our established policies and procedures. We randomly review, on a quarterly basis, the quality of the motor vehicle loans and conduct quality audits to ensure compliance with our established policies and procedures.

         We may change our credit underwriting standards over time in accordance with our business judgment.

Insurance

         Each motor vehicle loan requires the obligor to obtain fire, theft and collision insurance or comprehensive and collision insurance on the financed vehicle. The dealer agreements include a representation and warranty from the dealer that each financed vehicle has the required insurance at the time of origination of the motor vehicle loan. If an obligor fails to maintain the required insurance, Chase USA has the option to purchase limited collision and comprehensive insurance, commonly known as "force placed" insurance, to protect our interests and the interests of the obligor in the financed vehicle, and to charge the obligor for the cost of that insurance.

         We do not currently purchase force placed insurance and no force placed insurance coverage is currently in effect on any of the motor vehicle loans. No trust will include any motor vehicle loans on which force placed insurance was ever purchased for the related financed vehicle, nor will any trust include any motor vehicle loans with insurance coverage commonly known as vendor's single interest and non-filing insurance. Unless otherwise specified in the related prospectus supplement, there will be no third-party insurance of any kind covering this risk for any of the motor vehicle loans included in a trust.

         Chase USA, as seller or servicer, does not and will not independently verify whether obligors obtain or maintain the required insurance either at or after the origination of a motor vehicle loan. We monitor our loss experience with respect to financed vehicles that are not properly insured.

         We reserve the right to change our policies with respect to insurance on financed vehicles in accordance with our business judgment.

         As a result of a New York law, we do not to obligate the obligors under motor vehicle loans originated through New York dealers to pay the so-called "GAP amount" in the event of a total loss of the vehicle caused by its theft, confiscation or physical damage. The "GAP amount" that the obligor will not be obligated to pay is the difference between the amount owed on the motor vehicle loan as of the date of the total loss and the sum of

          o any unpaid monthly payments, unpaid late fees and other unpaid amounts due prior to the date of the total loss, plus

          o the vehicle's actual cash value as of the date of the total loss.

If the obligor has maintained the insurance required under the motor vehicle loan, the vehicle's actual cash value will be the cash value under the insurance policy, inclusive of the deductible, which the motor vehicle loan specifies may be no higher than $500. If the obligor has not maintained the required insurance, the vehicle's actual cash value will be the "average trade" value of the vehicle in the most recently published National Automobile Dealer's Association Official Used Car Guide for the applicable region as of the date of the total loss. We do not and will not maintain third-party insurance of any kind against this risk. We do not have any data on our historical loss experience resulting from this risk.

Collection Procedures

         Chase USA, as servicer, will perform collection activities with respect to delinquent motor vehicle loans included in a trust consistent with its servicing policies and practices. Collection activities include prompt investigation and evaluation of the causes of any delinquency. An obligor is deemed current if an amount equal to no more than 10% of a scheduled monthly payment remains unpaid.

         We use an automated collection system to assist us in collection efforts. The automated collection system provides us with relevant obligor information, such as current addresses, phone numbers and loan information, records of all contacts with obligors and, in some cases, automated dialing. The system records an obligor's promise to pay. The system

          o    allows supervisor review of collection personnel activity,

          o permits supervisors to modify priorities as to which obligors should be contacted and

          o provides extensive reports concerning motor vehicle loan delinquencies.

         Under our current practices, we make contact by mail with an obligor whose motor vehicle loan has become 15 days delinquent and attempt to make contact by telephone with an obligor whose motor vehicle loan is more than 15 days delinquent. Generally, we commence repossession procedures when a motor vehicle loan is delinquent for 90 days. However, if:

          o    a motor vehicle loan is deemed uncollectible,

          o the financed vehicle is deemed by our collection personnel to be in danger of being damaged, destroyed or made unavailable for repossession or

          o    the obligor voluntarily surrenders the financed vehicle,

we may repossess the financed vehicle without regard to length or existence of a payment delinquency.

         Repossessions are generally conducted by third parties who are engaged in the business of repossessing vehicles for secured parties. After repossession, the obligor generally has an additional 10 to 30 days to redeem the financed vehicle before we sell the financed vehicle. Upon repossession of the financed vehicle, we sell the financed vehicle in an auction or consign the financed vehicle to a dealer for resale. After the sale of the financed vehicle, we will pursue any deficiency remaining to the extent we deem practical and to the extent permitted by law.

         Losses may occur in connection with delinquent motor vehicle loans. Losses can arise in several ways, including

          o    the inability to locate the financed vehicle or the obligor or

          o    the discharge of the obligor in a bankruptcy proceeding.

Generally, we recognize losses on motor vehicle loans:

          o during the calendar month in which we repossess and sell a financed vehicle if the repossession and sale takes place at or before the calendar month in which more than 10% of a scheduled payment of the related motor vehicle loan becomes 120 days delinquent,

          o during the calendar month in which more than 10% of a scheduled payment of a motor vehicle loan becomes 120 days delinquent if we have not repossessed the related financed vehicle by the end of that calendar month,

          o at any earlier time as we deem a motor vehicle loan uncollectible or

          o at such other time or in such a manner as we believed or believe is appropriate in accordance with our normal and customary servicing practices and procedures.

In any event, we recognize a loss on a delinquent motor vehicle loan no later than the calendar month in which more than 10% of a scheduled payment on the motor vehicle loan becomes 240 days delinquent.

         We may change our loss recognition and collection policies and practices over time in accordance with our business judgment.

         We may, on a case-by-case basis, extend the due dates of payments on motor vehicle loans in accordance with our normal and customary servicing practices and procedures. These practices and procedures are described more fully the attached prospectus supplement.

                    Weighted Average Life of the Securities

         The weighted average life of the securities issued by a trust will generally be influenced by the rate at which the principal balances of the motor vehicle loans held by the trust are paid. Principal payments come in the form of scheduled principal payments and prepayments. Prepayments can result from

          o    prepayments of motor vehicle loans in full,

          o    partial prepayments of motor vehicle loans,

          o    liquidations due to default,

          o receipts of proceeds from theft and physical damage, credit life and credit disability insurance policies covering financed vehicles or obligors and

          o repurchases of motor vehicle loans by the seller or purchases of motor vehicle loans by the servicer for administrative reasons.

Obligors may prepay motor vehicle loans at any time.

         If the property of a trust includes a pre-funding account, the securities issued by that trust will be subject to partial redemption on or immediately following the end of the funding period described in the related prospectus supplement. If a trust includes a cash collateral guaranty, a reserve account or other credit enhancement, the securities issued by that trust will be subject to prepayments as a result of demands being made under the cash collateral guaranty, withdrawals being made from the reserve account or payments being made under the other enhancement in respect of defaulted motor vehicle loans.

         The rate of prepayments on the motor vehicle loans may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer the financed vehicle securing a motor vehicle loan without our consent. Programs offered by lenders, such as Chase USA and its affiliates, which solicit or make available credit that may be used by obligors to prepay motor vehicle loans may also influence the rate of prepayment on the motor vehicle loans. The credit offered may include home equity lines of credit, consumer installment credit and credit cards. Chase USA and its affiliates may in the ordinary course of business offer general or targeted solicitations for extensions of credit. These solicitations may be sent to obligors. In addition, each sale and servicing agreement and pooling and servicing agreement will allow us to refinance an existing motor vehicle loan for an obligor so long as the proceeds of the refinanced loan are used to prepay the existing motor vehicle loan in full and the refinanced loan is evidenced by a new promissory note. Any loan resulting from the refinancing will not be the property of the related trust.

         Because of the uncertain amount of prepayments on the motor vehicle loans included in a trust, we cannot assure you of the amount of principal payments that will be made on the securities issued by that trust on each payment date. Holders of the securities alone will bear the reinvestment risks resulting from a faster or slower incidence of prepayments on the motor vehicle loans. A prospectus supplement may set forth additional information with respect to the maturity and prepayment considerations applicable to a particular pool of motor vehicle loans and the related securities.

         We maintain records of the historical prepayment experience of portions of our portfolio of motor vehicle loans. We believe that these records are not adequate to provide meaningful information with respect to the motor vehicle loans to be included in any trust. In any event, we cannot give you any assurance that prepayments on a given pool of motor vehicle loans would conform to our historical experience. We cannot predict the actual prepayment experience of any pool of motor vehicle loans.

         In addition, as servicer we may grant extensions on payments on the motor vehicle loans under limited circumstances. The related prospectus supplement will contain a description of the terms and conditions under which the motor vehicle loans included in a particular trust may be extended or modified. Any deferrals or extensions of those motor vehicle loans may increase the weighted average life of the related securities.

         If an obligor under a Simple Interest Receivable, in addition to making his or her regularly scheduled payment, makes one or more additional scheduled payments in any Collection Period, we will treat the additional scheduled payments made in that Collection Period as a principal prepayment and we will apply it to reduce the principal balance of the related motor vehicle loan in that Collection Period. As a result of that prepayment, unless otherwise requested by the obligor, the obligor will not be required to make any scheduled payment in respect of that motor vehicle loan for the number of due dates corresponding to the number of additional scheduled payments he made. During that period interest will continue to accrue on the outstanding principal balance of the prepaid motor vehicle loan and the obligor's account will not be considered delinquent. The related prospectus supplement will describe any obligation of Chase USA as servicer to make Advances in respect of those unpaid interest payments.

         When the obligor resumes his or her required payments, his regularly scheduled payments may be insufficient to cover the interest that has accrued since his last payment. Nonetheless the obligor's prepaid motor vehicle loan would be considered current. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the prepaid motor vehicle loan. Depending on the principal balance and interest rate of the related motor vehicle loan and on the number of payments that were prepaid, there may be extended periods of time during which such a motor vehicle loan is current but not amortizing.

         Prepaid Simple Interest Receivables in any trust will affect the weighted average life of the securities issued by the trusts. The distribution of the prepaid amount to the holders of the securities on the payment date following the Collection Period in which the amount was received will generally shorten the weighted average life of the securities. In addition, to the extent we make any Advances of interest with respect to a prepaid Simple Interest Receivable which subsequently goes into default, the loss on that motor vehicle loan may be larger than would have been the case had the Advances not been made because the liquidation proceeds from that motor vehicle loan will be applied first to reimburse us for the Advances.

         Our portfolio of motor vehicle loans has historically included motor vehicle loans that have been prepaid by one or more scheduled monthly payments. We cannot assure you as to the number of motor vehicle loans that may become prepaid Simple Interest Receivables or the number or the principal amounts of the scheduled payments that may be prepaid.

         If an obligor under any Actuarial Receivable, in addition to making his or her regularly scheduled payment, makes one or more additional scheduled payments in any Collection Period, we may deposit the additional scheduled payments made in that Collection Period into an account for the related trust and apply them as described in the related prospectus supplement. No shortfalls in payment of interest or principal will result when prepaid amounts on Actuarial Receivables are deposited into an account on behalf of the trust.

 How You Can Compute Your Portion of the Amount Outstanding of Your Securities

         As servicer we will provide to you in each report which we deliver to you a factor which you can use to compute your portion of the principal amount outstanding of your securities.

         We will compute a separate factor for each class of notes. The factor for each class of notes will be an eight-digit decimal which we will calculate prior to each payment date. The note factor will equal the remaining outstanding principal balance of that class of notes as of the applicable payment date, after giving effect to payments to be made on that payment date, as a fraction of the initial outstanding principal balance of that class of notes. Your portion of each class of notes will equal the product of

          o    the original denomination of your note and

          o    the factor relating to your class of notes.

         We will compute a separate factor for each class of certificates. The factor for each class of certificates will be an eight-digit decimal which we will calculate prior to each payment date. The certificate factor will equal the remaining balance of that class of certificates as of the applicable payment dates, after giving effect to distributions to be made on that payment date, as a fraction of the initial stated certificate balance of that class of certificates. Your portion of each class of certificates will equal the product of

          o    the original denomination of your certificate and

          o    the factor relating to your class of certificates.

         Each factor will be 1.00000000 as of the cutoff date specified in the prospectus supplement for that series of securities and will decline to reflect reductions in the outstanding principal balance of the applicable class of notes or the reduction of the initial stated certificate balance of the applicable class of certificates.

         As servicer we will provide to you monthly reports concerning:

          o payments received on the motor vehicle loans included in the trust,

          o the aggregate principal balance of those motor vehicle loans as of the last day of the preceding Collection Period, calculated as described in the related prospectus supplement,

          o each factor relating to each class of securities issued by the trust and

          o various other items of information that will be specified in the related prospectus supplement.

In addition, you will be provided information for tax reporting purposes not later than the latest date permitted by law.

                                Use of Proceeds

         We will apply the net proceeds from the sale of the securities of a trust as follows:

          o if the trust has a pre-funding account, to make a deposit into that account,

          o if the trust has a yield supplement account, to make a deposit into that account,

          o if the trust has a cash collateral account, to make a deposit into that account,

          o if the trust has a reserve account, to make the initial deposit into that account and

          o for any other purposes specified in the related prospectus supplement.

We will add the remaining funds received by us to our general funds.

                              Principal Documents

         In general, the operations of a trust will be governed by the following documents:

If the trust issues notes:




          Document                                Parties                         Primary Purposes
          --------                                -------                         ----------------


Trust Agreement                      Trustee and Chase USA, as depositor    o    creates the trust

                                                                            o    provides for issuance of
                                                                                 certificates and payments
                                                                                 to certificateholders

                                                                            o    establishes the rights and
                                                                                 duties of the trustee

                                                                            o    establishes the rights of
                                                                                 certificateholders


Indenture                            Trust, as issuer of the notes, and     o    provides for issuance of
                                     Indenture Trustee                           the notes, the terms of the
                                                                                 notes and payments to
                                                                                 noteholders

                                                                            o    establishes the rights and
                                                                                 duties of the indenture
                                                                                 trustee

                                                                            o    establishes the rights of
                                                                                 noteholders


Sale and Servicing Agreement         Chase USA, as seller and servicer,     o    effects transfer of motor
                                     and the Trust                               vehicle loans to the trust

                                                                            o    contains representations
                                                                                 and warranties of Chase
                                                                                 USA, as seller, concerning
                                                                                 the motor vehicle loans

                                                                            o    contains servicing
                                                                                 obligations

                                                                            o    provides for  compensation
                                                                                 of the servicer

                                                                            o    directs how proceeds of the
                                                                                 motor vehicle loans will be
                                                                                 applied to the expenses of
                                                                                 the trust and payments on
                                                                                 the securities issued by
                                                                                 the trust

If a trust is a grantor trust:


            Document                                Parties                       Primary Purposes
            --------                                -------                       ----------------

Pooling and Servicing Agreement      Trustee and Chase USA, as seller and   o    creates the trust
                                     servicer
                                                                            o    effects transfer of motor
                                                                                 vehicles loans to the trust

                                                                            o    contains representations
                                                                                 and warranties of Chase
                                                                                 USA, as seller, concerning
                                                                                 the motor vehicle loans

                                                                            o    contains servicing
                                                                                 obligations

                                                                            o    provides for compensation
                                                                                 of the servicer

                                                                            o    provides for issuance of
                                                                                 certificates and payments
                                                                                 to certificateholders

                                                                            o    directs how cash flow will
                                                                                 be applied to expenses of
                                                                                 the trust and payments to
                                                                                 certificateholders

                                                                            o    establishes the rights and
                                                                                 duties of the trustee

                                                                            o    establishes rights of
                                                                                 certificateholders



         Various provisions of these documents are described throughout this prospectus and will be described in the related prospectus supplement. The prospectus supplement for a trust will describe any material provisions of the documents relating to that trust that differ in a material way from the provisions described in this prospectus.

         A form of each of these principal documents has been filed as an exhibit to the registration statement of which this prospectus forms a part. The summaries of the principal documents in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of those principal documents.

                          Payments On The Securities

     The prospectus supplement relating to the securities issued by a particular trust will describe

          o the timing, amount and priority of payments of principal and interest on each class of those securities,

          o their interest rates or the formula for determining their interest rates,

          o the method of determining the amount of their principal payments,

          o the priority of the application of the trust's available funds to its expenses and payments on its securities and

          o the allocation of losses on the motor vehicle loans included in that trust among the classes of those securities.

         The rights of any class of securities to receive payments may be senior or subordinate to other classes of securities. A security may be entitled to principal payments with disproportionate, nominal or no interest payments or interest payments with disproportionate, nominal or no principal payments or residual cash flow remaining after all other classes have been paid.

         Interest rates may be fixed or floating. If a class of securities is redeemable or subject to prepayment, the prospectus supplement will describe when the securities may be redeemed or prepaid and at what price, including any premium payable. The aggregate initial principal amount of the securities issued by a trust may be greater than, equal to or less than the aggregate initial principal amount of the motor vehicle loans held by that trust.

         Payments of principal and interest on any class of securities will be made on a pro rata basis among all the securityholders of such class. If the amount of funds available to make a payment on a class is less than the required payment, the holders of the securities of that class will receive their pro rata share of the amount available for the class. A series may provide for a liquidity facility or similar arrangement that permits one or more classes of securities to be paid in planned amounts on scheduled payment dates.

         One or more classes of notes issued by a trust may have a final scheduled payment date of less than 397 days from the date of the related prospectus supplement and that class or those classes may have received a short-term rating by a rating agency that is in one of the two highest short-term rating categories. The failure to pay a class of notes on or prior to the related final payment date will constitute an Event of Default under the related indenture.

                 Certain Information Regarding the Securities

Fixed Rate Securities

         Each class of fixed rate securities will bear interest at the applicable per annum interest rate or pass-through rate, as the case may be, specified in the related prospectus supplement. Interest on each class of fixed rate securities may be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the related prospectus supplement.

Floating Rate Securities

         Each class of floating rate securities will bear interest for each applicable interest accrual period described in the related prospectus supplement at a rate per annum determined by reference to a base rate, plus or minus the number of basis points specified in the prospectus supplement, if any, or multiplied by the percentage specified in the prospectus supplement, if any or as otherwise specified in the related prospectus supplement. Interest on each class of floating rate securities will be computed on the day count basis specified in the related prospectus supplement.

         The base rate of interest for any floating rate securities will be based on the London interbank offered rate, commercial paper rates, federal funds rates, U.S. government treasury securities rates, negotiable certificates of deposit rates or another rate set forth in the related prospectus supplement.

         A class of floating rate securities may also have either or both of the following, in each case expressed as a rate per annum:

          o a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period and

          o a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period.

         In addition to any maximum interest rate that may be applicable to any class of floating rate securities, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law.

         Each trust issuing floating rate securities may appoint a calculation agent to calculate interest rates on each class of its floating rate securities. The related prospectus supplement will identify the calculation agent, if any, for each class of floating rate securities, which may be either the trustee or the indenture trustee for the trust. All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate securities of a given class.

Book-Entry Registration

         Following is a description of the form your securities, whether certificates or notes, may take. We also describe how your securities may be transferred and how payments may be made to you.

         The information in this section concerning DTC and its book-entry system has been provided by DTC. We have not independently verified the accuracy of this information.

         Each class of securities issued by a trust may be represented by one or more global certificates registered in the name of Cede & Co., DTC's nominee. Accordingly, Cede is expected to be the holder of record of each series of securities issued in book-entry form. This means that you, as an owner of securities, will generally not be entitled to Definitive Securities representing your interest in the issued securities. You will own securities through a book-entry record maintained by DTC. Your interests in the global securities will be represented through financial institutions acting on your behalf as direct and indirect participants in DTC. You may hold your securities through DTC in the U.S., Clearstream or the Euroclear system in Europe or in any manner described in the related prospectus supplement. Clearstream and Euroclear will hold positions on behalf of their customers or participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

         If a class of securities is issued in book-entry form, all references in this prospectus and in the related prospectus supplement to actions by holders of such class of securities refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to holders of such class of securities refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of such class of securities, for distribution to the holders of such class of securities in accordance with DTC's procedures. Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to securityholders will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Any securities of a given trust owned by Chase USA or any of its affiliates will be entitled to equal and proportionate benefits under the applicable indenture, trust agreement or pooling and servicing agreement, except that, unless Chase USA and its affiliates own the entire class, such securities will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of securityholders have given any request, demand, authorization, direction, notice, consent or other action under those documents.

         The prospectus supplement will specify whether the holders of the notes or certificates of a trust will hold their respective securities as global securities in book-entry form under the DTC system. Any purchase that you make of securities issued in book-entry form under the DTC system must be made by or through a DTC participant, which will receive a credit for the securities on DTC's records. Your ownership interest is in turn recorded on the DTC participants' and indirect participants' records. You will not receive written confirmation from DTC of your purchase, but you can expect to receive written confirmation providing details of the transaction, as well as periodic statements of your holdings, from the DTC participant or indirect participant through which you entered into the transaction. Transfers of ownership interests in the securities are accomplished by entries made on the books of DTC participants acting on behalf of you and other securityholders.

         In addition, securityholders will receive all distributions of principal and interest from the indenture trustee or the applicable trustee through the participants who in turn will receive them from DTC. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable trustee to DTC's nominee. DTC will forward such payments to its participants which thereafter will forward them to indirect participants or securityholders.

         Distributions on securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Customers or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Such distributions will be subject to tax reporting in accordance with relevant U.S. tax laws and regulations.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts and is required to receive and transmit distributions of principal and interest on the securities it holds. Participants and indirect participants with whom securityholders have accounts similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess their respective securities, the rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, your ability to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such securities, may be limited due to the lack of a physical certificate for the securities.

         You will not be recognized as a securityholder by the trustee or the indenture trustee. You will be permitted to exercise the rights of a securityholder only indirectly through DTC and its participants. Neither DTC nor Cede will consent or vote with respect to the securities issued by a trust. Under its usual procedures, DTC mails an omnibus proxy to Chase USA as soon as possible after the record date, which assigns Cede's consenting or voting rights to those DTC participants to whose accounts the securities are credited on the relevant record date. Clearstream and the Euroclear operator, as the case may be, will take any action permitted to be taken by a securityholder on behalf of a Clearstream Customer or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect such actions on its behalf through DTC.

         Except as required by law, none of the administrator, if any, the applicable trustee or the applicable indenture trustee, if any, will have any liability for any aspect of the records relating to payments made on account of beneficial ownership interests of the securities issued by any trust held by DTC, Clearstream or the Euroclear system or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         The global securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Initial Settlement of the Global Securities. Investors electing to hold their global securities through DTC will follow the settlement practices that apply to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date. Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures that apply to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Secondary Market Trading of the Global Securities. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         --Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

         --Trading between Clearstream customers and/or Euroclear participants. Secondary market trading between Clearstream Customers or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         --Trading between DTC seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream Customer or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Customer or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last interest payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Customer's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (that is, the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream Customers and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Customers or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Customers or Euroclear Participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Customer's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream Customers or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

         --Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream Customers and Euroclear Participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Customer or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream Customer or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Customer's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream Customer or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Clearstream Customer's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream Customers or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

          o borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures,

          o borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade or

          o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream Customer or Euroclear Participant.

         The Depositories--DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include any of the underwriters of securities of issued by a trust), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its DTC participants are on file with the SEC.

         --Clearstream. Clearstream is incorporated under the laws of Luxembourg. Clearstream holds securities for Clearstream Customers and facilitates the clearance and settlement of securities transactions between Clearstream Customers through electronic book entry changes in accounts of Clearstream Customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled through Clearstream in any of 36 currencies, including U.S. dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream Customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of the securities issued by a trust. Clearstream Customers in the U.S. are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 counties, including all major European countries, Canada and the United States. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream.

         Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of the Euroclear system in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

         --Euroclear. The Euroclear system was created in 1968 to hold securities of Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including U.S. dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear system is operated by Euroclear Bank S.A./N.V. under contract with the Cooperative. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Cooperative. The Cooperative establishes policy for the Euroclear system on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the securities issued by a trust. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. These terms and conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

         DTC may discontinue providing its services as securities depository for the securities issued by a trust at any time by giving reasonable notice to Chase USA, as servicer, the trustee and, if applicable, the indenture trustee. If this occurs and a successor securities depository is not obtained, Definitive Securities will be printed and delivered. The servicer may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, Definitive Securities will be delivered to each securityholder.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among their participants, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Securities

         Any notes or certificates initially issued by a trust in book-entry form will be issued in fully registered, certificated form to the holders of the notes or the certificates or their respective nominees rather than to DTC or its nominee, only if:

          o Chase USA, as servicer, advises the trustee or indenture trustee, as applicable, in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities and the servicer is unable to locate a qualified successor depository,

          o Chase USA, as servicer, elects to terminate the book-entry system through DTC or

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

          o after the occurrence of an Event of Default or an Event of Servicing Termination with respect to the securities issued by a trust, holders representing at least a majority of the outstanding principal amount of the notes or certificates issued by that trust advise the indenture trustee or the trustee, as applicable, through DTC in writing that the continuation of a book-entry system through DTC with respect to the notes or certificates, as the case may be, is no longer in the best interest of the holders of those securities.

         Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee or the trustee through DTC and its participants will be required to notify all applicable holders of the securities of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the securities and receipt of instructions for re-registration, the trustee or indenture trustee, as applicable, will re-issue the securities as Definitive Securities to their holders.

         Distributions of principal of, and interest on, Definitive Securities will be made by the related trustee or indenture trustee in accordance with the procedures set forth in the related indenture, trust agreement or pooling and servicing agreement, as applicable, directly to the holders in whose names those Definitive Securities were registered at the close of business on the applicable record date specified in the related prospectus supplement. These distributions will be made by check mailed to the address of the securityholder as it appears on the register maintained by the trustee or indenture trustee, as applicable. However, the final payment on any Definitive Security will be made only upon presentation and surrender of the Definitive Security at the office or agency specified in the notice of final distribution to the applicable securityholders.

         Definitive Securities will be transferable and exchangeable at the offices of the related transfer agent and registrar for the securities. No service charge will be imposed for any registration of transfer or exchange, but the trustee or indenture trustee, as applicable, may require payment of a sum sufficient to cover any tax or other governmental charge imposed on the transfer or exchange.

List of Securityholders

         Three or more holders of the notes of any series, each of whom has owned a note for at least six months, may, by written request to the related indenture trustee, obtain access to the list of all holders of the notes of that series maintained by the indenture trustee for the purpose of communicating with them with respect to their rights under the indenture or the notes. The indenture trustee may elect not to grant the requesting noteholders access to the list of all noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of record. Unless Definitive Securities have been issued in exchange for the notes, the only noteholder appearing on the list maintained by the related indenture trustee will be Cede, as nominee for DTC. Under these circumstances, any beneficial owner of a note who wishes to communicate with other beneficial owners of the notes will not be able to identify those beneficial owners through the indenture trustee and instead will have to attempt to identify them through DTC and its participants or by such other means as the beneficial owner may find available.

         Three or more holders of certificates of any series or one or more holders of certificates evidencing not less than 25% of the initial stated certificate balance of the series may, by written request to the related trustee, obtain access to the list of all holders of the certificates of the series for the purpose of communicating with them with respect to their rights under the related trust agreement or pooling and servicing agreement, as applicable, or under the certificates. Unless Definitive Securities have been issued in exchange for the certificates, the only certificateholder appearing on the list maintained by the related trustee will be Cede, as nominee for DTC. Under these circumstances, any beneficial owner of a certificate who wishes to communicate with other beneficial owners of the certificates will not be able to identify those beneficial owners through the related trustee and instead will have to attempt to identify them through DTC and its participants or by such other means as the beneficial owner may find available.

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

Reports to Securityholders

         On each payment date, the paying agent, will include with each payment or distribution to securityholders a statement prepared by Chase USA, as servicer. Each statement will include, to the extent applicable, the following information, and any other information specified in the related prospectus supplement, with respect to the payment date or the period since the previous payment date, as applicable:

          o the amount of the distribution allocable to principal of each class of securities and the derivation of the amounts,

          o the amount of the distribution allocable to interest on or with respect to each class of securities,

          o the amount of the servicing fee paid to Chase USA, as servicer, and the amount of any unpaid servicing fee in respect of the related Collection Period or Collection Periods, as the case may be,

          o the amount of the administration fee paid to The Chase Manhattan Bank, as administrator, and the amount of any unpaid administration fees in respect of the related Collection Period, or Collection Periods, as the case may be,

          o the aggregate unreimbursed amount of Advances as of the last day of the preceding Collection Period and the change in that amount from the previous Collection Period,

          o the aggregate principal balance of the motor vehicle loans as of the close of business on the last day of the preceding Collection Period,

          o the aggregate outstanding principal balance of each class of securities, in each case after giving effect to all payments reported under the first bullet above on the payment date,

          o the interest rate for the next interest accrual period with respect to any class of securities with a variable rate,

          o the amount of the aggregate losses realized on the motor vehicle loans for the preceding Collection Period,

          o the amount of any shortfalls in payment of principal of or interest on any class of the securities and the change in those amounts from the preceding statement,

          o the aggregate amount to be paid in respect of motor vehicle loans, if any, purchased by the servicer or repurchased by the seller in the preceding Collection Period,

          o the balance of the reserve account, if any, or any other enhancement account, as of the payment date, after giving effect to changes to that account on that date, the amount required to be on deposit in that account on that payment date and the components of calculating that required amount,

          o for each payment date during the funding period, if any, specified in the prospectus supplement, the remaining amount on deposit in the pre-funding account and available to be used to purchase additional motor vehicle loans,

          o for the first payment date that is on or immediately following the end of the funding period specified in the prospectus supplement, the amount remaining on deposit in the pre-funding account that has not been used and is being passed through as payments of principal on the securities and

          o the balance in any account in which prepayments of scheduled payments by or on behalf of the obligors on Actuarial Receivables are deposited.

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

         Each amount set forth in the first four bullets with respect to the securities of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of the notes or the initial stated certificate balance of the certificates, as applicable. The paying agent will deliver these statements to DTC for further distribution to the securityholders in accordance with DTC's procedures.

         Chase USA, as servicer, will file on behalf of each trust such periodic reports with respect to each trust with the SEC as is required under the Securities Exchange Act of 1934.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each trust, the applicable indenture trustee, trustee or paying agent, will furnish to each person who at any time during the calendar year has been a securityholder of that trust and received any payment on those securities, a statement containing information for the purposes of that securityholder's preparation of federal income tax returns.

                                 The Indenture

         A trust may issue one or more classes of notes. The notes will be issued under the terms of an indenture between the trust and the indenture trustee specified in the prospectus supplement, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. This summary describes the material provisions of the indenture common to the notes of each trust that issues notes. The attached prospectus supplement will give you additional information specific to the notes which you are purchasing. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture.

Events of Default

         The Events of Default under each indenture will consist of:

          o a default for five days, or such longer period as is specified in the related prospectus supplement, or more in the payment of any interest on any of the notes issued pursuant to the indenture,

          o a default in the payment of the principal of or any installment of the principal of any note issued pursuant to the indenture when it becomes due and payable,

          o a default in the observance or performance of any other covenant or agreement of the trust made in the indenture which default materially and adversely affects the rights of the holders of the notes issued pursuant to the indenture and which default continues for a period of 30 days after written notice of the default is given to the trust by the related indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the Controlling Class of notes, or for such longer period, not to exceed 90 days, as may be reasonably necessary to remedy the default, provided that the default is capable of being remedied within 90 days or less, or

          o certain events of bankruptcy, insolvency, receivership or liquidation of the trust.

The amount of principal due and payable to the holders of a class of notes under the indenture until the final scheduled payment date for that class of notes will generally be limited to amounts available to pay the principal of the notes. Therefore the failure to pay principal on a class of notes on any payment date generally will not result in the occurrence of an Event of Default until the final scheduled payment date for that class of notes.

         Noteholder Rights Upon Event of Default. If an Event of Default should occur and be continuing with respect to the notes issued by any trust, the related indenture trustee or the holders of a majority of the principal amount of the Controlling Class of the notes may declare the principal of the notes to be immediately due and payable. The holders of a majority of the principal amount of the Controlling Class of the notes may rescind that declaration at any time before the indenture trustee obtains a judgment or decree for the payment of money by the trust.

         If the notes issued by any trust are declared to be due and payable following an Event of Default, the related indenture trustee may:

          o    institute proceedings to collect amounts due on the notes,

          o    foreclose on the trust property or

          o    exercise other remedies as a secured party.

In addition, the indenture trustee may sell the motor vehicle loans held by the trust if

          o the holders of all the outstanding notes issued by the trust consent to the sale,

          o the proceeds of the sale are sufficient to pay in full the principal and the accrued interest on all outstanding notes and certificates issued by the trust at the date of the sale or

          o there has been an Event of Default arising from a failure to pay principal or interest on any notes and the indenture trustee determines that the proceeds of the motor vehicle loans would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 662/3% of the aggregate outstanding principal amount of the Controlling Class of notes.

The indenture trustee may elect to have the trust maintain possession of the motor vehicle loans and continue to apply collections on those motor vehicle loans as if the notes had not been declared to be due and payable.

         If an Event of Default occurs and is continuing under an indenture, the related indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes issued under the indenture if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request.

         The holders of a majority of the principal amount of the Controlling Class of the notes issued under the indenture will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the related indenture trustee.

         Prior to the declaration that a series of notes are due and payable following the occurrence of an Event of Default, the holders of a majority of the principal amount of the Controlling Class of those notes may waive the Event of Default unless the Event of Default was caused by a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

         No holder of a note will have the right to institute any proceeding with respect to the related indenture unless:

          o the holder has previously given written notice to the related indenture trustee of a continuing Event of Default,

          o the holders of not less than 25% in principal amount of the Controlling Class of notes have made a written request to the indenture trustee to institute a proceeding in its own name as indenture trustee,

          o such holder or holders have offered the indenture trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with their request,

          o the indenture trustee has, for 60 days after receipt of the notice, request and offer of indemnity, failed to institute a proceeding and

          o no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the principal amount of the Controlling Class of notes.

         Nonetheless the holder of each note issued by a trust will have the absolute and unconditional right to receive payment of principal of and interest on that note and to institute suit for the enforcement of that payment, which right may not be impaired without the individual holder's consent.

         Each indenture trustee and the related noteholders, by accepting notes, will covenant that they will not, at any time, institute against the trust issuing the notes any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         Neither the indenture trustee nor the trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in a trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the notes issued by the trust or for the agreements of the trust contained in the applicable indenture.

Certain Covenants

         Restrictions on Merger and Consolidation. Each indenture will provide that the related trust may not consolidate with or merge into any other entity, unless

          o the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

          o the entity expressly assumes the trust's obligation to make due and punctual payments of principal and interest on the notes issued by the trust and the performance or observance of every agreement and covenant of the trust under the indenture,

          o no Event of Default under the indenture has occurred and is continuing immediately after the merger or consolidation,

          o the trust has been advised that the rating of the notes and the certificates if any issued by the trust then in effect would not be downgraded or withdrawn by the rating agencies as a result of the merger or consolidation,

          o all action as is necessary to maintain the lien and security interest created by the indenture has been taken and

          o the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any holder of a security issued by the trust.

         Other Covenants. Each trust will agree, among other things, not to:

          o except as expressly permitted by the applicable Related Documents, sell, transfer, exchange or otherwise dispose of any of the assets of the trust,

          o claim any credit on or make any deduction from the principal or interest payable in respect of the notes issued by the trust, other than amounts withheld under the tax code or applicable state law,

          o assert any claim against any present or former noteholders because of the payment of taxes levied or assessed upon the trust,

          o permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted under the indenture,

          o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part of those assets, or any interest in those assets or the proceeds of those assets or

          o permit any lien of the indenture not to constitute a valid first priority security interest in the trust, except as a result of any tax, mechanics' or other like liens.

         No trust will be permitted to engage in any activity other than as described in the section of the related prospectus supplement entitled "The Trust." No trust will be permitted to incur, assume or guarantee any indebtedness other than the indebtedness incurred under the notes issued by the trust and the indenture, the certificates issued by the trust and as a result of any Advances made to it by the servicer in accordance with the related sale and servicing agreement.

         Annual Compliance Statement. Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

         Indenture Trustee's Annual Report. The indenture trustee for each trust will be required to mail each year to all related noteholders a brief report relating to

          o its eligibility and qualification to continue as indenture trustee under the related indenture,

          o    any amounts advanced by it under the related indenture,

          o the amount, interest rate and maturity date of certain indebtedness owed by the trust to the related indenture trustee in its individual capacity,

          o the property and funds physically held by the indenture trustee in his capacity as indenture trustee and

          o any action taken by it that materially affects the related notes and that has not been previously reported.

         Satisfaction and Discharge of Indenture. An indenture will be discharged upon the delivery to the related indenture trustee for cancellation of all notes issued under that indenture, or with certain limitations, upon deposit with the indenture trustee of funds sufficient for, the payment in full of all those notes.

Modifications of the Indenture

         Modifications of the Indenture With Noteholder Consent. Any trust and the related indenture trustee may, with the consent of the holders of a majority of the principal amount of the notes of the Controlling Class, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related indenture, or modify in any manner the rights of the related holders of the notes. However, no supplemental indenture may effect any of the following changes without the consent of the holder of each note affected by that change:

          o change the due date of payment of any installment of principal of or interest on any note,

          o reduce the principal amount, the specified interest rate or the redemption price of any note,

          o change any place of payment where, or the coin or currency in which, any note or any interest on the note is payable,

          o impair the right to sue for the enforcement of provisions of the related indenture regarding payment,

          o reduce the percentage of the aggregate amount of the Controlling Class of notes, the consent of the holders of which is required to waive compliance with certain provisions of the related indenture or of certain defaults under the indenture and their consequences as provided for in the indenture,

          o modify or alter the provisions of the related indenture regarding the voting of notes held by Chase USA, the related trust, any other obligor on the notes or any affiliate of any of Chase USA, the related trust or such other obligor on the notes,

          o reduce the percentage of the aggregate principal amount of the Controlling Class of the notes, the consent of which is required to direct the related indenture trustee to sell or liquidate the motor vehicle loans held by the trust after an Event of Default if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on all of the outstanding notes issued by the trust,

          o reduce the percentage of the aggregate amount of the Controlling Class of the notes, the consent of which is required to amend the sections of the related indenture that specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or the Related Documents,

          o modify any provisions of the indenture in a manner that affects the calculation of the amount of any payment of interest or principal due on any note on any payment date, including the calculation of any of the individual components of the calculation,

          o permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any of the collateral for the notes or

          o except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral for the notes or deprive the holder of any note of the security afforded by the lien of the indenture.

         Modifications of the Indenture Without Noteholder Consent. Any trust and the related indenture trustee may enter into supplemental indentures, without obtaining the consent of the holders of the notes issued by that trust, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or of modifying in any manner the rights of the holders of the notes so long as such action does not materially and adversely affect the interest of any noteholder.

The Indenture Trustee

         The indenture trustee for the notes issued by each trust will be specified in the related prospectus supplement. The indenture trustee for any series may resign at any time, in which event The Chase Manhattan Bank, as administrator of the trust, will be obligated to appoint a successor indenture trustee. The administrator of the trust may also remove any indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the related indenture or if the indenture trustee becomes insolvent. In those circumstances, the administrator of the trust will be obligated to appoint a successor indenture trustee for the related series of notes.

         If a trust issues a class of notes that is subordinated to one or more other classes of notes and an Event of Default occurs under the related indenture, the indenture trustee may be deemed to have a conflict of interest under the Trust Indenture Act of 1939, as amended, and may be required to resign as trustee for one or more of those classes of notes. In that case, the indenture will provide for a successor trustee to be appointed for one or more of those classes of notes and may provide for rights of senior holders of the notes to consent to or direct actions by the related indenture trustee that are different from those of subordinated holders of the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by a successor indenture trustee.

                       Transfer and Servicing Agreements

         The following summary describes certain terms of the documents pursuant to which Chase USA, as seller, will transfer pools of motor vehicle loans to a trust and Chase USA, as servicer, will service the motor vehicle loans on behalf of the trust. In the case of a trust that is not a grantor trust, that document is the sale and servicing agreement. For a grantor trust, it is the pooling and servicing agreement. This section also describes certain provisions of the trust agreement and administration agreement for a trust that is not a grantor trust. Forms of those documents have been filed as exhibits to the registration statement of which this prospectus forms a part. This summary describes the material provisions common to the securities of each trust. The attached prospectus supplement will give you additional information specific to the securities which you are purchasing. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of those documents.

Sale and Assignment of Motor Vehicle Loans

         Sale and Assignment of Initial Motor Vehicle Loans. When a trust issues securities, Chase USA, as seller, will, in exchange for those securities, sell and assign to the trust under a sale and servicing agreement or a pooling and servicing agreement, without recourse, its interest in a pool of motor vehicle loans, including its security interests in the related financed vehicles. Each motor vehicle loan will be identified in a schedule to the related sale and servicing agreement or pooling and servicing agreement. Chase USA will then sell the securities offered by this prospectus and the related prospectus supplement as set forth in the prospectus supplement.

         Sale and Assignment of Additional Motor Vehicle Loans. The prospectus supplement for the trust will specify whether, and the terms, conditions and manner under which, Chase USA will sell and assign additional motor vehicle loans to the trust from time to time during a funding period.

         Eligibility Criteria. Each sale and servicing agreement or pooling and servicing agreement, as applicable, will set forth the criteria that must be satisfied by each motor vehicle loan as of the applicable cutoff date to be included in the trust. These criteria will include, the following:

          o    each motor vehicle loan

               o in the case of a motor vehicle loan originated with the involvement of a dealer acting under a dealer agreement with Chase USA, has been originated in the form of a credit sales transaction by a dealer or a purchase money loan or other note through a dealer located in one of the states of the United States, including the District of Columbia, for the retail financing of a motor vehicle or

               o in the case of a motor vehicle loan originated without the involvement of a dealer acting under a dealer agreement with Chase USA, has been originated by Chase USA or another originating bank in the form of a secured loan for the retail financing of a motor vehicle, and

               o in each case, has been fully and properly executed by the related parties,

               o in the case of a motor vehicle loan in the form of a retail installment sales contract originated with the involvement of a dealer acting under a dealer agreement with Chase USA, if Chase USA purchased the retail installment sales contract from the dealer, the retail installment sales contract has been validly assigned by that dealer to Chase USA in accordance with its terms,

               o in the case of a motor vehicle loan originated by a originating bank other than Chase USA, has been purchased from that originating bank and validly assigned by that originating bank to Chase USA,

               o contains customary and enforceable provisions so that the rights and remedies of the holder thereof will be adequate for realization against the collateral or the benefits of the security,

          o other than a Final Payment Receivable, provides for fully amortizing level scheduled monthly payments, provided that the last payment may be different from the level scheduled payment, and for accrual of interest at a fixed rate according to the simple interest or actuarial method,

          o each motor vehicle loan and each sale of the related financed vehicle complied at the time it was originated or made, and complied on and after the applicable cutoff date in all material respects with applicable federal, state, and local laws, and related regulations, including usury laws, and any consumer credit, equal opportunity and disclosure laws applicable to the motor vehicle loan and the sale,

          o each motor vehicle loan constitutes the legal, valid and binding payment obligation in writing of the obligor, enforceable by the holder thereof in all material respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights,

          o subject to the limited exceptions specified in the sale and servicing agreement or pooling and servicing agreement, as applicable, immediately prior to its sale and assignment to the trust, each motor vehicle loan was secured by a validly perfected first priority security interest in the related financed vehicle in favor of the originating bank, which security interest is assignable and has been assigned to the related trust;

          o as of the applicable cutoff date, Chase USA had no knowledge of any facts which would give rise to any right, assertion or threat of rescission, setoff, counterclaim or defense with respect to the motor vehicle loan,

          o as of the applicable cutoff date, Chase USA had no knowledge of any liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes relating to a financed vehicle, that would be liens prior to, or equal or coordinate with, the lien granted by the motor vehicle loan,

          o except for payment defaults continuing for less than 30 days as of the applicable cutoff date, Chase USA had no knowledge that a default, breach, violation or event permitting acceleration under the terms of the motor vehicle loans exists; Chase USA had no knowledge that a continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of the motor vehicle loan exists and Chase USA has not waived any of the above,

          o each motor vehicle loan requires that the related obligor obtain comprehensive, liability, theft and physical damage insurance covering the related financed vehicle and

          o each motor vehicle loan satisfies the other criteria described in this prospectus in the section entitled "The Motor Vehicle Loans" and the criteria for the selection of the motor vehicle loans to be included in the trust described in the related prospectus supplement.

         Repurchase of Motor Vehicle Loans. As of the last day of the second or, at the option of the seller, the first Collection Period following the discovery by or notice to Chase USA, as seller, that a motor vehicle loan did not meet the criteria described above and that failure materially and adversely affects the interests of the related trust in the motor vehicle loan, the seller, unless the failure has been cured, will repurchase the motor vehicle loan from the trust. The repurchase price will be the Repurchase Amount, which is the unpaid principal balance of that motor vehicle loan plus accrued interest thereon at the contract rate through the last day of the month of the repurchase. The seller's repurchase obligation will constitute the sole remedy available to the securityholders of the related trust for any such uncured breach.

         Custody of Motor Vehicle Loans. The trustee pursuant to the pooling and servicing agreement or the indenture trustee pursuant to the sale and servicing agreement, as applicable, will appoint Chase USA, as servicer, as the initial custodian of the motor vehicle loans transferred to the trust in order to assure uniform quality in servicing the motor vehicle loans and to reduce administrative costs. The servicer will not stamp or otherwise mark the motor vehicle loans to reflect the transfer of the motor vehicle loans to the trust. The servicer will not segregate the motor vehicle loans transferred to the trust from the other motor vehicle loans that the servicer owns or services. The servicer will not notify the obligors under the motor vehicle loans of the transfer of those loans to the trust. However, UCC financing statements reflecting the sale and assignment of the motor vehicle loans by the seller to the trust will be filed, and the servicer's accounting records and computer systems will be marked to reflect the sale and assignment. Because those motor vehicle loans will remain in the servicer's possession and will not be stamped or otherwise marked to reflect the assignment to the trust if a subsequent purchaser were to obtain physical possession of those motor vehicle loans without knowledge of the assignment, the trust's interest in the motor vehicle loans could be defeated.

Trust Accounts

         For each trust, Chase USA, as servicer, will establish and maintain one or more collection accounts in the name of the indenture trustee on behalf of the related securityholders or, if the trust does not issue notes, in the name of the trustee for the related certificateholders. The servicer will deposit all collections on the motor vehicle loans into the collection account. If the trust issues notes, the servicer or the indenture trustee may establish and maintain a distribution account in the name of the indenture trustee on behalf of the noteholders into which amounts released from the collection account and any other accounts of the trust for payment to the noteholders will be deposited and from which distributions of interest and/or principal to the noteholders will be made. The servicer or the trustee may establish and maintain one or more certificate distribution accounts, in the name of the trustee on behalf of the certificateholders into which amounts released from the collection account and any other accounts of the trust for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made.

         Chase USA, as servicer, or the trust may establish and maintain for the trust an additional account, in the name of the related indenture trustee or trustee into which, to the extent required by the related sale and servicing agreement or pooling and servicing agreement, as applicable, the servicer will deposit prepayments of scheduled payments by or on behalf of obligors on Actuarial Receivables. These prepayments do not constitute scheduled payments, full prepayments, or certain partial prepayments. These prepayments will be held in this paid-ahead account until the prepaid amounts fall due. Until the servicer transfers these prepayments from this paid-ahead account to the collection account, they will not be included in collections and will not be available for distribution to the securityholders. This paid-ahead account, if established, will initially be maintained by the related indenture trustee or trustee. So long as Chase USA is the servicer for the trust, no Event of Servicing Termination exists and each other condition to holding these prepayments as may be required by the related sale and servicing agreement or pooling and servicing agreement, as applicable, is satisfied, the servicer may retain these prepayments until the applicable payment date.

         Any other accounts to be established with respect to the securities of a trust, including any pre-funding account, yield supplement account or reserve account, will be described in the related prospectus supplement.

         All of the accounts described in this section are collectively referred to in this prospectus as the "trust accounts".

         Funds in the trust accounts will be invested as provided in the related sale and servicing agreement or pooling and servicing agreement, as applicable, in Permitted Investments. Permitted Investments satisfy criteria established by the rating agencies rating the securities issued by the trust and are generally limited to obligations or securities that mature on or before the business day preceding the next payment date. However, to the extent permitted by the rating agencies, funds in any reserve account, cash collateral account or yield supplement account may be invested in Permitted Investments that will mature later than the business day preceding the next payment date but not later than 90 days after the date of investment. Permitted Investments will not be sold to meet any shortfalls. Thus, the amount of cash available in any reserve account, cash collateral

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

account or yield supplement account at any time may be less than the balance in that account. If the amount required to be withdrawn from any reserve account, cash collateral account or yield supplement account to cover shortfalls in collections on the related motor vehicle loans exceeds the amount of cash available in that account, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the notes or the certificates of the trust. Net investment earnings on funds deposited in the trust accounts will either remain on deposit in the applicable trust account or be paid to the party identified in the related prospectus supplement.

         The trust accounts will be required to be maintained as Eligible Deposit Accounts, which are accounts at a depository institution satisfying certain requirements of the rating agencies rating the securities issued by a trust. Each trust account will be established initially with the trust department of The Chase Manhattan Bank. Should The Chase Manhattan Bank or any depositary of a trust account no longer satisfy the requirements of the rating agencies, the trust account will be moved to a depositary meeting the rating agencies' requirements, provided that the trust account may remain at the depositary if the trustee or indenture trustee receives written confirmation from each rating agency rating the securities issued by the related trust to the effect that the ratings of those securities will not be adversely affected.

         The Chase Manhattan Bank, in its capacity as the initial paying agent under each sale and servicing agreement and indenture or pooling and servicing agreement, as applicable, will have the revocable right to withdraw funds from the trust accounts for the purpose of making distributions to securityholders in the manner provided in the applicable agreement.

Servicing

         Servicing Procedures. Chase USA will service the motor vehicle loans transferred to each trust and will be obligated to make reasonable efforts to collect all payments due with respect to those motor vehicle loans in a manner consistent with the related sale and servicing agreement or pooling and servicing agreement and with the terms of the motor vehicle loans. It will be obligated to follow the collection and servicing procedures that it follows with respect to comparable new or used motor vehicle loans that it services for itself and that are consistent with prudent industry standards.

         Consistent with its normal procedures, the servicer may, in its discretion, arrange with the obligor on a motor vehicle loan to defer or modify the payment schedule. Some of these arrangements may require the servicer to purchase the receivable while others may result in the servicer's making Advances with respect to the motor vehicle loan. The pooling and servicing agreement or sale and servicing agreement will set forth the limitations on the servicer's ability to make these arrangements. Those limitations will be described in the related prospectus supplement. The servicer may be obligated to purchase a receivable for the Repurchase Amount if, among other things, it extends the date for final payment by the obligor of such motor vehicle loan beyond the last day of the Collection Period during which the latest maturing motor vehicle loan in the trust matures as set forth in the related prospectus supplement, or changes the contract rate of interest or the total amount or number of scheduled payments.

         If the servicer determines that eventual payment in full of a motor vehicle loan is unlikely, the servicer will use reasonable efforts, consistent with its customary servicing procedures, to repossess or otherwise take possession of the financed vehicle during the calendar month in which more than 10% of any scheduled payment becomes 90 days delinquent. The servicer may, however, repossess or otherwise take possession of a financed vehicle prior to the 90 day period if the servicer determines that eventual payment in full of the amount financed is unlikely, the vehicle is in danger of being damaged, destroyed or otherwise made unavailable for repossession or the obligor voluntarily surrenders the financed vehicle. The servicer may also delay repossession of the financed vehicle if it is unable to locate the vehicle, the obligor is the subject of a bankruptcy proceeding or the servicer otherwise defers repossession of the financed vehicle in accordance with its normal and customary servicing practices and procedures. After repossession of a financed vehicle, the servicer will, in accordance with its normal and customary servicing practices and procedures, sell the vehicle in an auction or consign the vehicle to a dealer for resale as soon as is practicable after repossession, subject to any applicable laws. The servicer will be obligated to follow its customary and usual practices and procedures as it shall deem necessary or advisable in determining when and if to exercise reasonable efforts to realize upon any recourse to dealers. The servicer will deposit any proceeds from its realization efforts into the collection account.

         The servicer will be obligated to determine that eventual payment in full of a delinquent motor vehicle loan is unlikely no later than the calendar month in which more than 10% of a scheduled payment under the motor vehicle loan becomes 240 days delinquent.

         Collections. Chase USA, as servicer, will be required to deposit all payments on the motor vehicle loans held by each trust and all proceeds of those motor vehicle loans collected during each Collection Period into the collection account on or before the business day preceding the following payment date so long as Chase USA or The Chase Manhattan Bank is the servicer and each other condition to making deposits less frequently than daily is satisfied as may be confirmed by the rating agencies rating the securities issued by the trust as set forth in the related prospectus supplement. If those conditions are not met, the servicer will be required to deposit those amounts into the collection account on a daily basis within forty-eight hours of receipt. In addition, the servicer or the seller, as the case may be, will remit the aggregate Repurchase Amounts of any motor vehicle loans to be purchased from the trust to the collection account on or prior to the business day preceding the applicable payment date. Pending deposit into the collection account, the servicer may invest collections at its own risk and for its own benefit. Those funds will not be segregated from the servicer's own funds. If the servicer were unable to remit those funds, you might incur a loss. The servicer may, to the extent described in the related prospectus supplement and in order to satisfy the rating agency requirements for monthly deposit of collections described above, obtain letters of credit or other security for the benefit of the related trust to secure timely remittances of collections on the related motor vehicle loans.

         Servicing Compensation and Expenses. The servicer will be entitled to receive a servicing fee for each Collection Period payable on the following payment date in an amount equal to the sum of:

          o the product of one-twelfth of the percentage per annum set forth in the related prospectus supplement and the aggregate principal balance of the motor vehicle loans as of the close of business on the last day of the preceding Collection Period and

          o all late charges, credit-related extension fees, non-credit related extension fees or other administrative fees or similar charges allowed by applicable law with respect to the motor vehicle loans collected during that Collection Period.

If specified in the related prospectus supplement, the servicer's compensation may also include net investment earnings on funds deposited in one or more of the trust accounts.

         The servicing fee is intended to compensate the servicer for

          o performing the functions of a third-party servicer of motor vehicle loans as an agent for the trust, including collecting and posting all payments and responding to inquiries of the obligors under the motor vehicle loans, investigating delinquencies, reporting tax information to the obligors and advancing costs of disposition and repossession of the financed vehicles,

          o administering the pool of motor vehicle loans, accounting for collections and furnishing monthly and annual statements to the related trustee or indenture trustee, as applicable and

          o paying certain taxes, accounting fees, outside auditor fees, the fees of The Chase Manhattan Bank as the paying agent and the transfer agent and registrar for the trust, the related trustee and the indenture trustee, if any, and its counsel, data processing costs and other costs incurred in connection with administering the pool of motor vehicle loans.

         Advances. If specified in the related prospectus, the servicer may either be obligated to make or have the discretion to make advances of delinquent payments owing under the motor vehicle loans in the amounts and under the circumstances described in the prospectus supplement. If the servicer makes Advances, it will be entitled to reimbursement for those Advances in the manner described in the related prospectus supplement. If the servicer makes Advances, it will deposit the Advances made in respect of the delinquent payments for a particular Collection Period on the business day preceding the following payment date.

         Net Deposits. As an administrative convenience, so long as Chase USA is the servicer and is permitted to make monthly deposits of collections on the motor vehicle loans to the collection account, it will be permitted to deposit those collections, aggregate Advances and Repurchase Amounts for each trust with respect to a particular Collection Period net of distributions to be made to Chase USA, as seller or servicer, by the trust with respect to that Collection Period.

         Resignation of the Servicer. Chase USA may not resign as the servicer of the motor vehicle loans held by any trust under any sale and servicing agreement or pooling and servicing agreement, except:

          o upon a determination that Chase USA's performance of its duties as servicer is no longer permissible under applicable law or

          o if a successor servicer is appointed, upon notification by each rating agency then rating any of the securities issued by that trust that the rating assigned to the securities will not be reduced or withdrawn.

Chase USA's resignation will not become effective until the related trustee, indenture trustee, if any, or a successor servicer has assumed Chase USA's servicing responsibilities and obligations under the sale and servicing agreement or pooling and servicing agreement, as applicable. The trustee or indenture trustee will not be obligated to act as the successor servicer unless Chase USA resigns because the performance of its duties as servicer is no longer permissible under applicable laws.

         Assignment by the Servicer. Chase USA, as servicer, may not transfer or assign all, or a portion of, its rights, obligations and duties under any sale and servicing agreement or pooling and servicing agreement, except in connection with a merger or consolidation of Chase USA, unless:

          o the transfer or assignment will not result in a reduction or withdrawal by any rating agency then rating any of the securities issued by the related trust of the rating then assigned to the securities and the indenture trustee, if any, and the related trustee have consented to the transfer or assignment or

          o consent is obtained from the indenture trustee, if any, the related trustee and holders of securities evidencing not less than a majority of the voting interests.

Chase USA cannot effect a transfer or assignment of all of its rights, obligations and duties as servicer under a sale and servicing agreement or pooling and servicing agreement until a successor servicer has assumed those rights, obligations and duties.

         If Chase USA, its successor or assign or the trustee is acting as the servicer, it will be permitted to delegate any of its duties under the related sale and servicing agreement or pooling and servicing agreement, as applicable, to a third party, in the ordinary course of its business. The servicer will be obligated to pay the compensation payable to that third party from its own funds. None of the related trust, the related trustee (if not the servicer), the related indenture trustee, if any, or securityholders will be liable for that third party's compensation. Any delegation of duties by the servicer will not relieve the servicer of liability and responsibility for the performance of those duties.

         Liabilities of the Servicer; Indemnification of the Servicer. Each sale and servicing agreement and pooling and servicing agreement will provide that neither Chase USA, as servicer, nor any of its directors, officers, employees and agents will be under any liability to the related trust, the related trustee, the related indenture trustee, if any, or any securityholders for taking any action or for refraining from taking any action as servicer pursuant to that sale and servicing agreement or pooling and servicing agreement, as applicable. However, neither Chase USA nor any of those other persons will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the sale and servicing agreement or pooling and servicing agreement, as applicable.

         Chase USA, as servicer, and its directors, officers, employees and agents will be entitled to indemnification by the related trust for, and will be held harmless against, any loss, liability or expense incurred in connection with any legal action relating to the performance of its servicing duties under the related sale and servicing agreement or pooling and servicing agreement, as applicable, that is not otherwise indemnified, other than:

               o any loss or liability otherwise reimbursable under those agreements and

               o any loss, liability or expense incurred by reason of willful misconduct, negligence or bad faith in performance of its duties or by reason of its reckless disregard of obligations and duties under those agreements.

The trust's obligation to indemnify the servicer will be limited to excess amounts available on any payment date in the reserve account or other enhancement account held by the trust or, if the trust has no enhancement accounts, to amounts available after all payments or deposits required under the related sale and servicing agreement or pooling and servicing agreement, as applicable, for the benefit of the servicer or the securityholders have been made.

         In addition, each sale and servicing agreement and pooling and servicing agreement will provide that Chase USA, as servicer, is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under that agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it deems necessary or desirable in respect of the sale and servicing agreement or pooling and servicing agreement, as applicable, and the rights and duties of the related parties and the interests of the related securityholders under those agreements. In that event, the related trust will be liable for the legal expenses and costs of the action and the servicer will be entitled to be reimbursed for those expenses. The trust's obligation to reimburse the servicer will be limited to excess amounts available on any payment date in the reserve account or other enhancement account held by the trust or, if the trust has no enhancement accounts, to amounts available after all payments or deposits required under the related sale and servicing agreement or pooling and servicing agreement, as applicable, for the benefit of the servicer or the securityholders have been made.

         Events of Servicing Termination. Events of Servicing Termination under each sale and servicing agreement or pooling and servicing agreement, as applicable, will consist of:

          o the servicer's failure to deliver to the related trustee or indenture trustee, if any:

               o    the monthly report for any Collection Period or

               o for deposit in the collection account or other trust account, any amounts required to be deposited in those accounts under the terms of the securities issued by the related trust or the related sale and servicing agreement or pooling and servicing agreement,

               o which failure continues unremedied for five business days after the servicer's discovery of that failure or the servicer's receipt of written notice of that failure by the related trustee or indenture trustee or to the related trustee or indenture trustee and the servicer by holders of at least 25% of the principal amount of the notes issued by the trust, or, if the trust did not issue notes or no notes are outstanding, by holders of at least 25% of the certificate balance of the certificates issued by the trust,

               o the servicer's failure to duly observe or perform in any material respect any other covenant or agreement in the related sale and servicing agreement or pooling and servicing agreement or indenture which failure materially and adversely affects the rights of the related trust or the securityholders, which determination will be made without regard to whether funds are available to the securityholders pursuant to any related enhancement, and continues unremedied for 60 days after the date of the servicer's receipt of written notice of the failure by the related trustee or indenture trustee or to the related trustee or indenture trustee and the servicer by holders of at least 25% of the principal amount of the notes issued by the trust or, if the trust did not issue notes or no notes are outstanding, by holders of at least 25% of the certificate balance of the certificates issued by the trust or

               o the occurrence of certain insolvency events specified in the applicable sale and servicing agreement or pooling and servicing agreement in respect of the servicer.

         Rights Upon Event of Servicing Termination. As long as an Event of Servicing Termination under a sale and servicing agreement or pooling and servicing agreement remains unremedied, the related indenture trustee or the holders of not less than a majority of the principal amount of the Controlling Class of the notes, and after the notes have been paid in full or if the trust has not issued notes, the trustee or the holders of not less than a majority of the certificate balance of the certificates, may terminate all the rights and obligations of the servicer under the sale and servicing agreement or pooling and servicing agreement, as the case may be. If the servicer is terminated, the indenture trustee or trustee or a successor servicer appointed by the indenture trustee or trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement or pooling and servicing agreement and will be entitled to similar compensation arrangements. In the event that the indenture trustee or trustee is unwilling or unable to act as servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer. The compensation payable to a successor servicer may not exceed the servicing fee paid to Chase USA, as servicer under the sale and servicing agreement or pooling and servicing agreement.

         Waiver of Past Events of Servicing Termination. The holders of not less than a majority of the principal amount of the Controlling Class of the notes, and after the notes have been paid in full or if the trust has not issued notes, the holders of not less than a majority of the certificate balance of the certificates, may waive any Event of Servicing Termination and its consequences, except an Event of Servicing Termination consisting of a failure to make any required deposits to or payments from any of the trust accounts in accordance with the applicable sale and servicing agreement or pooling and servicing agreement. In addition, the holders of not less than a majority of the certificate balance of the certificates may waive a Event of Servicing Termination that does not adversely affect the related indenture trustee or noteholders.

         Evidence of Compliance. Each sale and servicing agreement or pooling and servicing agreement, as applicable, will provide that a firm of independent public accountants will annually furnish to the related trustee and any indenture trustee a statement as to the servicer's compliance during the preceding twelve months, or, if the first certification, from the applicable closing date, with certain standards relating to the servicing of the applicable motor vehicle loans, or as to the effectiveness of its processing and reporting procedures and other matters.

         Each sale and servicing agreement or pooling and servicing agreement, as applicable, will also provide for delivery to the firm of independent public accountants referred to in the immediately preceding paragraph, substantially simultaneously with the delivery of the accountants' statement referred above, of a certificate signed by an officer of the servicer stating that it has fulfilled its obligations in all material respects under the sale and servicing agreement or pooling and servicing agreement, as applicable, throughout the preceding twelve months, or, if the first certification, from the closing date, or, in the alternative, if there has been a default in the fulfillment of any obligation, describing that default.

         You may obtain copies of these statements and certifications by a request in writing addressed to the servicer.

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

Distributions

         Beginning on the payment date specified in the related prospectus supplement, distributions of principal and interest, or, where applicable, of principal or interest only, on each class of securities issued by a trust will be made by the applicable trustee, the indenture trustee or The Chase Manhattan Bank as paying agent to the holders of the securities issued by that trust. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of securityholders will be set forth in the related prospectus supplement.

         If a trust issues both certificates and notes and the payment dates for those certificates and notes do not coincide, all distributions, deposits or other remittances made on one payment date will be treated as having been distributed, deposited or remitted on the other payment date for the applicable Collection Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on that second payment date.

Credit and Cash Flow Enhancement

         The amounts and types of credit and cash flow enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of securities issued by a trust will be set forth in the related prospectus supplement. If and to the extent provided in the related prospectus supplement, credit and cash flow enhancement may be in the form of

          o    subordination of one or more classes of securities,

          o a cash collateral guaranty supported by a cash collateral account,

          o    a reserve account,

          o    a yield supplement agreement,

          o    a yield supplement account,

          o    over-collateralization,

          o    letters of credit,

          o    credit or liquidity facilities,

          o    surety bonds,

          o    guaranteed investment contracts,

          o    swaps, caps or other interest rate protection agreements,

          o    repurchase obligations,

          o other agreements providing third party payments or other support,

          o    cash deposits in trust accounts or

          o    other arrangements.

If specified in the related prospectus supplement, credit or cash flow enhancement for a class of securities issued by a trust may cover one or more other classes of securities issued by the same trust, and credit or cash flow enhancement for the securities issued by a trust may cover one or more other classes of securities issued by another trust.

         Credit and cash flow enhancement benefiting the securities issued by a trust are intended to enhance the likelihood of receipt by the holders of those securities of the full amount of principal and interest due on the securities and to decrease the likelihood that those holders will experience losses. The credit or cash flow enhancement for a class of securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal amount of and interest on those securities. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, the holders of the securities of any series will be subject to the risk that the credit enhancement will be exhausted by the claims of holders of the securities of other series.

         Chase USA, as seller, may replace or reduce the credit enhancement for any class of securities issued by a trust with another form of credit enhancement without the consent of the holders of that class of securities, provided the rating agencies rating those securities confirm in writing that this substitution or reduction will not result in the reduction, qualification or withdrawal of the rating of that class of securities or any class of securities issued by that trust.

Statements to Trustees and Trust

         Prior to each payment date with respect to the securities issued by each trust, Chase USA, as servicer, will provide to the related trustee and any indenture trustee a statement setting forth substantially the same information for that payment date and the related Collection Period as is required to be provided in the periodic reports provided to the holders of those securities described in the section of this prospectus entitled "Certain Information Regarding the Securities--Reports to Securityholders."

Amendments of Transfer and Servicing Agreements

         Without Securityholder Consent. The parties to the transfer and servicing agreements may amend a transfer and servicing agreement without prior notice to the related securityholders, but with the prior consent of the related trustee or indenture trustee and prior notice to the rating agencies rating the securities issued by the related trust, in order to:

          o cure any ambiguity, correct or supplement any of its provisions or the provisions of the related securities, which may be inconsistent with any other provision of the transfer and servicing agreement,

          o evidence the succession of a successor servicer or seller pursuant to the transfer and servicing agreement,

          o add any other provisions with respect to matters or questions arising under the transfer and servicing agreement that are not inconsistent with its provisions, provided that the amendment does not, on the basis of an officer's certificate and/or opinion of counsel reasonably acceptable to the trustee and indenture trustee, materially and adversely affect the interests of the trust or any securityholders or

          o effect a transfer or assignment of the servicer's or the trust's rights, obligations and duties under the transfer and servicing agreement.

         With Securityholder Consent. The parties to the transfer and servicing agreements may amend a transfer and servicing agreement in order to add any provisions to or change in any manner or eliminate any of the provisions of that transfer and servicing agreement or to modify in any manner the rights of the securityholders with the consent of the holders of a majority of the principal amount of the notes and the holders of certificates evidencing at least a majority of the certificate balance then outstanding. However, the parties may not amend a transfer and servicing agreement without the consent of the holders of all outstanding notes and certificates if the amendment:

          o increases or reduces in any manner the amount of, or accelerates or delays the timing of, collections of payments on the related motor vehicle loans or distributions that are required to be made for the benefit of the securityholders or

          o reduces the percentage of the notes or certificates issued by a trust that is required for consent to any such amendment.

Continuing Obligations of Indenture Trustee

         The indenture trustee will agree in the indenture that, upon the payment in full of all outstanding notes issued under that indenture and the satisfaction and discharge of that indenture, it will continue to carry out its obligations under the related sale and servicing agreement as agent for the trustee of the trust for the benefit of the certificateholders of the trust.

Termination

         The obligations of the servicer, the seller, the trustee and any indenture trustee pursuant to the transfer and servicing agreements with respect to each trust will terminate upon the earlier of:

          o the payment date next succeeding the month that is six months after the maturity or other liquidation of the last motor vehicle loan held by the trust and the disposition of any amounts received upon liquidation of any property remaining in the trust and

          o the payment to the holders of the securities issued by the trust of all amounts required to be paid to them pursuant to the transfer and servicing agreements.

         In order to avoid excessive administrative expense, the servicer may be permitted to purchase from the trust all the remaining motor vehicle loans as of the end of any Collection Period if the outstanding aggregate principal balance of the motor vehicle loans held by the trust at that time is equal to or less than the percentage specified in the prospectus supplement of the initial aggregate principal balance of the motor vehicle loans. The purchase price for the motor vehicle loans will equal the aggregate of the Repurchase Amounts. If the servicer elects to purchase the motor vehicle loans held by a trust, the trust will concurrently prepay in full any notes issued by the trust and retire any certificates issued by the trust in the manner described in the related prospectus supplement.

         The trustee and any indenture trustee will give written notice of termination to each holder of record of securities issued by the trust. The notice will specify the payment date on which the securityholders may surrender their securities to the related trustee, indenture trustee or transfer agent and registrar for final payment. The final distribution to any securityholder will be made only upon surrender and cancellation of that holder's security at the office or agency of the related trustee, indenture trustee or transfer agent and registrar, as specified in the notice of termination.

Administration Agreement

         The Chase Manhattan Bank will act as the administrator of any trust that issues notes. It will agree under an administration agreement with the trust and the related indenture trustee to provide the notices and to perform other administrative obligations of the trust under the related indenture. The administrator will receive a monthly administration fee that will be described in the related prospectus supplement as compensation for its services and reimbursement of its related expenses. The administrator may perform its obligations directly or through one or more of its agents. These agents may include one or more affiliates of The Chase Manhattan Bank.

               Material Legal Aspects of the Motor Vehicle Loans

Security Interests in the Motor Vehicle Loans

         The motor vehicle loans are "chattel paper" as defined in the UCC in effect in the State of New York. The sale of chattel paper is treated in a manner similar to the creation of a security interest in chattel paper under the UCC. In order to protect a trust's ownership interest in the motor vehicle loans transferred to it, Chase USA will file UCC-1 financing statements with the appropriate governmental authorities in the State of Delaware to give notice of the trust's ownership interest in the motor vehicles loans and their proceeds.

         Under the sale and servicing agreement or pooling and servicing agreement, as applicable, Chase USA, as seller, will be obligated to maintain the perfection of the trust's ownership interest in the motor vehicle loans. However, a purchaser of chattel paper who gives new value and takes possession of it in the ordinary course of its business has priority over a security interest, including an ownership interest, in the chattel paper that is perfected by filing UCC-1 financing statements, and not by possession of the chattel paper by the original secured party if that purchaser acted in good faith without knowledge that the related chattel paper is subject to a security interest. Any purchaser would not be deemed to have knowledge of the trust's ownership interest by virtue of UCC filings and would not learn of the transfer of the motor vehicle loans to the trust from a review of the documents evidencing the motor vehicle loans since they will not be marked to show any sale. The master computer records of all of the motor vehicle loans owned or serviced by Chase USA and its affiliates will indicate the sale.

Security Interests in the Financed Vehicles

         Initial Perfection of Security Interests. Security interests in vehicles registered in most states may be perfected by a notation of the secured party's lien on, or possession of, the certificate of title for the vehicle, depending on state law. In certain states, such as California and Virginia these liens are noted electronically rather than on paper certificates. Chase USA and the other originating banks obtain a representation and warranty from each dealer from whom they purchase a motor vehicle loan under a dealer agreement to the effect that the originating bank has been designated as the sole lien holder on the certificate of title for the related financed vehicle. Chase USA and the other originating banks obtain the same representation and warranty from the obligor under a motor vehicle loan being originated directly without involvement of a dealer. If the dealer or obligor fails, due to clerical errors or for any other reason, to effect notation of the originating bank's interest in the financed vehicle, the originating bank would not have a perfected first priority security interest in the financed vehicle. If this were to occur, the originating bank's only recourse would be against the obligor on an unsecured basis or against the dealer under the dealer agreement.

         Transfer of Security Interests. Pursuant to the terms of each sale and servicing agreement or pooling and servicing agreement, as applicable, Chase USA will assign its security interests in the financed vehicles securing the motor vehicle loans to each trust. If the trust is issuing notes, the trust will grant a security interest in those security interests in the financed vehicles to the related indenture trustee as security for the notes. Because of the administrative burden and expense, none of Chase USA, the trustee or the indenture trustee will amend the certificates of title for the financed vehicles to identify the trust or any related indenture trustee as the new secured party. Accordingly, Chase USA or the other originating bank will continue to be named as the secured party on the certificates of title for the financed vehicles.

         In most states, assignment of a motor vehicle loan together with the related security interest in the financed vehicle is an effective conveyance of the security interest in the financed vehicle without amendment of any lien noted on the certificate of title for the financed vehicle. In that case, the assignee of the motor vehicle loan succeeds to the originating bank's rights as a secured party in the financed vehicle as against creditors of the obligor. In other states, in the absence of an amendment to the lien noted on the certificate of title for the financed vehicle, Chase USA, the related trust and any related indenture trustee may not have a perfected security interest in the financed vehicle. In that event or if the originating bank did not obtain a perfected first priority security interest in the financed vehicle, the only recourse of the trust would be against the obligor on an unsecured basis or, if the originating bank did not obtain a perfected security interest in the financed vehicle, against Chase USA, as seller, pursuant to its repurchase obligation. If there are any financed vehicles as to which the originating bank has failed to obtain a perfected first priority security interest, the security interest would be subordinate to, among others, holders of perfected security interests and subsequent purchasers of the financed vehicles would take possession free and clear of that security interest.

         Except as described above, in the absence of fraud or forgery by a vehicle owner or administrative error by state recording officials, the notation of the lien of the originating bank on the certificate of title for a financed vehicle will be sufficient to protect the trust's security interest in that financed vehicle against the rights of subsequent purchasers of the vehicle or subsequent lenders who take a security interest in the vehicle. There also exists a risk that by not identifying the trust or any related indenture trustee as the new secured party on the certificate of title for a financed vehicle, through fraud or negligence, the security interest of the trust or indenture trustee could be released.

         Maintenance of Perfection of Security Interests. If the owner of a financed vehicle moves to a state other than the state in which the financed vehicle was initially registered, under the laws of most states the perfected security interest in the financed vehicle will continue for four months after the relocation and thereafter until the owner re-registers the financed vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, Chase USA or its affiliate must surrender possession of the certificate of title if it holds it or, if the financed vehicle was originally registered in a state which the secured party does not maintain possession of the certificate of title, Chase USA or its affiliate receives a notice of the surrender of the certificate of title for re-registration if the security interest in the financed vehicle is noted on the certificate of title. Accordingly, Chase USA or its affiliate has the opportunity to re-perfect the security interest in the financed vehicle in the state of relocation. In states that do not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection.

         In the ordinary course of servicing the motor vehicle loans, Chase USA or its affiliate takes steps to re-perfect the security interests in the financed vehicles upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a financed vehicle, Chase USA or its affiliate must surrender possession of the certificate of title or will receive notice as a result of the notation of the originating bank's lien. Accordingly Chase USA or its affiliate will have an opportunity to require full payment and discharge of the motor vehicle loan before releasing the lien. Under each sale and servicing agreement and pooling and servicing agreement, the servicer will be obligated to take such steps, at the servicer's expense, as are necessary to maintain perfection of the security interests in the financed vehicles.

         Under the laws of many states, certain possessory liens for repairs performed on a motor vehicle and storage, as well as certain rights in favor of federal and state governmental authorities arising from the use of a motor vehicle in connection with illegal activities, may take priority even over a perfected security interest in a financed vehicle. Certain U.S. federal tax liens may have priority over the lien of a secured party in a financed vehicle. Chase USA, as seller, will represent in each sale and servicing agreement or pooling and servicing agreement, as applicable, that as of the applicable cutoff date, it has no knowledge of any of these types of liens on any financed vehicles. However, these types of liens could arise at any time during the term of a motor vehicle loan. No notice will be given to the trustee if any of these types of liens arise on the financed vehicles after the cutoff date.

         Enforcement of Security Interests. Chase USA, as servicer, on behalf of each trust and any indenture trustee, may take action to enforce the security interest in the financed vehicle securing any motor vehicle loan by repossessing and selling the financed vehicle. The servicer may contract out to third party contractors the actual repossession of the financed vehicle. Under the UCC and laws applicable in most states, a creditor can repossess a motor vehicle securing a loan by voluntary surrender, "self-help" repossession that is "peaceful", meaning without a breach of the peace, and, in the absence of voluntary surrender and the ability to repossess without a breach of the peace, by judicial process. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the obligor and commercial reasonableness in the sale. If the servicer repossesses a financed vehicle and sells it, the trust will have the first claim on the sale proceeds before the claims of unsecured creditors or the holders of subsequently perfected security interests or the claim of the obligor.

         Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and sale of the motor vehicle securing the obligor's loan. However, some states impose prohibitions or limitations on deficiency judgments. In general, a defaulting obligor may not have sufficient assets to make the pursuit of a deficiency worthwhile.

         Other statutory provisions, including federal and state bankruptcy and insolvency laws, and general equitable principles may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Certain Matters Relating to Receivership

         We are chartered as a national banking association and are subject to regulation and supervision by the Comptroller of the Currency. If we become insolvent, are in an unsound condition, engage in violations of laws or regulations or if other similar circumstances occur, the Comptroller is authorized to appoint the FDIC as conservator or receiver.

         As receiver the FDIC could:

          o require the trustee of the trust to go through an administrative claims procedure to establish its right to payments collected on the motor vehicle loans held by the trust,

          o request a stay of proceedings with respect to the trust's claims against Chase USA or

          o repudiate without compensation Chase USA's ongoing obligations under the sale and servicing agreement or pooling and servicing agreement, as applicable, such as the duty to collect payments or otherwise service the motor vehicle loans.

         If the FDIC were to take any of these actions, payments of principal and interest on the securities issued by the trust could be delayed or reduced.

         By statute, the FDIC as conservator or receiver is authorized to repudiate any "contract" of Chase USA upon payment of "actual direct compensatory damages." This authority may be interpreted by the FDIC to permit it to repudiate the transfer of motor vehicle loans to a trust. Under a recently enacted FDIC regulation, however, the FDIC as conservator or receiver will not reclaim, recover or re-characterize a bank's transfer of financial assets if certain conditions are met, including that the transfer qualifies for sale accounting treatment, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. We believe the new FDIC regulation will apply to the transfer of motor vehicle loans under a sale and servicing agreement or pooling and servicing agreement, as applicable, and intend to satisfy the conditions of the regulation.

         If a condition required under the FDIC regulation, or other statutory or regulatory requirement applicable to the transaction, were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize Chase USA's transfer of the motor vehicle loans to the trust. In that event the trust could be limited to seeking recovery based upon its security interest in the motor vehicle loans. The FDIC's statutory authority has been interpreted by the FDIC and at least one court to permit the repudiation of a security interest upon payment of actual direct compensatory damages measured as of the date of conservatorship or receivership. These damages do not include damages for lost profits or opportunity, and no damages would be paid for the period between the date of conservatorship or receivership and the date of repudiation. The FDIC could delay its decision whether to recognize Chase USA's transfer of the motor vehicle loans for a reasonable period following its appointment as conservator or receiver for the bank. If the FDIC were to refuse to recognize Chase USA's transfer of the motor vehicle loans, payments of principal and interest on the securities issued by the trust could be delayed or reduced.

         In the event that the FDIC refused to recognize the transfer of motor vehicle loans and repudiated a trust's security interest in the motor vehicle loans, the amount of compensation that the FDIC would be required to pay would be limited to "actual direct compensatory damages" determined as of the date of the FDIC's appointment as receiver. There is no statutory definition of "actual direct compensatory damages." The staff of the FDIC takes the position that upon repudiation or disaffirmation, these damages would not include interest accrued to the date of actual repudiation or disaffirmation. Under the FDIC interpretation, securityholders would receive interest only through the date of the appointment of the receiver. Since the FDIC may delay actual repudiation or disaffirmation for up to 180 days following its appointment as receiver, the securityholders may not receive the full amount of interest owed to them under the securities. There is one reported federal district court decision that construes the term "actual direct compensatory damages." This 1993 court case construed the term, in the context of the repudiation of zero coupon bonds, to mean the fair market value of those bonds as of the date of repudiation. Under neither interpretation, however, would securityholders be compensated for the period between the appointment of the receiver and the date of repudiation.

Consumer Protection Laws

         Numerous federal and state consumer protection laws may impose requirements applicable to the origination and lending pursuant to the motor vehicle loans, including the Truth in Lending Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Magnuson-Moss Warranty Act and the Federal Trade Commission Act.

         The so-called "holder-in-due-course" rule of the Federal Trade Commission, other state statutes or the common law in certain states have the effect of subjecting a seller, and certain related lenders and their assignees, in a consumer credit transaction and any assignee of the seller, which would include each trust, to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability of a subsequent holder under the "holder-in-due-course" rule is limited to the amounts paid by the obligor under the contract, and a subsequent holder of the contract may also be unable to collect any balance remaining due under the contract from the obligor. The Uniform Consumer Credit Code, applicable in certain states, contains provisions which generally duplicate this rule.

         Each sale and servicing agreement and pooling and servicing agreement will set forth criteria that must be satisfied by each motor vehicle loan, and these criteria will include, among other things, that each motor vehicle loan complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against a trust for violation of any law and that claim materially and adversely affects the related securityholders' interest in the motor vehicle loan, that violation would result in the motor vehicle loan's failure to satisfy a criterion in the related sale and servicing agreement or pooling and servicing agreement and would give rise to Chase USA's obligation, as seller, to repurchase the motor vehicle loan unless the failure is cured.

                     Employee Benefit Plan Considerations

         Before investing in the securities issued by any trust, a Plan fiduciary should consider, among other matters:

          o    ERISA's fiduciary standards or similar standards under Similar
               Laws,

          o whether an investment in the securities by the Plan satisfies the prudence and diversification requirements of ERISA or applicable standards under Similar Laws, taking into account the overall investment policy of the Plan, the composition of the Plan's portfolio and any limitations on the marketability of the securities,

          o whether those fiduciaries have authority to make an investment in the securities under the applicable Plan investment policies and governing instruments, and

          o rules under ERISA and the tax code or similar standards under Similar Laws that prohibit plan fiduciaries from causing a Plan to engage in certain "prohibited transactions."

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

         Under the Plan Assets Regulation, if a Plan subject to ERISA invests in an "equity interest" of an entity that is neither a publicly-offered security nor a security issued by an investment company registered under the Investment Company Act of 1940, the Plan's assets will include both the equity interest and an undivided interest in each of the entity's underlying assets, unless it is established that the entity is an operating company or that equity participation in the entity by benefit plan investors is not significant. An "equity interest" is an interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. The prospectus supplement relating to the securities of each trust will indicate the expected treatment of those securities under the Plan Assets Regulation. If the underlying assets of the trust or Chase USA were to be deemed to be "plan assets" of Plans under ERISA, this would result, among other things, in:

          o the application of the prudence and other fiduciary responsibility standards of ERISA to activities engaged in by Chase USA, the trustee and others and

          o the possibility that certain transactions in which Chase USA, the trustee and others may seek to engage could constitute "prohibited transactions" under ERISA and the tax code.

If a prohibited transaction occurs for which no exemption is available, Chase USA, the trustee and any other fiduciary that has engaged in the prohibited transaction could be required to:

          o    restore to the Plan any profit realized on the transaction and

          o reimburse the Plan for any losses suffered by it as a result of the investment.

In addition, each disqualified person, within the meaning of Section 4975 of the tax code, involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, an additional tax of 100% of the amount involved. Plan fiduciaries who decide to invest in the securities issued by a trust could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment or as co-fiduciaries for actions taken by or on behalf of Chase USA or the trust. With respect to an individual retirement account, or IRA, that invests in the securities, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose it tax-exempt status.

         Section 406 of ERISA and Section 4975 of the tax code prohibit Plans subject to Title I of ERISA or Section 4975 of the tax code from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest", within the meaning of ERISA, or "disqualified persons", within the meaning of Section 4975 of the tax code. The acquisition and/or ownership of the securities issued by a trust by a Plan, with respect to which the trust or the holder of the certificates issued by the trust is considered a party in interest or a disqualified person, may constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the tax code, unless those securities are acquired and are held in accordance with an applicable statutory, regulatory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, called PTCEs, that may apply to the acquisition and holding of the securities. These class exemptions include, among others, PTCE 84-14 respecting transactions effected by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting insurance company general accounts and PTCE 96-23 respecting transactions effected by in-house asset managers. However, these exemptions may not apply to all transactions arising in connection with an investment by Plans in the securities issued by a trust, particularly if, as described above, the assets of the trust are considered to be plan assets.

         Similar Laws governing the investment and management of the assets of governmental and non-U.S. plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the tax code. Accordingly, fiduciaries of governmental Plans, church Plans and non-U.S. Plans, in consultation with their advisors, should consider the impact on investments in the securities of any Similar Laws and the considerations described above.

                             Plan of Distribution

         The securities of each trust may be sold to or through underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters or other underwriting arrangement as may be specified in the related prospectus supplement or may be placed either directly or through agents. Chase USA intends the securities to be offered through those various methods from time to time and that offerings may be made concurrently through more than one of those methods or that an offering of the securities issued by a trust may be made through a combination of those methods.

         Each prospectus supplement will either:

          o set forth the price at which each class of securities being offered will be offered to the public and any concessions that may be offered to dealers participating in the offering of the securities or

          o specify that the securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of the sale.

After the initial public offering of any securities, public offering prices and concessions may be changed.

         Each underwriting agreement will provide that Chase USA will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or Chase USA will contribute to payments the underwriters may be required to make in respect of those liabilities.

         Each trust may, from time to time, invest the funds in its trust accounts in eligible investments acquired from the underwriters or from Chase USA or any of its affiliates.

         Any underwriter will be permitted to engage in the following transactions, to the extent permitted by Regulation M under the Securities Exchange Act of 1934:

          o over-allotment transactions, which involve syndicate sales in excess of the offering size creating a syndicate short position,

          o stabilizing transactions, which permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum,

          o syndicate covering transactions, which involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions, and

          o penalty bids, which permit the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by the syndicate member are purchased in a syndicate covering transaction.

Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause prices of the offered securities to be higher than they would otherwise be in the absence of such transactions. Neither Chase USA nor any of the underwriters represent that the underwriters will engage in any these transactions nor that these transactions, once commenced, will not be discontinued without notice.

         This prospectus and the attached prospectus supplement may be used by J.P. Morgan Securities Inc., an affiliate of Chase USA and a subsidiary of J.P. Morgan Chase & Co., in connection with offers and sales related to market-making transactions in the offered securities. J.P. Morgan Securities Inc. may act as principal or agent in those transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

                                    Ratings

         The securities of each trust offered pursuant to this prospectus and a related prospectus supplement will be rated at its initial issuance in one of the four highest categories by at least one nationally recognized statistical rating organization.

         A securities rating addresses the likelihood of the receipt by the securityholders of scheduled interest and principal payments. The rating takes into consideration the characteristics of the motor vehicle loans and the structural, legal and tax aspects associated with the securities. The ratings on the securities do not, however, constitute statements regarding the likelihood or frequency of prepayments on the motor vehicle loans or the possibility that the securityholders might realize a lower than anticipated yield or that if there is a rapid rate of principal payments, including prepayments, on the motor vehicle loans, investors in interest-only securities could fail to recover their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. No person is obligated to maintain the rating on any security, and, accordingly, there can be no assurance that the ratings assigned to a security upon initial issuance will not be lowered or withdrawn by a rating agency at any time.

                                 Legal Matters

         Certain legal matters relating to the issuance of the securities by each trust will be passed upon for Chase USA by Simpson Thacher & Bartlett, New York, New York, and other counsel as specified in the related prospectus supplement. Certain legal matters will be passed upon for the underwriters by Sidley Austin Brown & Wood LLP, New York, New York. From time to time Simpson Thacher & Bartlett and Brown & Wood LLP provide legal services to Chase USA and its affiliates.

                       Glossary of Terms For Prospectus

         Actuarial Receivables provide for amortization of the loan over a series of fixed level payment monthly installments. Each monthly installment, including the final payment, consists of an amount of interest equal to 1/12th of the annual contract rate of interest on the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment.

         administration agreement means, with respect to any trust that issues notes, an agreement among The Chase Manhattan Bank, as administrator, a trust and the related indenture trustee, pursuant to which the administrator agrees to perform certain administrative duties on behalf of the trust.

         administrator means The Chase Manhattan Bank as the administrator of a trust issuing notes.

         Advances are amounts advanced by Chase USA, as servicer, in respect of delinquent scheduled payments on the motor vehicle loans held by a trust in the amounts and under the circumstances specified in the related prospectus supplement.

         Book-Entry Securities are securities that are held in the U.S. through DTC and in Europe through Clearstream or Euroclear.

         Chase Auto Portfolio is the portfolio of motor vehicle loans originated by Chase USA or one of the other originating banks either through or with the involvement of dealers acting pursuant to dealer agreements and serviced by Chase USA or one of its affiliates.

         Chase USA means Chase Manhattan Bank USA, National Association.

         Clearstream is Clearstream Banking, societe anonyme, a professional depository under the laws of Luxembourg.

         Clearstream Customers are organizations participating in Clearstream's book-entry settlement system for trading of securities in Europe.

         closing date is the date specified in the related prospectus supplement as the date on which the trust issues its securities.

         Collection Period means, with respect to the securities issued by each trust, the period specified in the related prospectus supplement with respect to calculating payments and proceeds of the related motor vehicle loans.

         Controlling Class means, with respect to any trust, the most senior class of securities issued by that trust as long as those securities are outstanding, and thereafter, in order of seniority, each other class of securities issue by that trust described in the prospectus supplement as long as they are outstanding.

         Cooperative means Euroclear Clearance System, S.C., a Belgian cooperative corporation.

         cutoff date is the date specified in the related prospectus supplement as the date as of which the motor vehicle loans are being transferred to the trust.

         Definitive Securities are securities in fully registered, certificated form.

         DTC means The Depository Trust Company and any successor depository selected by or on behalf of the trust.

         Eligible Deposit Account is either:

          o a separately identifiable deposit account established in the deposit taking department of a Qualified Institution or

          o a segregated identifiable trust account established in the trust department of a Qualified Trust Institution.

         ERISA means Employee Retirement Income Security Act of 1974, as amended.

         Euroclear is the system operated by Morgan Guaranty Trust Company of New York's Brussels, Belgium office under contract with the Cooperative.

         Euroclear Participants are participants in the Euroclear system.

         Event of Default is one of the events under each indenture specified in the section of this prospectus entitled "The Indenture -- Events of Default."

         Event of Servicing Termination is one of the events under each sale and servicing agreement or pooling and servicing agreement, as applicable, specified in the section of this prospectus entitled "Transfer and Servicing Agreements -- Servicing --Events of Servicing Termination."

         FDIC is the Federal Deposit Insurance Corporation.

         Final Payment Receivables are either Actuarial Receivables or Simple Interest Receivables that provide for a final scheduled payment which is greater than the scheduled monthly payments. The obligation to make the final scheduled payment on a Final Payment Receivable may be satisfied by:

          o    a cash payment in full of the amount due,

          o    transferring the financed vehicle to us or

          o    refinancing the final scheduled payment.

         funding period is the period, if any, after the closing date specified in the related prospectus supplement during which the seller will sell additional motor vehicle loans to the trust.

         Indenture is an agreement between the trust and the applicable indenture trustee pursuant to which the trust will issue notes.

         indenture trustee means, with respect to any trust that issues notes, the trustee for the holders of the notes issued by a trust identified in the related prospectus supplement.

         motor vehicle loans are

          o motor vehicle retail installment sales contracts relating to new or used automobiles and light-duty trucks purchased from dealers who regularly originate and sell motor vehicle loans to Chase USA or one of the originating banks or

          o purchase money loans secured by new or used automobiles and light-duty trucks made by Chase USA or one of the originating banks directly or pursuant to arrangements with dealers in accordance with approved agreements with the dealers.

         originating bank means Chase USA, The Chase Manhattan Bank or any bank affiliated with either of them engaged in the business of originating motor vehicle loans.

         payment date means the date for the payment or distribution of principal of and interest on the securities of each trust specified in the related prospectus supplement.

         Permitted Investments are investments confirmed by the rating agencies rating the securities issued by a trust as being consistent with the rating of those securities. These investments may include securities issued by Chase USA or its affiliates or trusts originated by Chase USA or its affiliates, and may also include money market mutual funds for which The Chase Manhattan Bank or any of its affiliates serves as an investment advisor, administrator, shareholder servicing agent and/or custodian or subcustodian, for which it collects fees and expenses.

         Plan Assets Regulation is regulation, 29 C.F.R. Section 2510.3-101, issued by the U.S. Department of Labor.

         Plans means employee benefit plans that are subject to ERISA, plans, individual retirement accounts and other arrangements that are subject to
Section 4975 of the tax code or provisions under Similar Laws, and entities whose underlying assets are considered to include "plan assets" of such plans, accounts and arrangements.

         pooling and servicing agreement is, with respect to a trust not issuing notes, an agreement between Chase USA, as seller and servicer, and the applicable trustee pursuant to which a trust is created, motor vehicle loans are transferred to the trust, the servicer agrees to service the motor vehicle loans and certificates are issued.

         pre-funding account is, with respect to a trust that is authorized to purchase additional receivables during a funding period specified in the related prospectus supplement, a trust account in which the seller deposits a sum on the closing date to be used by the trust to pay for additional motor vehicle loans to be acquired by the trust during the funding period.

         PTCE is a Prohibited Transaction Class Exemption under ERISA.

         Qualified Institution is a depository institution, including Chase USA and The Chase Manhattan Bank, organized under the laws of the United States or any state or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States or any state and subject to supervision and examination by federal or state banking authorities, having a short-term certificate of deposit rating and a long-term unsecured debt rating confirmed by each rating agency rating the securities issued by a trust as being consistent with the ratings of those securities and the deposits of which are insured by the FDIC.

         Qualified Trust Institution is an institution organized under the laws of the United States or any state or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States and subject to supervision and examination by federal or state banking authorities with the authority to act under the laws of the United States or any state as a trustee or in any other fiduciary capacity having not less than $1 billion in assets under fiduciary management and a long-term deposit rating confirmed by each rating agency rating the securities issued by a trust as being consistent with the ratings of those securities.

         Related Documents are, in the case of a trust issuing notes, the related sale and servicing agreement, indenture, trust agreement, administration agreement, any agreements relating to the credit enhancement for the securities issued by that trust and depository agreements with DTC, and, in the case of a trust not issuing notes, the related pooling and servicing agreement, any agreements relating to the credit enhancement for the securities issued by that trust and a depository agreement with DTC.

         Repurchase Amount of a motor vehicle loan being repurchased by Chase USA, as seller, or purchased, as servicer, pursuant to the sale and servicing agreement or pooling and servicing agreement, as applicable, is the sum, as of the last day of the Collection Period on which such motor vehicle loan is being repurchased or purchased, of the principal balance of that motor vehicle loan plus accrued and unpaid interest thereon, calculated in the manner specified in the related prospectus supplement.

         sale and servicing agreement is, with respect to a trust that issues notes, an agreement between Chase USA, as seller and servicer, and the trust pursuant to which motor vehicle loans are transferred to the trust and the servicer agrees to service the motor vehicle loans.

         seller is Chase USA, as the seller of motor vehicle loans to a trust.

         servicer is Chase USA, as the servicer of the motor vehicle loans transferred to a trust, pursuant to a sale and servicing agreement or pooling and servicing agreement, as applicable, and any successor to Chase USA as servicer under that agreement.

         Similar Laws means applicable federal, state, local, non-U.S. or other laws or regulations that contain a provision or provisions that are similar to the provisions of Title I of ERISA or Section 4975 of the tax code.

         Simple Interest Receivables provide for the allocation of payments made to principal and interest in accordance with the "simple interest" method. As payments are received under a Simple Interest Receivable, the finance charges accrued to date are paid first, the unpaid amount financed, to the extent of the remaining monthly scheduled payment, is paid second and the remaining payment is applied to the unpaid late charges. Accordingly, if an obligor under a Simple Interest Receivable pays the fixed monthly installment in advance of the date on which a payment is due, the portion of the payment allocable to finance charges for the period since the preceding payment will be less than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the amount financed will be correspondingly greater. Conversely, if the obligor pays the fixed monthly installment after the due date, the portion of the payment allocable to finance charges for the period since the last payment will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the amount financed will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the loan to the scheduled final payment to reflect the larger or smaller allocations of payments, as the case may be, to the amount financed under a Simple Interest Receivable as a result of early or late payments.

         tax code is the Internal Revenue Code of 1986, as amended.

         trust agreement is, with respect to a trust issuing notes, a trust agreement between Chase USA, as depositor, and the trustee pursuant to which the trust is created and certificates are issued by the trust.

         trustee is the trustee of the trust identified in the related prospectus supplement.

         UCC is the Uniform Commercial Code as in effect in the applicable jurisdiction from time to time.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         Estimated expenses in connection with the offering of the securities being registered hereunder (other than underwriting discounts and commissions) are estimated as follow:

Registration Fee....................................$  493,570.01
Legal Fees and Expenses.............................   200,000.00
Accounting Fees and Expenses........................    90,000.00
Blue Sky Fees and Expenses..........................    10,000.00
Rating Agency Fees..................................   700,000.00
Trustee's Fees and Expenses.........................    40,000.00
Printing............................................    65,000.00
Miscellaneous.......................................    19,429.99
Total...............................................$1,618,000.00

Item 15.  Indemnification of Directors and Officers.

         In addition to the indemnification provisions set forth below, directors and officers liability insurance policies presently exist that insure directors and officers of Chase Manhattan Bank USA, National Association, a national banking association having its principal executive offices in Newark, Delaware ("Chase USA"), its parent and certain of its subsidiaries. The policies cover losses for which Chase USA, its parent and certain of its subsidiaries shall be required or permitted by law to indemnify directors and officers and which result from claims made against such directors or officers based upon the commission of wrongful acts in the performance of their duties. The policies also cover losses that the directors or officers must pay as the result of claims brought against them based upon the commission of wrongful acts in the performance of their duties and for which they are not indemnified by Chase USA, its parent or any of its subsidiaries. The losses covered by the policies are subject to certain exclusions and do not include fines or penalties imposed by law or other matters deemed uninsurable under the law. The policies contain self-insured retention provisions.

         Article TENTH of the Articles of Association of Chase USA provide that any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she is or was a director or officer of Chase USA or is or was serving at the request of Chase USA as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by Chase USA to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Chase USA to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in the second following paragraph with respect to proceedings to enforce rights to indemnification, Chase USA shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of Chase USA.

         The rights to indemnification described in the immediately preceding paragraph shall include the right to be paid by Chase USA the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to Chase USA of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under such Article TENTH or otherwise.

         The rights to indemnification and to the advancement of expenses described in the two preceding paragraphs are contract rights. If a claim under either of such paragraphs is not paid in full by Chase USA within sixty days after a written claim has been received by Chase USA (except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days), the indemnitee may at any time thereafter bring suit against Chase USA to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by Chase USA to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification under such Article TENTH (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and in any suit by Chase USA to recover an advancement of expenses pursuant to the terms of an undertaking, Chase USA shall be entitled to recover such expense upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of Chase USA (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by Chase USA (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met such applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses under such Article TENTH, or by Chase USA to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under such Article TENTH or otherwise shall be on Chase USA.

         Article TENTH of Chase USA's Articles of Association also provides that the foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which any person may be entitled under any statute, Articles of Association, by-law, agreement, or vote of stockholders or disinterested stockholders or otherwise. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation must indemnify a director or officer who has defended successfully, on the merits or otherwise, any proceeding against him or any claim, matter or issue therein, for reasonable expenses actually incurred in such defense.

Item 16. Exhibits

         (a)  Exhibits:

EXHIBIT
NUMBER                          DESCRIPTION
------                          -----------
1.1(A)    Form of Underwriting Agreement (Grantor Trust).**
1.1(B)    Form of Underwriting Agreement (Owner Trust-Notes).**
1.1(C)    Form of Underwriting Agreement (Owner Trust-Certificates).**
3.1(B)    Articles of Association of Chase USA.*
3.2(B)    By-laws of Chase USA.*
4.1(A)    Form of Pooling and Servicing Agreement (Grantor Trust).**
4.1(B)    Form of Sale and Servicing Agreement (Owner Trust).**
4.2       Form of Indenture (Owner Trust).**
4.3(A)    Form of Certificate of Trust (Owner Trust).**
4.3(B)    Form of Trust Agreement (Owner Trust).**
4.3(C)    Form of Amended and Restated Trust Agreement (Owner Trust).**
4.4       Form of Administration Agreement (Owner Trust).**
5.1(A) Opinion of Simpson Thacher & Bartlett with respect to legality of Grantor Trust Certificates and Owner Trust Notes.
5,1(B) Opinion of Richards, Layton & Finger, P.A. with respect to legality of Owner Trust Certificates.
8.1 Opinion of Simpson Thacher & Bartlett with respect to tax matters (included as part of Exhibit 5.1(A)).
23.1      Consent of Simpson Thacher & Bartlett (included as part of
          Exhibit 5.1(A))).
23.2      Consent of Simpson Thacher & Bartlett (included as part of
          Exhibit 5.1(A)).
23.3      Consent of Richards, Layton & Finger, P.A. (included as part of
          Exhibit 5.1(B)).
24.1 Powers of Attorney of directors and officers of the registrant (included on signature page of the registration statement as originally filed on May 15, 2001).
-----------------
*    Incorporated herein by reference to the identically numbered Exhibit to registrant's registration statement on Form S-3 (No. 333-7575).
**   Previously filed.

     (b)  Financial Statements:
     Not applicable.

Item 17. Undertakings.

         The undersigned registrant hereby undertakes:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) to include any material information with respect to
                        the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    provided, however, that paragraphs (a)(1)(i) and
                    (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
                    Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Act, each filing of a registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
              Act) with respect to any trust that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

         (d) That, insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)      (1)    That, for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule
                430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of the registration statement as of the time it was declared effective.

         (2) That, for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(f) That the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this pre-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on July 2, 2001.

                                        CHASE MANHATTAN BANK USA, NATIONAL
                                        ASSOCIATION

                                        By: /s/ Keith W. Schuck
                                        -------------------------
                                            Keith W. Schuck
                                            Controller

         Pursuant to the requirements of the Securities Act of 1933, as amended, this pre-effective amendment no. 1 to the registration statement has been signed on July 2, 2001 by the following persons in the capacities indicated.

           SIGNATURE                                 TITLE
-----------------------------------     --------------------------------------
             *                          Chairman of the Board and Director
--------------------------
     David A. Coulter

             *                          President and Director
--------------------------
    Michael J. Barrett

             *                          Director
--------------------------
      Luke S. Hayden

             *                          Director
--------------------------
     Kevin T. Hurley

             *                          Director
--------------------------
      Thomas Jacob

             *                          Director
--------------------------
   John M. Nuzum, Jr.

             *                          Director
--------------------------
   Peter R. Schleif

             *                          Director
--------------------------
 Richard J. Srednicki

      /s/ Keith W. Schuck               Chief Financial Officer
------------------------------------
       Keith W. Schuck                  Controller (Principal Accounting
                                        Officer)



* The undersigned, by signing his name hereto, does hereby sign this pre-effective amendment no.1 to the registration statement on behalf of each of the above-indicated directors and officers of Chase Manhattan Bank USA, National Association pursuant to the powers of attorney signed by such directors and officers


     /s/ Keith W. Schuck
-------------------------------------
      Keith W. Schuck

                               INDEX TO EXHIBITS

 EXHIBIT NUMBER                                                 EXHIBIT

1.1(A)   Form of Underwriting Agreement (Grantor Trust).**
1.1(B)   Form of Underwriting Agreement (Owner Trust-Notes).**
1.1(C)   Form of Underwriting Agreement (Owner Trust-Certificates).**
3.1(B)   Articles of Association of Chase USA.*
3.2(B)   By-laws of Chase USA.*
4.1(A)   Form of Pooling and Servicing Agreement (Grantor Trust).**
4.1(B)   Form of Sale and Servicing Agreement (Owner Trust).**
4.2      Form of Indenture (Owner Trust).**
4.3(A)   Form of Certificate of Trust (Owner Trust).**
4.3(B)   Form of Trust Agreement (Owner Trust).**
4.3(C)   Form of Amended and Restated Trust Agreement (Owner Trust).**
4.4      Form of Administration Agreement (Owner Trust)**
5.1(A) Opinion of Simpson Thacher & Bartlett with respect to legality of Grantor Trust Certificates and Owner Trust Notes.
5.1(B) Opinion of Richards, Layton & Finger, P.A. with respect to legality of Owner Trust Certificates.
8.1 Opinion of Simpson Thacher & Bartlett with respect to tax matters (included as part of Exhibit 5.1(A))
23.1     Consent of Simpson Thacher & Bartlett (included as part of
         Exhibit 5.1(A)).
23.2     Consent of Simpson Thacher & Bartlett (included as part of
         Exhibit 5.1(A)).
23.3     Consent of Richards, Layton & Finger, P.A. (included as part of
         Exhibit 5.1(B))
24.1 Power of Attorney of directors and officers of the registrant (included on signature page of the registration statement as originally filed on May 15, 2001).
----------------
*    Incorporated herein by reference to the identically numbered exhibit to registrant's registration statement on Form S-3 (No. 333-7575).
**   Previously filed.